Registration No. 333-37991

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                 AMENDMENT NO. 2
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     GATEWAY AMERICAN PROPERTIES CORPORATION
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

             Colorado                                    84-139-1336
  -------------------------------                ----------------------------
  (State or other jurisdiction of                (IRS Employer Identification
   incorporation or organization)                           Number)

                       9145 East Kenyon Avenue, Suite 200
                             Denver, Colorado 80237
                                  303/843-9742
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                                Harvey E. Deutsch
                       9145 East Kenyon Avenue, Suite 200
                             Denver, Colorado 80237
                                  303/843-9742
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
           Gilbert L. McSwain                   David A. Carter, P.A.
           1660 S. Albion Street, Suite 309     2300 Glades Road, Suite 210
           Denver, Colorado 80222               Boca Raton, Florida 33431
           303/753-8805                         561/750-6999

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.


                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------
                                               Proposed     Proposed
                                               Maximum      Maximum
Title of Each                      Amount      Offering     Aggregate    Amount of
Class of Securities                to be       Price        Offering     Registration
to be Registered                   Registered  Per Unit(1)  Price        Fee
-------------------------------------------------------------------------------------
Common Stock, $.01 par value (2)   2,052,000   $4.00        $ 8,208,000  $ 2,487.00
-------------------------------------------------------------------------------------
Common Stock Purchase Warrants     3,450,000     .1875          646,875      196.00
("Warrants")(3)
-------------------------------------------------------------------------------------
Common Stock Underlying Warrants   3,450,000    4.50         15,525,000    4,705.00
-------------------------------------------------------------------------------------
Common Stock Representative          150,000    ---                  10         (5)
Warrants
-------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
of Representative Warrants           150,000    6.00            900,000      273.00
-------------------------------------------------------------------------------------
Warrant Representative Warrants(4)   300,000     ---                ---         ---
-------------------------------------------------------------------------------------
Underlying Warrants                  300,000     .290625         87,188       27.00
-------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
of Underlying Warrants               300,000    6.975         2,092,500      634.00
-------------------------------------------------------------------------------------
Common Stock Underlying Founders
Warrants                             300,000    4.50          1,350,000      409.00
-------------------------------------------------------------------------------------
Total                                                       $28,809,573   $8,731.00

                            (Footnotes on next page)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)   Includes  a  maximum  of  225,000  shares  of  Common  Stock  and  450,000
      Warrants that may be issued to the Underwriter pursuant to an over-allotment, as well as 327,000 shares of Common Stock being registered on behalf of certain Selling Shareholders.
(3) Includes 3,000,000 Common Stock Purchase Warrants to be offered to the public and 450,000 Common Stock Purchase Warrants which may be offered to the public pursuant to an overallotment.
(4)   The  Representative   Warrants   allow  the  holder  to  purchase  300,000
      Underlying   Warrants  and  300,000  shares  of  Common  Stock  with  each
      Underlying Warrant, permitting the Representative to purchase an additional share of Common Stock.
(5)   No fee required pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

The form of Prospectus filed as part of this Registration Statement has two versions, the first of which will be utilized in connection with the underwritten public offering of 1,500,000 shares of common stock and 3,000,000 redeemable common stock purchase warrants, and the second of which (the Alternate Prospectus) will be utilized by the Selling Stockholders. Copies of each prospectus in the exact form in which it will be used after effectiveness will be filed with the Securities and Exchange Commission pursuant to Rule 424(b).

             SUBJECT TO COMPLETION DATED __________________, 1998
                                  PROSPECTUS
                    GATEWAY AMERICAN PROPERTIES CORPORATION

                       1,500,000 Shares of Common Stock
                       3,000,000 Redeemable Common Stock
                               Purchase Warrants
                             --------------------

      GATEWAY AMERICAN PROPERTIES CORPORATION (the "Company") is offering 1,500,000 shares of Common Stock, $.01 par value (the "Shares" or the "Common Stock"), and 3,000,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants" or "Warrants") by means of this Prospectus. Prior to this offering, there has been no public market for the Common Stock or the Warrants of the Company. For information regarding the factors considered in determining the initial public offering prices of the Common Stock and the Warrants, see "RISK FACTORS" and "UNDERWRITING".

      The Common Stock and the Warrants of the Company are being offered separately and after the offering, may be separately transferred. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $4.50 at any time until ________________, 2003, provided the shares underlying the Warrants are then subject to an effective Registration Statement and current Prospectus. The Warrants are redeemable by the Company at a price of $.35 each upon 30 days notice if the closing bid price of the Common Stock shall have been at least $6.40 per share for 30 consecutive trading days, as reported on the Nasdaq SmallCap(R) Market ("Nasdaq SmallCap"); provided: (a) the notice of redemption is mailed within ten days after the end of such period; and (b) there is then a current, effective Registration Statement under the Securities Act of 1933, as amended (the "Act") relating to the Common Stock issuable upon exercise of the Warrants. Application has been made to list the Common Stock and Warrants of the Company on Nasdaq SmallCap under the symbols __ and __W respectively. Prior to the first anniversary of the Effective Date, the Purchase Warrants will not be redeemable by the Company without the written consent of Barron Chase Securities, Inc. (The "Representative") acting as representative of the several underwriters identified elsewhere herein (the "Underwriters"). See "RISK FACTORS
- Possible Lack of Value of Warrants; Possible Inability to Exercise Warrants."

      The Registration Statement of which this Prospectus is a part, also include 327,000 shares of Common Stock and 300,000 shares underlying outstanding Founders Warrants ("Selling Stockholders Shares") for resale by certain stockholders of the Company ("Selling Stockholders"). Of the 627,000 Selling Stockholders Shares, 27,000 shares may not be sold for 90 days from the date of this Prospectus and the balance may not be sold until 15 months from the date of the Prospectus. None of these 627,000 shares are being underwritten by the Underwriters and the Company will not receive any of the proceeds from the sale of the Selling Stockholders Shares. See "SELLING STOCKHOLDERS".

      The Shares and Warrants constitute a speculative investment and are subject to material risks. The Common Stock is also subject to substantial immediate dilution. The Shares and Warrants should only be purchased by persons who can bear the continuing risk of a speculative investment. See "RISK FACTORS", "DILUTION" and "DESCRIPTION OF SECURITIES" on pages 10, 26 and 54 respectively.

--------------------------------------------------------------------------------
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell of the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR AND STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               Price to Public  Underwriting Discount(1)  Proceeds to Company(2)

Per Share       $        4.00         $        .40            $        3.60

Per Warrant               .1875                .01875                   .16875

Total (3)       $6,562,500.00         $ 656,250.00            $5,906,250.00


                         BARRON CHASE SECURITIES, INC.
            The date of this Prospectus is __________________, 1998


Footnotes to Table:

(1) Does not include additional compensation in the form of (a) a non-accountable expense allowance of $196,875 of which $30,000 has been paid,($226,406 if the Underwriters' over-allotment option is exercised in full as described in Note (3) below); (b) Common Stock Representative Warrants to purchase up to 150,000 shares of Common Stock at $6.00 per Share, and Warrant Representative Warrants exercisable at $.290625 per warrant to acquire up to 300,000 Underlying Warrants which are exercisable to purchase up to 300,000 shares of common stock at $6.975 per share, all exercisable over a period of five years commencing on the date of this Prospectus, and (c) a Financial Advisory Agreement for the Representative to act as an investment banker for the 12 month period from the Effective Date for and on behalf of the Company at a fee of $108,000, payable at the closing of this offering of Common Stock and Warrants. In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Act. See "UNDERWRITING".

(2) Before deducting expenses of this offering all of which are payable by the Company and estimated at $420,000 (of which $80,000 has been paid and which is approximately 6% of the gross proceeds of this offering), which amount includes the Representative's non-accountable expense allowance described in Note (1) above. The only expenses to be paid by the Selling Stockholders will be the commissions or other expenses directly attributable to their specific sales.

(3) The Company has granted to the Underwriters an option, exercisable within 45 days from the date of the consummation of this offering of Common Stock and Warrants, to purchase up to an additional 225,000 shares of Common Stock and an additional 450,000 Warrants on the same terms and conditions as set forth above in order to cover over-allotments, if any (the "Over-Allotment Option"). If all of such additional shares of Common Stock and Warrants are purchased, the price to the public, Underwriting discounts and proceeds to the Company as indicated in the table on the cover page hereof, will be increased to $7,546,875, $754,687.50 and $6,792,187.50 respectively. See "UNDERWRITING".

      The Common Stock and Warrants are being offered by the Underwriters subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters, and subject to the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of the Common Stock and the Warrants will be made at the offices of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433-5541 on or about _______, 1998.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AND THE WARRANTS OF THE COMPANY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE
OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     At the Effective Date, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, will be required to file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). At the Effective Date, the Securities will be listed on Nasdaq SmallCap. Accordingly, such reports, proxy statements and other information can be inspected and copied at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, as well as at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Holders of the Company's Common Stock and Warrants will be able to obtain the most recent such reports by making written requests therefore to the Company's offices located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas. The Company's telephone number at such address is 303/843-9742.

                            INTRODUCTORY STATEMENT
                            ----------------------

     Apollo III, Inc., a Florida Corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. Gateway American Properties, LLC, a Colorado limited liability company ("Gateway LLC") was organized in June of 1992; and since then has been engaged in the business of purchasing and developing real property into platted, finished and semi-finished lots for sale to residential homebuilders. In the fall of 1994, representatives of Apollo and Gateway LLC entered into negotiations relative to a business combination of these entities which would also involve and be contingent upon the concurrent acquisition of capital from a public offering of securities.

     In January of 1995, Apollo and Gateway LLC reached an understanding in principle regarding the proposed business combination project. On January 12, 1995, Apollo formed Gateway American Properties Corporation, a Florida corporation ("Gateway American-Florida"), as an affiliate for the purpose of participating in the business combination. In early April 1995, Apollo, Gateway American-Florida, Gateway LLC and the owners of Gateway LLC entered into an agreement effective as of January 27, 1995 which agreement provided for: (i) the merger of Apollo into Gateway American-Florida; (ii) the acquisition by Gateway American-Florida of all the outstanding membership interests in Gateway LLC; and
(iii) the acquisition of capital from a public offering of securities of Gateway American-Florida. On April 10, 1995, the parties to the proposed business combination entered into a Letter of Intent with the Representative for the underwriting of the public offering of securities included therein; and on October 11, 1995 Gateway American- Florida filed a Registration Statement with the Securities and Exchange Commission covering the proposed public offering of its securities. After this Registration Statement was filed, a difference of opinion developed between Apollo and Gateway American-Florida and the Representative involving the terms of the business combination and the public offering principally relating to the amount of securities to be received in the business combination by the shareholders of Apollo and Gateway American-Florida, the owners of Gateway LLC and the purchasers in the public offering. Accordingly, the prior Registration Statement was withdrawn and the project was delayed, pending the renegotiation of the terms of the business combination and public offering. Apollo paid all of the expenses relating to the January 27, 1995 agreement and the prior Registration Statement utilizing the invested funds of the holders of the outstanding equity security holders.

     In January of 1997, the parties reached an understanding on the revisions to the business combination and offering terms and work on the project was resumed. Apollo was merged into Gateway American-Florida effective for accounting purposes as of January 13, 1995. Since all of the assets and operations of Gateway LLC are located in Colorado and it is not anticipated that there will be any future operations in Florida, it was concluded that the business combination should include the redomestication of Gateway American-Florida as a Colorado corporation. Accordingly, Gateway American Properties Corporation, a Colorado corporation ("Company") was formed for that purpose on March 21, 1997. Effective as of January 27, 1997, Gateway American-Florida, the Company, Gateway LLC and the owners of Gateway LLC entered into an agreement providing for the business combination ("Combination
Agreement"). The Combination Agreement entirely superceded and replaced the agreement of January 27, 1995 relating to the business combination.

     Pursuant to the Combination Agreement on October 8, 1997 Gateway American-Florida was redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation (effective for accounting purposes as of June 30, 1997). In this merger the shareholders of Gateway American-Florida received 327,000 shares of the Company's Common Stock and Common Stock Purchase Warrants to purchase 300,000 shares of the Common Stock ("Founders Warrants"). The Founders Warrants are exercisable at $4.50 per share on the same terms and conditions as the Purchase Warrants offered to the public by this Prospectus. Gateway American-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended.

     Under the Combination Agreement and immediately prior to the Effective Date of the Registration Statement of which this Prospectus is a part, the parties will complete and consummate the business combination transaction in which the Company will acquire all of the outstanding membership interests of Gateway LLC, in exchange for 2,025,000 shares of Common Stock subject only to the completion of the public offering. Such transaction is referred to in this Prospectus as the "Transaction". See "CERTAIN TRANSACTIONS".

     Upon completion of the Transaction, the Company will continue the business activities of Gateway LLC directly or through Gateway LLC as a wholly owned subsidiary. The management of the Company does not believe that the present is an appropriate time to make a definite decision whether or not to continue operating Gateway LLC as a subsidiary or to merge it into the Company or to liquidate its assets or operations into the Company and conduct all future operations directly out of the Company. See "PROSPECTUS SUMMARY" and "BUSINESS". Unless otherwise indicated, the information presented in this Prospectus reflects and assumes the consummation of the Transaction and refers to the Company and Gateway LLC as a combined entity.

The following chart reflects the corporate structure and history of the Company.

              Apollo                             Gateway American-Florida
        COMPANY PREDECESSOR                        COMPANY PREDECESSOR
        -------------------     --------->>        -------------------
         Apollo III, Inc.,                      Gateway American Properties
          a Florida Corp.       Merged into     Corporation, a Florida Corp.
      Formed 12/92 to Pursue   as of 1/13/95   Founded 1/95 as Transactional
       Business Combination                              Vehicle  |
                                                                  |
                                                                  |
                             Merged into on 10/8/97               |
                                  THE COMPANY                     |
                                  -----------            <<-------
                    Gateway American Properties Corporation,
                                a Colorado Corp.
                           Formed 3/97 to Merge with
                       Gateway American-Florida, Acquire <<-------
                      Gateway LLC and Make Public Offering        |
                                                                  |
                                                                  |
                            Acquired Effective Date               |
                             SUBSIDIARY OF COMPANY                |
                             ---------------------                |
                                    GAP LLC,                      |
                      a Colorado limited liability company        |
                    formed 6/92 to Acquire, Develop and Sell -----
                      Real Estate for Residential Building

                              PROSPECTUS SUMMARY
                              ------------------

     Set forth below is a summary of certain information contained in this Prospectus. Such information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.


                                  The Company
                                  -----------

     The Company was formed pursuant to Colorado law on March 21, 1997. For the past four years its subsidiary, Gateway LLC, has been engaged in the business of purchasing and developing real property into platted, finished and semi-finished lots for sale to residential homebuilders. Gateway LLC typically purchases real property that is zoned for residential use and develops such property into finished lots for sale to homebuilders who will construct single family detached or multi-family attached homes on the finished lots. Homes constructed on these lots are generally priced between $100,000 and $250,000. Gateway LLC seeks to provide its home builder customers with (i) approved and platted finished or semi-finished residential building sites, (ii) a variety of geographical locations, and (iii) delivery within time frames which meet the home builders' needs. The Company was formed for the purpose of acquiring Gateway LLC and the capital funds from this offering and continuing the operations of Gateway LLC directly or through it as a subsidiary. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".

     Gateway LLC (including GV Development, LLC, a predecessor of Gateway LLC which was merged into Gateway LLC on December 31, 1994) was organized in June, 1993. From its organization through September 30, 1997, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995 and to 478 lots in 1996. For the nine month period ending September 30, 1997, Gateway LLC has sold 340 lots. As of September 30, 1997, it had an inventory of 1406 lots which have been zoned and platted and an additional 526 that are under development. Its lots in inventory and lots under contract are located in eight cities and counties in the greater Denver metropolitan area and in Fort Collins, Colorado.

     Presently the home builders who have acquired lots, or are presently under contract to acquire lots from the Company are PrideMark Home Building Group LLC ("PrideMark"), US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. PrideMark is a private corporation principally owned by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. Accordingly, PrideMark is an "affiliate" of the Company as that term is defined under the Securities Act of 1933, as amended. PrideMark has historically been the principal purchaser of lots from the Company. Since PrideMark is a private company, purchasers of the offered securities will not be able to obtain financial information on PrideMark. See "RISK FACTORS - Majority of Lots Sold to Affiliated Party". The Company is also engaged in building luxury townhomes in Roxborough Park in Douglas County, Colorado, on property it owns and has developed. The Company may, from time to time, engage in such building activities. See "BUSINESS", "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

                     Certain Transactions with Affiliates
                     ------------------------------------


     Historically, over 50% of the Company's real property purchases have been from affiliated parties. These transactions have involved 12 property purchases with an aggregate purchase price paid by Gateway LLC of approximately $8,965,165. The approximate aggregate cost of these properties to the sellers was $4,803,380, resulting in an approximate gross aggregate profit to the sellers of $4,161,785. Of this gross aggregate profit, approximately $3,011,501 inured to the benefit of Messrs. Deutsch, Farkas and Messina, officers and directors of the Company through their interests in the selling entities. The 12 purchased properties were held by the selling entities for periods of up to 53 months with an average per property holding period of approximately 20 months. For details on these transactions, see "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions". In addition, Gateway LLC purchased all of the membership interests, at a price equal to the aggregate capital accounts of the members, of Sterling Hills, Ltd. Of the total purchase price, an aggregate of $265,664 inured to the benefit of Messrs. Deutsch, Farkas and Messina. See "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions - Property Purchases from Affiliates", and Footnote 5 to the table therein. The Company plans to reduce such transactions in the future and has taken steps over the past two years toward that end. The Company and the involved affiliated parties have agreed that on any such future purchases the Company will pay a purchase price of 10% below the fair market value of the properties, based upon independent expert appraisals. The appraiser used in the prior property purchases has had no existing relationship to the Company, Gateway LLC or any of their affiliates; and in most cases the appraisals were prepared for the independent financial institution providing the financing for the purchase. All future appraisals will be obtained from independent appraisers.

     For the 33 month period beginning January 1, 1995, 68% of the finished and semi-finished lots sold by the Company have been sold to the affiliate, PrideMark. Over the next 12 months it is anticipated that the Company will continue to sell between one-third and one-half of its platted, semi-finished and finished lots to PrideMark. Thus, PrideMark has historically been the principal purchaser of lots from the Company. Since PrideMark is a private company, purchasers of the offered securities will not be able to obtain Financial information on PrideMark. See "RISK FACTORS - Majority of Lots Sold to Affiliated Party".

     In addition, the Company utilizes legal services from a law firm of which Mr. Deutsch, an officer, director and principal shareholder of the Company, is a shareholder and principal. Mr. Deutsch has agreed that commencing on the Effective Date, he will have no economic interest in any legal fees paid by the Company to the law firm for services rendered subsequent to the Effective Date.

     For additional information on transactions with affiliated parties, see "RISK FACTORS" and "CERTAIN TRANSACTIONS".

                                 The Offering
                                 ------------

Common Stock offered                              1,500,000 Shares

Warrants offered                                  3,000,000 Warrants

Common Stock to be outstanding after
 the Offering(without any Warrant Exercise        3,852,000 Shares


Proposed Nasdaq SmallCap Symbols          Common Stock      Warrants

                                          ____________      ______-W


     The number of shares of Common Stock and Warrants to be outstanding as reflected above does not take into account additional shares of Common Stock and Warrants which may be outstanding to the extent that the Over-Allotment Option granted to the Underwriters is utilized. The information presented above also does not take into account warrants which are being granted to the Representative.


                                 Use of Proceeds
                                 ---------------

     The net proceeds to be received by the Company as a result of this offering are estimated at approximately $5.5 million. The net proceeds are expected to be utilized by the Company as follows; (i) 41.9% for the acquisition and development of real estate properties, including off site development improve ments; (ii) 47.2% for reduction of debt; (iii) 1.8% for marketing and advertising; (iv) 9.1% for general working capital. Of the total proceeds 26.2% will be paid to affiliates and 15.9% will be used to make payments which will benefit affiliates. See "USE OF PROCEEDS".


                                  Risk Factors
                                  ------------

     An investment in the Common Stock and Warrants of the Company involves a substantial degree of risk and should not be made by investors who cannot afford the loss of their entire investment in such securities. See "RISK FACTORS".


                   Unaudited Selected Pro Forma Financial Data
                   -------------------------------------------

     The unaudited pro forma selected financial data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.

                       Gateway American Properties, Corp.
                            (A Colorado Corporation)
                   Unaudited Pro Forma Selected Financial Data
                  Giving Effect to the Transaction and Offering

                                              Year Ended       Nine Months
                                              December 31   Ended September 30,
                                                 1996             1997
                                                ------           ------

Income Statement Data:

Sales                                       $10,500,606        $6,746,545
Gross Profit(1)                                 951,526         1,393,114
Operating Income (Loss)                        (306,730)          584,973
Net Income (Loss)                              (386,802)          303,876
Net Income (Loss) per Common Share(2)              (.10)              .13


                                                              As adjusted for
                                          September 30, 1997     Offering
                                          ------------------     --------

Balance Sheet Data:

Total Assets(3)                             $24,261,005        $27,147,255
Debt(3)                                      23,304,272         20,704,272
Stockholders' Equity                            845,330          6,331,580
------------
(1)  Gross profit is defined as total sales less cost of sales.


(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

     The SELECTED FINANCIAL INFORMATION section of this Prospectus sets forth selected historical financial data for Gateway LLC, and the Company and pro forma financial data, assuming the consummation of the Transaction described in the Prospectus sections "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS", all as of the dates described in the historical financial statements of Gateway LLC, Apollo and the Company and in the pro forma financial statements.

                                  RISK FACTORS
                                  ------------

     The securities offered by this Prospectus involve a high degree of risk and should be considered speculative securities. Investors should not purchase any of the offered securities unless they can afford to lose their entire investment. Additionally, the business activities of the Company which relate to the acquisition of real property for further development into platted, semi-finished and finished residential building lots are subject to being affected in an adverse material way by the risk factors set forth below. Interested investors should carefully consider the following risks relative to the Company, its business and the offered securities in determining whether to purchase the Common Stock and Warrants of the Company.

     Substantial and Immediate Dilution and Benefit to Present Stockholders. This offering involves immediate dilution of $2.43 per share (approximately 60.75% of the per share offering price) between the pro forma net tangible book value per share of Common Stock after the offering of $1.57 (34.25%) and the public offering price of $4.00 per share. The existing stockholders of the Company have acquired their shares of Common Stock at an average consideration per share of $.34, which is nominal in comparison to the $4.00 per share public offering price. Accordingly, purchasers of the Common Stock and Warrants offered hereby will bear substantially all of the financial risks inherent in an investment in the Company during the immediate to near term future time. See "DILUTION".

     Continuation of Voting Control by Management. As of the Effective Date, the officers and directors, members of their families and trusts created for members of their families, own of record and beneficially 1,822,500 shares of Common Stock of the Company, constituting 47.3% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 45.5% of Shares to be outstanding at the conclusion of the offering if the Over-Allotment Option is utilized in its entirety. All 2,025,000 shares of Common Stock issued for the membership interests in Gateway are subject to a Voting Trust Agreement, pursuant to which Messrs. Deutsch, Farkas and Messina have the voting rights for such Shares. The Voting Trust Agreement gives Messrs. Deutsch, Farkas and Messina voting control over 52.5% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 50.6% of the Shares to be outstanding at the conclusion of this offering if the Over- Allotment Option is exercised in its entirety. Accordingly, as a practical matter Messrs. Deutsch, Farkas and Messina will be able to elect the Company's entire Board of Directors and to determine the disposition of all matters submitted to a voting of the Company's shareholders. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES".

     Limited History of Operations. The Company was formed in March of 1997 for the express purpose of effecting the Transaction, upon completion of which the Company will continue the business of Gateway LLC. Gateway LLC was formed as a Colorado limited liability company in June, 1994. Effective December 31, 1994, GV Development, LLC, a Colorado limited liability company which was formed in June, 1993, was merged into Gateway LLC pursuant to the applicable provisions of the Colorado Limited Liability Company Act. GV Development, LLC's business activities were similar to Gateway LLC and GV Development, LLC was under the control of substantially the same members as Gateway LLC. Accordingly, the activities of GV Development, LLC, are included as those of Gateway LLC for purposes of this Prospectus and the consolidated financial statements of Gateway LLC contained herein. During the fiscal years ending December 31, 1995 and 1996, Gateway LLC experienced net incomes of $9,748 and $109,444 respectively and of $523,346 for the nine months ended September 30, 1997. While profitable operations have, accordingly, occurred during the 33 month period ending September 30, 1997, there can be no assurance that the Company will continue to operate profitably with respect to the business previously conducted by Gateway LLC. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

     Outstanding Debt Obligation and Encumbrance of Assets. From the inception of Gateway LLC through September 30, 1997, Gateway LLC sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996; principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the "Notes"). For further information concerning such Notes, see "MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "CERTAIN TRANSACTIONS". As of September 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The $4 million Note (the "Note") due September 30, 1999 is outstanding and a principal payment of $500,000 was due December 31, 1997 and an additional $500,000 will be due at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The Company made the December 31, 1997 principal payment of $500,000 from funds from operations. The Company will pay a total of $750,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. The obligation represented by the Note is secured by deeds of trust which encumber a substantial portion of the inventory of platted, finished and semi-finished residential building lots held by the Company presently and from time to time. The obligation represented by the Note has been expressly assumed by the Company. The principal and interest obligation of the Note is presently unconditionally guaranteed by Messrs. Deutsch, Farkas and Messina. The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note. The $4 million on the Note was received from approximately 39 investors including individuals, pension or retirement plans and trusts in investments ranging from $25,000 to $300,000 with an average investment of approximately $102,500. Only one of these investors, a family partnership, with a $100,000 investment, has any affiliation with the Company which involves the ownership of 5,533 shares of the Company's outstanding Common Stock. The possibility exists that additional private placements of debt obligations may be conducted by the Company. In the private placement of the Note, the Company received assistance from Phillips & Tober, Inc. of Denver, Colorado, a securities broker-dealer. Phillips & Tober, Inc. has certain rights of first refusal with respect to any future private offerings of debt participation obligations of the Company. This first right of refusal does not apply to loans by financial institutions. The Company has no present plans to conduct any additional private placement of debt obligations. In addition to the Note, the Company had other outstanding debt as of September 30, 1997, totaling $17,120,657 made up of $12,225,169 due to banks, $2,500,219 due to related parties and to others $2,395,269. Of the total other debt, $15,757,644 is secured by liens against the real property of the Company under arrangements providing for the payment of substantial portions of the proceeds received upon the sale of platted, finished or semi-finished lots. For further information concerning such debt and the related maturity dates, see Note 3 to the consolidated financial statements of Gateway LLC included elsewhere in this Prospectus.

     Environmental Risks of Properties Acquired and to be Acquired. With respect to any real property acquired by the Company, investigatory processes customarily used in the development industry will have to be accomplished in order to assure to the extent reasonably practicable that such properties are not contaminated by any hazardous waste, or, if there is a contamination, that such contamination can be eliminated or mitigated and does not affect the building lots. The Company believes, as of the date of this Prospectus, that the properties constituting its inventory of platted, semi-finished and finished residential building lots are not contaminated by any hazardous waste. However, there can be no absolute assurances that hazardous waste that cannot be effectively removed or mitigated does not or will not in the future be found to exist under any of the properties owned by the Company or on properties located close enough to such properties to allow migration of hazardous materials onto the Company's properties. In such event, the Company may be required to expend substantial funds to remedy and clean up hazardous waste and the presence of hazardous waste may adversely affect the ability of the Company to sell or refinance such properties or to continue to develop such properties. As indicated subsequently in this Prospectus section and elsewhere herein, a substantial portion of the Company's inventory of platted, semi-finished and finished residential building lots is subject to a lien securing the principal and interest obligation of certain outstanding debt obligations of the Company. See "MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". In the event that any of such lots are found to be contaminated by any hazardous waste, the Company will be obligated to replace such contaminated lots with uncontaminated lots pursuant to the terms of issuance of such outstanding debt obligations. The Company does not presently carry insurance against losses caused by hazardous waste or other catastrophe such as earthquakes or tornadoes.

     Geographic Concentration. The residential lot development activities of the Company and Gateway LLC have been concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. See "BUSINESS - Introduction". The residential lot development and home building market in such areas has fluctuated greatly during the past approximate ten years. The markets in which Gateway has operated and in which the Company will operate have experienced substantial fluctuation in local economic conditions which have been both adverse and favorable. The market area is also affected by regional and national economic conditions such as interest and rates of inflation, relative levels of employment, and local, state and federal governmental policies and regulations. Presently the Company believes that the markets in which the Company presently operates are experiencing favorable economic conditions but no assurance can be given that such circumstance will continue over the near or mid future time.

     Regulatory Factors. In its development activities relating to residential building lots, the Company operates in a strict regulatory environment which will involve the procurement of necessary zoning classifications, permits and other authorities permitting the development and further development of real property acquired. As part of the zoning and subdivision processes, a developer such as the Company generally is required to agree to complete certain improvements to the subdivided property, and, in some instances, improvements to neighboring properties ("off-site improvements") which service the proposed subdivision, before the lots will qualify for the issuance of a building permit. Until a lot can qualify for issuance of a building permit, it is not ordinarily marketable by the Company to a home builder. Compliance with these requirements may sometimes involve unforeseen delays and costs. See "BUSINESS - Regulatory Factors".

     Additional Capital Needs. The Company estimates that additional development funds will be required to provide for the total costs of development of the platted, unfinished and semi-finished lots intended to be acquired and developed by the Company in the future. The Company anticipates that the required funds will be provided from the proceeds of the Offering, sales of lots in a finished state and the creation of additional debt obligations. If the needed funds are not so available, lots may have to be sold in an unfinished state at significantly reduced prices. See "BUSINESS - Additional Capital Needs".

     Other Operational Risks. In addition to the operational risks enumerated above, there are other development risks associated with completing the improvements to the subdivision and lots and making the lots finished and marketable to the home builder at a price that is profitable to the Company and within a time frame that will allow the Company and the home builder to take advantage of cyclical fluctuations in the market. See Market Risks below. Delays related to governmental regulation, weather, availability of labor and materials, ability and capacity of utility companies to connect utility service and supply the volume of service necessary to meet the subdivision needs, and increases in costs of labor and materials, all can adversely impact the value of the residential building lots held by the Company.

     Market Risks. The market for residential real estate is cyclical. A strong or rising new home sales market creates demand for lot development. Often, in an attempt to reach this market first, developers initiate new projects all at once creating an oversupply of available lots when the lots are finished months later after completion of the development process. Whether the demand for new lots will keep pace with the competitive effort to supply lots is dependent on many factors beyond the control of the Company. Consequently, there is a risk that the Company may purchase property that it subsequently is unable to sell at a profit or at all as a result of adverse conditions which develop in the market. Also, in the normal course of business, it will be necessary for the Company to expend funds to investigate and evaluate potential properties to be acquired by the Company, to pay option deposits to secure purchase contracts for properties, and to expend funds to obtain plats for properties (the costs of the platting process can range from $50,000 to $500,000 per property), even though the Company ultimately may not actually acquire the properties due to a downturn in the market. See "BUSINESS - The Residential Home Building Industry".

     Future Operations Dependent Upon Property Availability. As of the date of this Prospectus, the Company has only two property locations under contract and identified for future acquisition. The Company's future operations will be dependent upon its ability to locate, identify and acquire additional properties for development, of which there is no assurance. See "BUSINESS - Property Acquisition by the Company".

     Dependence on PrideMark and Other Home Builder Customers. For the 33 month period beginning January 1, 1995, 68% of the finished and semi-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Michael A. Messina, who is an officer, director and principal stockholder of the Company. It is anticipated that the Company will continue to sell between one-third to one-half of its platted, finished and semi-finished lots to
PrideMark. The Company currently has eight other existing home builder customers. As a consequence, the Company's success is heavily dependent upon the economic health of PrideMark and its other customers and a bankruptcy or other reorganization of any of these customers could have a material adverse effect upon the Company's business. Even some of the largest production home builders operating in the Denver metropolitan area have experienced reorganization proceedings under the bankruptcy laws during the past approximate ten years.

     Dependence on Key Personnel. Messrs. Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina presently serve as members of the Board of Directors of the Company and as the executive officers of the Company. The ability of the Company to successfully conduct its business is largely dependent upon the continuing availability of such persons in their managerial capacities. Loss of the services of Messrs. Deutsch, Farkas or Messina could have a material adverse affect on the Company's ability to achieve its business objectives. The Company and each of these three officers have entered into an employment agreement with an initial term through December 31, 2000. The Company has obtained key-person life insurance upon these three individuals in the amount of $1,500,000 each. See "MANAGEMENT".

     Property Purchases from Management and Continuing Conflicts of Interest. In the past over 50% of the real property purchased by Gateway LLC has been from entities in which Messrs. Deutsch, Farkas and Messina have had an interest. These 12 transactions have involved an aggregate purchase price of $8,965,165 from properties in which the sellers aggregate cost was $4,803,380, with a resultant gross aggregate profit to the sellers of $4,161,785. Of this profit amount, an aggregate of approximately $3,011,501 inured to the benefit of Messrs. Deutsch, Farkas and Messina. In addition, Gateway LLC purchased all of the membership interests, at a price equal to the aggregate capital accounts of the members, of Sterling Hills, Ltd. Of the total purchase price, an aggregate of $265,664 inured to the benefit of Messrs. Deutsch, Farkas and Messina. See "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions - Property Purchases from Affiliates", and Footnote 5 to the table therein. Although neither of these Company officers or any other affiliate have any interest in any property the Company has presently identified for future purchase, it is possible that future property purchases from sellers in which management or other affiliates own an interest may occur. For details as to the previous purchase transactions involving affiliates, the procedures followed in determining property purchase prices and the policies set up to be followed in property purchases from affiliated parties. See "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions", "BUSINESS - Property Acquisition by the Company", and "BUSINESS - Conflicts of Interests".

     Benefits to Management from Use of Proceeds and Management's Discretion in Allocation of Proceeds. The Company's use of proceeds of the offering will result in substantial direct and indirect benefits to Messrs. Deutsch, Farkas, Messina, and Sheldon as follows: (i) $573,000 will be paid to them for accrued salaries; (ii) $870,000 will be paid to them for debt; (iii) $125,000 will be paid on debt which will inure to their benefit; and (iv) the $750,000 to be paid on the 12% Secured Note will benefit them, since they have unconditionally guaranteed the Note. See "USE OF PROCEEDS" and "MANAGEMENT". The Company's Board of Directors has and will exercise broad discretion in the allocation of the use of offering proceeds.

     Company Offices Leased from Affiliate. The Company's offices and administrative headquarters are located in facilities leased from 9145 E. Kenyon LLC in which Harvey E. Deutsch and Norman A. Sheldon directors of the Company are managers and members. See "CERTAIN TRANSACTIONS - Company Headquarters and Providing of Legal Services".

     Legal Services Provided by Affiliate. The law firm of Deutsch, Spillane & Reutzel, P.C., in which Mr. Deutsch is a member, has and will continue to provide legal services to the Company. See "CERTAIN TRANSACTIONS - Providing of Certain Legal Services".

     Majority of Lots Sold to Affiliated Party. The Company has historically sold a substantial portion of its platted, semi-finished or finished lots to PrideMark, a home construction firm owned by Michael A. Messina, who is also an officer, principal shareholder, and a member of the Board of Directors of the Company. From commencement of operations through September 30, 1997, the lot sales to PrideMark constituted approximately 68% of total sales. It is anticipated that the Company will continue to sell a portion of lots to PrideMark in the future. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own building needs. The future operations of the Company will be dependent, in a large degree upon its ability to develop and expand lot sales to parties other than PrideMark. In addition, the Company has and will make lot sales to Strauss Homes, LLC, a firm in which Jeffrey K. Prager, a key employee of the Company is a principal owner. See "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS".

     Competition. The residential lot development industry is highly competitive. In times of strong demand for residential building lots, developers are inclined to initiate a number of developments at substantially the same time thereby potentially creating an oversupply of residential building lots in a particular area. When demand for such residential building lots slackens, downward pressure with respect to the pricing of such residential lots usually occurs. Other factors will affect the relative competitive position of the Company, including the location of the Company's platted, semi-finished and finished lots, the presence of other competing entities in the Company's areas of operations and the relative level of acceptance of the lots platted, finished or semi-finished by the Company from an aesthetic point of view by the consumer. Ultimate pricing of the lots will also be a competitive factor. Entities in competition with the activities of the Company may be vested with substantially greater financial, managerial and other resources than those available to the Company at the conclusion of this offering. Since PrideMark commenced developing, platting and acquiring lots for its own building needs in 1992 (See "Majority of Lots Sold to Affiliated Party" above), to the extent PrideMark conducts and expands these operations it competes with the Company from the standpoint of the Company's ability to acquire suitable properties for development. There can be no assurance that the Company will effectively meet competition on a continuing basis. See "BUSINESS - Competition" and "CERTAIN TRANSACTIONS - Competing Development Activities".

     Uncertainties in and Speculative Status of Possible Participation in Stapleton Airport Redevelopment. The Company is a member of a group of investors and real estate developers that has made an unsolicited offer to purchase the former Stapleton International Airport site in Denver, Colorado. Presently the property is owned by the City and County of Denver ("City") and managed by a non-profit entity (the "Stapleton Development Corporation"). The City has not yet made a determination whether it wishes to privatize the redevelopment. If the City does determine to privatize the redevelopment, it would determine whether the sale would be: (a) for all or portions of the property; and (b) negotiated or based upon an open bid procedure. The Company does not yet know:
(a) if the redevelopment of the property or any portion thereof would be privatized; (b) the location or quantity of acreage that would be sold; (c) the permitted land uses for such acreage; (d) the price; (e) the costs of infrastructure installation; and (e) associated demolition costs or the other costs of development of any portion of the property or the impact on the Company in the event of a purchase. There is no assurance that, even in the event the City decides to sell any or all of the property, the investment group of which the Company is a member would be successful in any purchase efforts. See "BUSINESS" - Other Activities.

     Determination of Share and Warrant Offering Price. Prior to the offering made hereby, there has been no public market for the Common Stock or Warrants of the Company and there is no assurance that an active trading market for such Common Stock and Warrants will develop or be sustained after the offering is concluded or that the shares of Common Stock or the Warrants will be traded at or above their initial public offering prices of $4.00 and $.1875, respectively.

The initial public offering prices of the Common Stock and the Warrants were determined through negotiations between the Company and the Representative based upon the factors described herein and may not be indicative of the market prices for the Common Stock or the Warrants subsequent to the conclusion of the offering. In the determination of the offering prices, the Representative and the Company made subjective evaluations of the Company's assets, management, historical and future earnings, the present and projected economic conditions of the area in which the Company operates and the status of the nation's securities markets. See "UNDERWRITING".

     Necessity to Maintain Nasdaq Listing. At the conclusion of the public sale of the Common Stock and Warrants offered hereby, it is anticipated that such Common Stock and Warrants will be eligible for listing on the Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq SmallCap, however, the Company must maintain, among other criteria, $2 million in net tangible assets or $35 million in market capitalization or $500,000 in net income (in the latest fiscal year or in two of the last three fiscal years). In addition, the ability to have such Common Stock and Warrants listed on a continual basis requires the presence of two market makers and a minimum bid price of $1.00 per share. The failure to satisfy these criteria on a continuous basis may result in the delisting of the Common Stock of the Company from Nasdaq SmallCap, in which event trading, if any, in the Common Stock would thereafter be conducted on the OTC Bulletin Board or in the over-the-counter market. As a result of any such delisting, investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Warrants.

     Risks Relating to Low Priced Stocks. In the event that the Common Stock of the Company were to be delisted from trading on Nasdaq SmallCap and no other exclusion from the definition of "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") were available, trading in the Common Stock of the Company would also be subject to the requirements of certain rules promulgated under the Exchange Act by the Commission, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. Such rules require delivery, prior to any penny stock transaction, of a disclosure document explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell or deal in penny stocks to persons who are other than established customers of such broker-dealers or Accredited Investors. For these types of transactions, the broker-dealer must make special suitability determinations with respect to the purchaser and have received the purchaser's written consent to the transactions prior to sale. The additional burdens imposed upon broker-dealers by such requirements relating to penny stocks could, most likely, discourage broker-dealers from effecting transactions in the Common Stock and Warrants of the Company, which would severely limit and restrict the market liquidity attributable to the Common Stock and the Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in any secondary market.

     Market for Common Stock and Warrants. In connection with this offering of Common Stock and Warrants, the Underwriters may engage in stabilization activities. The effect of such activities may result in the bid price for the Common Stock and Warrants of the Company to be artificially maintained at a level higher than if such activities are not undertaken. See "UNDERWRITING". Additionally, the Underwriters are expected to sell the Common Stock and Warrants to the their customers and to engage in market making activities with respect to the after market for the Common Stock and the Warrants. No assurance can be given that such market making activities of the Underwriters will continue for any length of time and the withdrawal of one or more of the Underwriters as market makers for the Company's Common Stock and Warrants could have an adverse effect on the price of such securities and the after market for such securities.

     Shares Eligible for Future Sale. As of the Effective Date and prior to the completion of this public offering there will be outstanding 2,352,000 shares of Common Stock of the Company and Founders Warrants to purchase 300,000 shares of Common Stock exercisable at $4.50 per share up to five years from the date of this Prospectus. Of such shares and Founders Warrants, 327,000 shares of Common Stock and all the shares underlying the Founders Warrants to purchase 300,000 shares have been registered under the Act simultaneous with this offering of Common Stock and Warrants. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The balance of

300,000 shares of the Common Stock and the Founders Warrants to purchase 300,000 Shares are subject to "lock-up provisions" which preclude the ability of the holders of such securities from selling into the market without the prior consent of the Representative for the 15 month period subsequent to the Effective Date. The remaining 2,025,000 shares of Common Stock of the Company presently outstanding constitute Restricted Securities, as that term is defined in Rule 144 promulgated under the Act. These Restricted Securities will be eligible for public sale pursuant to Rule 144 at such time as such shares have been held for a period of one year from the time of acquisition thereof. Accordingly, the Restricted Securities may become eligible for future sale during 1998; but they are also subject to the "lock-up provisions" for the 15 months from the Effective Date. The holder of Restricted Securities may effect sales under Rule 144 if such holder complies with certain notice provisions with respect to any such sale transactions and complies with certain volume restrictions. The sale of substantial amounts of these securities in the public market could adversely effect market prices of the securities, making it more difficult, for the Company to sell equity securities in the future at a time and price which it deems appropriate. See "DESCRIPTION OF SECURITIES".

     Possible Adverse Effects of Redemption of Warrants. The Warrants offered hereby may be redeemed by the Company at any time upon notice of not less than 30 days at a price of $.35 per Warrant, provided the closing bid quotation of the Common Stock of the Company on 30 consecutive trading days has been at least $6.40 and provided that such notice is mailed within ten days after the end of such period in which such price exists. Prior to the first anniversary of the Effective Date, the Purchase Warrants will not be redeemable by the Company without the written consent of the Representative. Such redemption provisions and the utilization thereof by the Company could compel the holders of the Warrants to exercise the Warrants and pay the exercise price of $4.50 per share issuable at a time when it may be disadvantageous for them to do so; to sell the Warrants at the then current market price for the Warrants then prevailing in the market therefor, if any, when they might otherwise wish to hold the Warrants; or to accept the redemption price of $.35 per Warrant, which may be substantially less than the market value of the Warrants at the time of any such redemption. See "DESCRIPTION OF SECURITIES - Warrants".

     Possible Lack of Value of Warrants; Possible Inability to Exercise Warrants. The Warrants are exercisable at $4.50 per share of Common Stock and expire five years from the date of this Prospectus. Should the market price for the Common Stock not materially exceed $4.50 prior to that date or should the Company be sold, merged, or otherwise reorganized in the transaction in which its stockholders consideration at less than $4.50 per Share, the Warrants will have no value. With respect to the public offering thereof, the Company intends to qualify the sale of the Common Stock and Warrants described in this Prospectus in a specified number of states. Although exemptions in the securities laws of certain states may permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from the qualification requirements of such state or states is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. Although the Company will endeavor to qualify the Common Stock underlying the Warrants for sale in a state where qualification is required and may be reasonably obtained, there is no assurance that the Common Stock will be qualified for sale in all of the states in which the ultimate purchase of Warrants reside. In such event, the Warrants will expire and will have no value if they cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants must be in effect before the Company may permit the exercise of Warrants. For various reasons, no assurance can be given that the Company will be in a position to file and process to effectiveness a Registration Statement covering the Common Stock issuable upon exercise of the Warrants. See "DESCRIPTION OF SECURITIES - Warrants".

     Representative Warrants. Pursuant to the Underwriting Agreement existing between the Company and the Representative, the Representative will be issued 150,000 Common Stock Representative Warrants and 300,000 Warrant Representative Warrants for which the Representative will pay a nominal consideration. The 300,000 Warrant Representative Warrants provide, upon full exercise and for the payment of a purchase price of $.28125 per warrant, for the issuance of 300,000 Underlying Warrants. The Common Stock Representative Warrants and the Underlying Warrants shall each be exercisable into one share of the Company's Common Stock at an exercise price of $6.00 per share during the five year period commencing on the Effective Date. With respect to the Representative's Warrants, the Company will grant to the Representa tive certain registration rights which could result in substantial expense to the Company and may be a hindrance to the Company's ability to obtain future financing when needed. In the event that the Representa tive's Warrants are exercised, sales of shares of the Common Stock underlying the Representative's Warrants could have a depressive effect on the market price of the Common Stock in the event that a public market develops. See "UNDERWRITING".

     Continuing Influence of Representative Upon the Company. Pursuant to the underwriting terms the Representative may have the ability to exert continuing influence upon the Company by reason of: (i) issuance of the 150,000 Common Stock Representative Warrants and Warrant Representative Warrants; (ii) the Financial Advisory Agreement to act as the Company's investment banker for the 12 months from the Effective Date for a fee of $108,000 payable at the closing of the offering; (iii) the agreement of the Company to pay a specified fee to the Representative if the Company enters into a covered business combination arrangement with any party introduced by the Representative during the five years from the Effective Date; and (iv) the right of the Representative to have an observer attend the meetings of the Company's Board of Directors during the three years from the Effective Date. See "UNDERWRITING".

     Additional Warrants/Stock Options. In addition to the Warrants offered by this Prospectus and the Representative's Warrants to be granted to the Representative, there will be outstanding Founders Warrants for the purchase of up to 300,000 shares of Common Stock. The exercise price with respect to Founders Warrants is $4.50 per Share and the Warrant exercise period concludes five years from the Effective Date. The shares of Common Stock issuable upon exercise of the 300,000 Founders Warrants have been registered contemporaneous to the registration of the Common Stock and Warrants being offered hereby but, to the extent that such Warrants are exercised during the 15 month "lock-up" period relating to the restriction on the transfer of certain outstanding Common Stock of the Company, such restrictions on transfer shall be applicable to such Common Stock. The Company has also reserved 375,000 shares of Common Stock for issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to the conclusion of the sale of the Common Stock and Warrants offered hereby. With respect to such Founders' Warrants and any holders of stock options subsequently granted, the holders of such Warrants and options may be afforded at a relatively nominal cost, the opportunity to profit from a rise in the market price of the Common Stock of the Company. Additionally, while such Founders' Warrants and options are outstanding, the terms pursuant to which the Company may obtain additional required capital may be adversely affected since the holders of such Warrants and options may be expected to exercise such Warrants and options at a time when the Company could obtain needed capital by an offering of securities on terms more favorable than those provided by such Warrants or options. See "PRINCIPAL STOCKHOLDERS".

     No Foreseeable Dividends. The Company does not anticipate paying dividends with respect to its outstanding Common Stock in the foreseeable future time. See "DIVIDENDS".

                                USE OF PROCEEDS

      The net proceeds of this offering of Common Stock and Warrants is expected to be approximately $5.5 million or $6.4 million if the Over-Allotment Option is exercised in full. The table set forth below reflects the utilization of the net proceeds of this offering by the Company and information is set forth in the following paragraphs on the stated uses.


                Upon the Sale of 1,500,000
                Shares and 3,000,000 Warrants(1)
                --------------------------------

          Item                       Amount       %
          -----                     --------
          Acquisition &
          Development of
          Properties               $2,300,000   41.9%

          Debt Reduction:
              12% Secured Note(2)    $750,000   13.6%

              Accrued Salaries(3)    $573,000   10.4%

              Unsecured Debt(4)      $958,000   17.4%

              Secured Debt           $319,000    5.8%

          Marketing & Advertising    $100,000    1.8%

          Working Capital            $500,000    9.1%


                                   ----------    ----
          Total                    $5,500,000    100%
                                   ==========    ====

(1) If the over-allotment option is exercised in full, of the additional proceeds $300,000 will be used for debt reduction and the remainder of $600,000 will be used as working capital.

(2) This payment of $750,000 will benefit Messrs. Deutsch, Farkas and Messina since they have personally guaranteed the Note. See "Debt Reduction" below.

(3) Payable to Messrs. Deutsch, Farkas and Messina. See "Debt Reduction" below.

(4) Of the total, $551,000 is payable directly to affiliates of the Company and $125,000 is payable for the benefit of an affiliate. See "Debt Reduction" below.

(5) Payable to affiliates of the Company. See "Debt Reduction" below.

--------------------------------

     Acquisition and Development of Properties. The Company intends to use a portion of the net proceeds from the offering to purchase and develop land and lots for ultimate sale to residential home builders, including development of off-site infrastructure. Off-site infrastructure costs include entry monumentation, collector roads adjacent to and within the projects, culverts, bridges, and main line utilities for water, sanitary sewer and storm sewer. In certain projects, improvement districts or building authorities have been created for reimbursement of major infrastructure costs. Upon issuance of bonds or other debt obligations, the Company will be entitled to a reimbursement of a portion of these costs. The Company presently has two property locations under contract and identified for future purchase, both of which are owned by the Company and non-affiliated parties. It is anticipated that approximately $1,200,000 of the $2,300,000 of proceeds allocated to property acquisition and development will be used on these two properties. Although there are no present plans or arrangements for the purchase of any other known or specific properties, it is possible that some or all of the rest of these allocated proceeds may be used to purchase properties in which affiliates have an interest. See "CERTAIN TRANSACTIONS".

      Debt Reduction. The Company will use approximately $750,000 for repayment of its outstanding 12% Secured Promissory Notes which would benefit Messrs. Deutsch, Farkas and Messina since they have guaranteed payment of the Note. The $573,000 in accrued salaries will be paid to Messrs. Deutsch, Farkas and Messina. Of the $551,000 in unsecured debt to be paid to affiliates, $251,000 is due in 1998 and bears interest at 10% and the balance is due June 15, 1998 and bears interest at 15%. The $319,000 of secured debt to be paid to affiliates is due during 1998 and bears interest ranging from 8% to 12%. The $125,000 of unsecured debt to be paid for the benefit of an affiliate bears interest at 15% and is due February 15, 1998 subject to a three months renewal right. The unsecured debt of $282,000 to be paid to non-affiliated parties is for loans due in 1998 with interest rates ranging from 13% to 15% and in one case (principal of $80,000) at the prime rate plus 2%. The proceeds of these debt obligations were used for property acquisitions, property development and operating expenses. See "MANAGEMENT - Employment Agreements".

      Marketing and Advertising. The Company intends to utilize a portion of the net proceeds to increase its marketing and advertising activities with respect to its Master Planned Communities. The Company intends to develop lots for sale to residential home builders and its marketing program is intended, at least in part, to augment the marketing and advertising already undertaken and conducted by such residential home builders.

      Working Capital and General Corporate Purposes. The balance of the net proceeds realized by the Company from the offering will be utilized for working capital and general corporate purposes. Such utilization will include the payment of the costs and expenses incurred in connection with the Company's operations. Such utilization may also include the capitalization of joint ventures in which the Company may engage or for the initiation of compatible business activities or acquisition transactions, none of which are identified as of the date of this Prospectus. The Board of Directors will make all allocation of proceeds utilized as working capital.

      The management of the Company is of the opinion that the net proceeds from this offering of Common Stock and Warrants, and proceeds realized from the on-going sale of platted, semi-finished and finished lots will be sufficient to meet the Company's anticipated cash needs and finance its operations for at least 12 months from the date of this Prospectus. However, no assurance can be given that the Company will not require additional financing or if such additional financing is required, that such will be available in amounts and upon terms acceptable to the Company.

      The proceeds not immediately required for the purposes set forth above will be invested in United States Government securities or other minimum risk, short-term interest-bearing investments; provided, however, that the Company will attempt not to invest the proceeds in a manner which may result in the Company being deemed to be an investment company under the Investment Company Act of 1940.

                         SELECTED FINANCIAL INFORMATION
                         ------------------------------

The following selected financial data for the years ended December 31, 1995 and 1996 for Gateway LLC, the two years ended December 31, 1995 and 1996 for the Company (including its predecessors, Gateway American Properties Corporation, a Florida corporation and Apollo III, Inc., for the period from January 12, 1995 (date of inception) through September 30, 1997 are derived from the financial statements of each respective company. The financial data for the nine month periods ended September 30, 1997 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals for each company considered necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

     The pro forma selected financial data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.

                        Gateway American Properties, LLC
                     (a Colorado limited liability company)
                                  Consolidated


                                 Year Ended                 Nine month period
                                 December 31,              Ended September 30,
                                 ------------              -------------------
                               1995        1996             1996        1997
                              ------      ------           ------      ------
Statement of Operations
Data:

Sales                      $4,375,359   $10,500,606     $6,836,345   $6,746,545
Gross Profit(1)               628,074       951,526        758,598    1,393,114
Operating Income               38,169       160,004        224,196      602,038
Net Income                      9,748       109,444        171,417      523,346


                                          December 31,  September 30,
                                              1996          1997
                                          -----------   ------------

Balance Sheet Data:

Total Assets(2)                           $18,936,406    $24,201,053
Debt(2)                                    18,375,162     23,243,506
Members' Equity                               404,298        846,144

                       Gateway American Properties, Corp.
                                (A Florida Corp.)

                                         Year Ended        Nine month period
                                        December  31,      Ended September 30,
                                        ------------       ------------------
                                      1995       1996        1996       1997
                                     ------     ------      ------     ------

Statement of Operations Data:

Sales                               $   -0-       $-0-      $  -0-    $  -0-
Gross Profit                            -0-        -0-         -0-       -0-
Operating Loss                       (173,966)  (464,846)    (44,965)  (16,970)
Net Loss                             (173,996)  (464,846)    (44,965)  (16,970)


                                        December 31,          September 30,
                                        -----------           ------------
                                           1996                   1997
                                          ------                 ------

Balance Sheet Data:

Total Assets                              $51,854               $59,852
Debt                                       35,798                60,766
Stockholders' Equity (Deficit)             16,056                  (914)


                       Gateway American Properties, Corp.
                               (A Colorado Corp.)

                                                              Inception
                                                               Through
                                                         September 30, 1997
                                                         ------------------

Statement of Operations Data:

Sales                                                        $   -0-
Gross Profit                                                     -0-
Operating Income (Loss)                                          -0-
Net Income (Loss)                                                -0-


                                                September 30,
                                                     1997
                                                    ======

Balance Sheet Data:

Total Assets                                        $ 100
Debt                                                  -0-
Stockholders' Equity                                $ 100

                   Unaudited Pro Forma Selected Financial Data
                        Giving Effect to the Transaction

                                            Year Ended       Nine months
                                            December 31,  Ended September 30,
                                                1996             1997
                                               ------           ------

Income Statement Data:

Sales                                       $10,500,606       $6,746,545
Gross Profit(1)                                 951,526        1,393,114
Operating Income (Loss)                        (306,730)         584,973
Net Income (Loss)                              (386,802)         303,876
Net Income (Loss) per Common Share(2)              (.10)             .13


                                                               As adjusted for
                                          September 30, 1997   Offering
                                          ------------------   --------

Balance Sheet Data:

Total Assets(3)                              $24,261,005       $27,147,255
Debt(3)                                       23,304,272        20,704,272
Stockholders' Equity                             845,330         6,331,580

------------

(1)  Gross profit is defined as total sales less cost of sales.

(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

In General

     The Company, on and after the Effective Date, will continue the business operations of Gateway LLC, directly or through Gateway LLC. Gateway LLC is a Colorado limited liability company formed in June, 1994. In December, 1994, GV Development, LLC, a Colorado limited liability company formed in June, 1993, was merged into Gateway LLC. The business of GV Development, LLC, was similar to the business of Gateway LLC and was under control of substantially the same members. Consequently, GV Development, LLC, is treated as a predecessor of Gateway LLC and all references to Gateway LLC in this Prospectus and the financial statements included herein include the activities of GV Development, LLC. Gateway LLC acquires suitable real estate properties for development as platted, semi-finished or finished residential building lots intended primarily for sale to home builders who intend to construct on such lots single or multi family residential structures for sale to the ultimate occupant. Gateway LLC also engages in home construction and related marketing activities. See "SUMMARY" and "BUSINESS".

     The Company's and Gateway LLC's income has been previously derived from the sale of platted, semi-finished or finished lots to home builders at lot prices usually determined at the time that the Company commences development of the lots. The Company's and Gateway LLC's profits have been derived as a result of the difference between the gross selling price of the lots sold to various home builders and the cost of such lot acquisition and the development activities undertaken by Gateway LLC. It is anticipated that the Company's income will continue to be substantially derived from the sale of lots as described above. Income may also be derived from other business, including the home building business. The entire process relating to Gateway LLC's development activities is largely driven by the ultimate price of the home to the dwelling occupant. The ultimate price of the lot is substantially controlled by such factors as market demand, location, dwelling size and quality, type and extent of common development amenities and aesthetic considerations. Factors which affect the home building industry in a more general way, such as the level of long and short term interest rates, relative availability of development and long term financing, local and national economic conditions and competition, will also reflect the amount of the ultimate price of the residential building lot to the dwelling occupant.

     In the light of such environment, Gateway LLC undertakes analysis with respect to any real estate property being considered for acquisition and/or development. Considerations and factors utilized in such analysis include the formulation of development cost budgets with respect to required on site and off site development, estimates of the cost and time required to accomplish required regulatory matters (zoning, permitting, etc.), the level of interest on the part of home builders to whom the Company has sold lots in the past and the determination of the ultimate home price to the home buyer which in most cases is provided as a result of an independent appraisal of the property in its undeveloped state and of the projected value of the lots to be developed on the property, assuming the completion of development activities.

     Gateway LLC's residential lot acquisition and development activities have been concentrated in the greater Denver, Colorado metropolitan area and in Fort Collins, Colorado. Such concentration is expected to continue during the near future time. It is the Company's intention to provide lots to builders who will build homes selling in the $100,000 to $200,000 price range. This price range represents a significant share of the metro Denver and Ft. Collins markets. See "BUSINESS - The Residential Home Building Industry".

     Historically, a substantial amount of Gateway LLC's lot sales have been made to PrideMark Homes ("PrideMark"), an affiliate of the Company (PrideMark is owned by Michael A. Messina, an officer, director and principal shareholder of the Company). During the period from January 1, 1995 through September 30, 1997 68% of the finished and semi-finished lots sold by the Company were sold to PrideMark. The Company has implemented and is continuing a plan to expand its customer base. The number of home builders under contract to purchase lots from the Company has increased from four at January 1, 1996 (including PrideMark) to eight as of the date of this Prospectus; namely, Melody Homes, US Home Corporation, PrideMark Homes, Continental Homes, Meadow Homes, Inc., Strauss Homes, Sundown Development, Inc., and Odyssey Homes.

     As of September 30, 1997, the Company had contracts for builders to purchase lots in excess of $12,000,000 market value. Since September 30, 1997 to the date hereof, the Company executed additional contracts with builders which bring the Company's total market value of outstanding contracts to in excess of $15,250,000. These contracts call for lot delivery from 1997 through the year 2000. These contracts are subject to the Company's ability to deliver the lots and the financial ability of the various purchasers to purchase them. Of the outstanding lot sale contracts as of the date of the Prospectus, the contracts with PrideMark involve approximately 20%.

Results of Operations

     The results of operations of Gateway LLC for the year ended December 31, 1995 compared to the year ended December 31, 1996 and for the nine month period ended September 30, 1996 compared to the nine month period ended September 30, 1997.

     Gateway LLC (including its predecessor, GV Development, LLC) commenced operations on June 24, 1993.

     For the year ended December 31, 1995, Gateway LLC experienced sales of $4,375,359, of which, $2,800,535 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $3,747,285 and general and administrative expenses were $589,905, resulting in an operating income of $38,169.

     For the year ended December 31, 1996, Gateway LLC experienced sales of $10,500,606, of which, $7,901,928 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $9,549,080 and general and administrative expenses were $791,522, resulting in an operating income of $160,004.

     Sales for 1996 represent an increase of 139% over sales for 1995, as Gateway LLC opened new subdivisions. Additionally, the maturation of existing subdivisions contributed to Gateway LLC's sales increases. Cost of sales in 1996 were approximately 91% of sales, compared to approximately 86% in 1995 primarily as a result of additional start-up and infrastructure costs for Gateway LLC's subdivisions and amortization of financing costs related to Gateway LLC's private placements. General and administrative expenses increased by $201,617 from 1995 to 1996 representing primarily increases in staffing for Gateway LLC's expansion and amortization of loan fees related to Gateway LLC's private placement. However, as a percentage of sales, general and administrative expenses decreased from 13.5% of sales in 1995 to 7.5% in 1996, reflecting many costs which do not increase in relationship to sales, including, salaries, rent, employee benefits and other fixed costs.

     For the nine month period ended September 30, 1996, Gateway LLC experienced lot sales of $6,836,345 of which $4,531,383 were to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for the nine month period ended September 30, 1996, were $6,077,747 which, when taken with general and administrative expenses of $534,402, resulted in an operating income of $224,196.

     For the nine month period ended September 30, 1997, Gateway LLC experienced lot sales of $6,746,545 of which $4,485,601 were to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for the nine month period ended September 30, 1997, was $5,353,431, which, when taken with general and administrative expenses of $791,076, resulted in an operating income of $602,038.

     Sales for the first nine months of 1997 decreased by approximately 1%. Development activity during the period ended in 1997 was greater than in 1996, as evidenced by the increase in land under development of approximately
$21,544,000  in  1997  compared  to  approximately   $14,735,000  in  1996.  Lot
completion is running slightly behind 1996, however management anticipates that closings will occur during the last three months of 1997, which will result in sales for 1997 to be approximately the same as compared to 1996.

     Cost of sales for the nine months ended September 30, 1997 decreased by approximately $724,000 as compared to the nine months ended September 30, 1996, or from 88% of sales in 1996 to 79% of sales in 1997. The primary reasons for the decrease are certain bulk sale transactions of partially developed land. General and administrative expenses increased by $256,674 during the nine months ended September 30, 1997, as compared to 1996, primarily as a result of increases in car allowances of $82,000 and wages of $96,000 due to management, legal and professional fees of $43,000 and other office expenses of approximately $36,000.

The results of operations of Gateway American Properties Corporation, a Colorado Corporation, which consists of its predecessors Gateway American-Florida, and Apollo III, Inc. but not Gateway LLC, a Colorado limited liability Company, for the year ended December 31, 1995 compared to the year ended December 31, 1996 and for the nine month period ended September 30, 1996 compared to the nine month period ended September 30, 1997.

     For the years ended December 31, 1995 and 1996, respectively, the Company experienced an operating loss of $185,472 and $466,734 and had interest income of $11,476 and $1,888 respectively. It experienced a net loss of $173,996 for the year ended December 31, 1995 and a net loss of $464,846 for the year ended December 31, 1996. The Company sustained an operating loss of $46,456 and $17,065 for the nine month periods ended September 30, 1996 and 1997 and had interest income of $1,491 and $95, resulting in a net loss of $44,965 and $16,970 for the nine months. The Company and its named predecessors were a development stage company. Their consolidated losses arose primarily because of start-up or pre-acquisition activities.

Liquidity and Capital Resources

     Gateway LLC financed its lot acquisition and development activities through the proceeds derived from the capital contributions made by the members of Gateway LLC, through the net proceeds realized from the sale of platted, semi-finished and finished lots, and through the net proceeds realized by Gateway LLC as a result of the private and limited offer and sale of certain debt securities. The continuing operations of the Company and Gateway LLC will be financed through a portion of the net proceeds of the offering made hereby, See "USE OF PROCEEDS" through the proceeds from the sale of lots, through bank loans and possibly through the private sale of debt securities.

     At September 30, 1997, the holders of the outstanding membership interests of Gateway LLC had contributed (net of distributions) cash and property to Gateway LLC in the amount of $136,448.

     From Gateway LLC's inception through the period ended September 30, 1997 Gateway LLC sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996, principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the
"Notes"). For further information concerning such Notes, see "CERTAIN TRANSACTIONS". As of September 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The Note due September 30, 1999 ("Note") is outstanding and a principal payment of $500,000 was due December 31, 1997 and an additional $500,000 will be due at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The December 31, 1997 payment was timely made. The Company will pay a total of $750,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. On the Effective Date, the Company will unconditionally assume the obligation of Gateway LLC with respect to the Note. The principal obligation of the Note is unconditionally guaranteed by Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina. See "MANAGEMENT". The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note.

     The Note was issued under the authority of and is subject to the provisions and terms of a loan agreement existing between Gateway LLC, Phillips & Tober, Inc., the placement agent for the Note, and MegaBank of Arapahoe (the "Agent"), a deposit institution maintaining its offices in Denver, Colorado. MegaBank of Arapahoe acts as agent with respect to the Note and acts in the collective benefit of the holders of the Note. The Note was privately offered and sold by Gateway LLC through the facilities of Phillips & Tober, Inc., as placement agent, to suitable and "Accredited Investors" (as defined under the Securities Act of 1933) on the basis of $100,000 units of participation in the Note.

     Interest of approximately $40,000 is paid monthly at the rate of 12% on the Note. The Agent is required to undertake certain notice and corrective action in the event that default occurs with respect to the payment of any interest or principal payment when due.

     The obligation represented by the Note is secured by deeds of trust (mortgages) encumbering various real estate parcels and projects with which Gateway LLC is involved. The deeds of trust have a first priority status, subject only to certain exceptions as are set forth in the governing loan agreement, which exceptions include development agreements which may be entered into between Gateway LLC and certain cities and counties where the encumbered projects are located, and other existing matters of record. The Agent, as nominee and agent for the Note and the holders of the units of participation therein, is the beneficiary of such deeds of trust.

     The properties to which the deeds of trust relate are comprised of platted, semi-finished lots or lots in the process of being platted. In order for lots to become finished lots, Gateway LLC is obligated to accomplish certain development activities, including providing access to all utilities with a capacity to service the lots in question, providing ingress and egress to and from public roads and otherwise making the lots fully qualified for the issuance of building permits for the construction of a residential dwelling on a lot or lots. Upon the completion of these activities, the lots are available for sale to purchasers.

     Gateway LLC must also meet certain obligations in order for the Agent to disburse Note proceeds for the acquisition of any particular parcel which Gateway LLC intends to acquire and develop into platted, finished or semi-finished lots. Unless waived by the agent, such requirements include the requirement that (a) the parcel be zoned and platted, (b) there is a mortgagee title insurance policy in the amount of the appraised value of the parcel and insuring the priority of the lien of the deeds of trust which is available and is being delivered, (c) there is evidence of ingress and egress via finished public roads and (d) there is available capacity for service from and access to all necessary and required utilities.

     As of the Effective Date, Gateway LLC is in full compliance with the requirements of the loan agreement and the Company and Gateway LLC believes that compliance will continue.

     Gateway LLC has also historically utilized bank lines of credit and financing proceeds made available by certain affiliates. At September 30, 1997, Gateway LLC had aggregate outstanding debt of approximately $17.1 million in addition to the $4 million on the Note described above. Such additional loans have various interest rates, terms and maturities. See Note 3 to the consolidated financial statements of Gateway LLC included elsewhere in this Prospectus. The only presently open line of credit of Gateway LLC is with a non-affiliated bank in the amount of $100,000.

     The Company believes that the funds made available from the sources described above and those anticipated to be received by the Company as a result of the conclusion of the offering of Common Stock and Warrants made hereby, together with anticipated cash flows to be derived from the sale of platted, semi-finished or finished lots, will be sufficient to meet Gateway LLC's and the Company's liquidity requirements during the 12 months following the date of this Prospectus. To the extent that such sources of funds are insufficient, Gateway LLC and the Company will be required to seek additional sources of funds and there can be no assurance that Gateway LLC and the Company will be able to procure additional funds on acceptable terms or will be able to procure additional funds at all.

     The acquisition and lot development activities of Gateway LLC and the Company are affected to a certain degree by weather conditions, availability of necessary materials and labor, and other factors which can fluctuate on a seasonal basis. Generally, the lot development activities must be conducted under favorable weather conditions and adverse weather conditions can interrupt or cause a temporary cessation in such activities. Delays, when encountered, may diminish or eliminate the anticipated profit margin with respect to any lot project then being conducted.

     Gateway LLC and the Company may experience fluctuations in future operations as a result of a number of factors, including local and general economic conditions, the cyclical nature of the real estate market, the economic health of the Company's home builder customers, the relative availability of suitable real estate parcels for development into residential lot subdivisions, the availability of development and long term financing for home builders and the purchasers of residential dwellings, governmental policies and regulations, weather, shortages of labor or materials, increases in on-site and off-site development costs, and other factors. See "RISK FACTORS - Factors Affecting Business of the Company".

     The Company has employment agreementss with its three executive officers, Messrs. Deutsch, Farkas and Messina The Agreements are all on similar terms except salary rates. Mr. Deutsch will receive a salary of $120,000 per year and Messrs. Farkas and Messina will receive $108,000 each. The initial term of the agreement runs through December 31, 2000. For additional information on the Company's obligations under the agreements, See "BUSINESS - Employment Agreements".

                                    DILUTION

     The pro forma information and data presented in this Prospectus section assumes the consummation of the Transaction. Accordingly, such information and data regarding existing stockholders of the Company takes into account the consideration paid by Gateway LLC members for their membership interests in Gateway LLC and the consideration paid by the other present stockholders for their shares. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS". The pro forma net tangible book value of the Common Stock at September 30, 1997, assuming the Transaction occurred but without giving effect to sale of Common Stock and Warrants in this offering, was $478,981 or $.20 per share. Net tangible book value per share of Common Stock is defined as the tangible assets of the Company, less all liabilities, divided by the number of shares of Common Stock outstanding. After giving effect as of September 30, 1997 to the sale of the 1,500,000 shares of Common Stock offered hereby and after deducting the unpaid estimated offering expenses, the pro forma net tangible book value of the Common Stock at September 30, 1997 would have been $6,045,231 or $1.57 per share. This represents an immediate increase in net tangible book value of $1.37 (34.25%) per share to existing stockholders and an immediate dilution of $2.43 (60.75%) per share to new investors purchasing the Shares offered hereby. The following table illustrates this per share dilution in relationship to the public offering price:

                                                            Amount       Percent

     Initial public offering price                           $4.00         100%
     Pro forma net tangible book value per share
            before offering                                    .20           5%
     Increase in pro forma net tangible book value
            per share attributable to new investors           1.37       34.25%
                                                             -----      ------
     Pro forma net tangible book value per share after
           giving effect to public offering                  $1.57       39.25%
                                                             =====      ======
     Dilution per share to new investors                     $2.43       60.75%
                                                             =====      ======

     Neither the foregoing nor the following table gives effect to the exercise of any of the Warrants to purchase of 4,125,000 of Common Stock included in the 3,000,000 Warrants offered hereby, the outstanding 300,000 Founders Warrants, the 450,000 Representative's Warrants and the 375,000 options which may be issued pursuant to a stock option plan subsequently adopted by the Company. These two tables also do not give effect to the use of the Over-Allotment Option granted to the Underwriters under which they may purchase up to an additional 225,000 shares of Common Stock and Warrants to purchase 450,000 shares.

     The following table summarizes, on a pro forma basis as of September 30, 1997, the total shares of Common Stock purchased and the total consideration and average price per share paid by existing stockholders and paid by the new investors purchasing the shares offered hereby without giving any effect to the $562,500 paid by new investors for the Warrants.


                         Shares Purchased  Total Consideration(1)
                         ----------------  ----------------------
                                                                   Average Price
                         Number   Percent   Amount      Percent    Per Share
                         ------   -------   ------      -------    ---------


New investors            1,500,000   38.9%  $6,000,000    87.7       $ 4.00
Existing stockholders    2,352,000   61.1%  $  845,330    12.3          .36
                         ---------  -----   ----------  ------
      Total              3,852,000  100.0%  $6,845,330   100.0%
                         =========  =====   ==========  ======


(1)   Does not include the $562,500 paid by new investors for the Warrants.

                            PRO FORMA CAPITALIZATION


      The table set forth below presents the pro forma capitalization of the Company as of September 30, 1997 which takes into account the consummation of the Transaction, including the sale of the 1,500,000 shares of Common Stock and 3,000,000 Warrants offered hereby. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".


                                                         September 30, 1997
                                                     ---------------------------
                                                     Prior to
                                                     Consummation   As Adjusted
                                                     of Offering    for Offering

Debt                                                 $23,304,272    $20,704,272
                                                     -----------    -----------

Stockholders' Equity:
Common Stock, $.01 par value,
20,000,000 Shares authorized,
2,352,000  Shares  outstanding
on a pro forma basis prior to
consummation of the offering
and 3,852,000 Shares outstanding
on a pro forma basis as adjusted
for this offering                                         23,520         38,520


Additional Paid-in Capital                               817,810      6,289,060

Founders Warrants                                          4,000          4,000
Retained Earning                                             -0-            -0-
                                                            ----           ----

Total Stockholders' Equity                               845,330      6,331,580
                                                         -------      ---------

Total Capitalization                                 $24,149,602    $27,035,852
                                                      ==========     ==========
-----------------


                                 DIVIDEND POLICY

      The Company does not expect to pay dividends on its Common Stock during the foreseeable future time. Any future decision of the Company's Board of Directors to pay dividends will be made in the light of the Company's earnings, financial position, capital requirements and other relevant factors then existing.

                                    BUSINESS

Introduction

     Gateway LLC has primarily engaged in the furnishing of platted, semi-finished and unfinished lots to the home building industry since its inception in June, 1993. Its activities have been concentrated in eight cities and counties in the greater Denver metropolitan area and in the City of Fort Collins, Colorado. The Company will continue the business activities of Gateway LLC, either directly or through Gateway LLC, which is expected to continue as a subsidiary entity of the Company for a now indeterminable period. The management of the Company does not believe that the present is an appropriate time to make a definite decision whether or not to continue operating Gateway LLC as a subsidiary or to merge it into the Company or liquidate its assets and operations into the Company and conduct all future operations directly out of the Company. The title to the real properties involved in the present operations is held in Gateway LLC; and the loan or financing arrangements with respect to the properties are with Gateway LLC. Company's management presently intends that future development projects will be acquired directly in and operated by the Company and that operations out of Gateway LLC will be phased out as the projects are developed and the properties sold. However, they do not presently know if there may be future advantages in continuing substantial operations in Gateway LLC. Accordingly, the information presented below in this Prospectus section of the activities of the Company, and all references to the Company, from and after the Effective Date include the activities of Gateway.

     The Company's business activities are the outgrowth of the business activities of Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina, which involved the acquisition and development of real property to the status of residential building lots for sale to and use by PrideMark. PrideMark is a Denver, Colorado based residential home builder controlled by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". Such activity assisted PrideMark in assuring an adequate supply of suitable, developed residential lots for use in the home construction activity of PrideMark without an immediate requirement that PrideMark contemporaneously commit its capital to the lot development process.

     From this activity, the present business activity of the Company has developed which involves the acquisition and development of land as residential subdivisions containing platted, finished or semi-finished building lots suitable for acquisition, usually on a phased basis, by the residential production home builders who are or become customers of the Company. Finished lots are lots as to which all required subdivision improvements have been completed and which have adjacent access to all utilities with capacity to serve the lots, have a means of ingress and egress over public roads, and are fully qualified for issuance of a building permit for construction of a home on the lot. Semi-finished lots are lots with respect to which subdivision improvements for utilities, ingress and egress and other required improvements have been completed to or through a portion of the subdivision, but such improvements have not been completed to each lot itself. The home builder completes the development of semi-finished lots into finished lots, in connection with its construction of homes thereon. From time to time, Gateway also sells parcels of real property that have been zoned and platted, but are substantially undeveloped, to home builders. The Company may, from time to time, may also engage in the home building business.

     Presently the home builders who have acquired lots, or are presently under contract to acquire from the Company are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. Substantially all of the lots developed to date by Gateway LLC have been intended for use for single family residential production homes and townhomes or duplexes.

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The Residential Home Building Industry

     The residential home building industry has three primary components: land acquisition, land development, and home construction and sales. There is considerable overlap among those who participate in one or more of the components of the industry. Investors purchase undeveloped or under utilized real estate with a view to realizing appreciation in value as a result of urban or suburban growth, but usually do not engage in development activities. Developers, such as the Company, typically purchase real property which is usually unimproved and unplatted but is appropriately zoned for development and develop such property into subdivisions containing platted, semi-finished or finished lots for sale to home builders. Home builders either acquire finished lots or acquire and develop land into finished lots for their own home building activities.

     In the home construction and sales component of the industry, there are four major areas of activity: (i) building custom homes; (ii) building production homes; (iii) building town homes, condominiums and apartments; and
(iv) remodelings. Smaller home builders generally concentrate their activities in two or three of these areas while larger home builders tend to have operations in almost all activity areas. Home builders classified as production home builders dominate the market. A production home builder builds a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevations or upgrade options.

     The activities of Gateway LLC to date have been concentrated in the greater Denver, Colorado metropolitan area and the City of Fort Collins, Colorado, and a significant portion of the Company's activities during the future time are also expected to be concentrated in these areas.

     Denver is the capital city of the State of Colorado and the Denver metropolitan area is the principal economic center of the Rocky Mountain region. The metropolitan Denver area is comprised of six counties: Denver, Adams, Arapahoe, Boulder, Douglas and Jefferson. The City of Fort Collins is located in northern Colorado along the eastern slope of the Rocky Mountains. It is the largest city of the northern Colorado region and the seat of Larimer County. Ft. Collins is located 65 miles north of Denver via Interstate Highway No. 25 and 30 miles south of the Wyoming border.

     The management of the Company believes, based upon information available to the Company and believed reliable, that the residential construction industry in the Denver, Colorado metropolitan area and in the City of Fort Collins is very fragmented with many individual businesses that have small dollar or unit sales volumes. The Denver metropolitan area also is characterized, however, by the presence of several large production home building companies that construct the majority of single family homes in the area. The Company believes that for the nine month period ending September 1997, the largest ten home builders in the metropolitan Denver, Colorado area constituted approximately 67% of the single family home construction activity that occurs in the area during such period.

     The residential home building industry in the Denver, Colorado metropolitan area has experienced dramatic changes during the period 1975-1996. In the late 1970's and early 1980's, the Denver metropolitan area experienced rapid growth and substantial residential construction activity. The period 1985-1989 was characterized by deteriorating economic conditions and an increasing oversupply of homes in the Denver, Colorado area. During this period there were record foreclosures, bankruptcies and financial institution failures.

     The demise of numerous financial institutions in the mid to late 1980's resulted in the imposition of stringent regulatory restrictions on commercial banks and other financial institutions engaged in real estate lending. As a result, sources of financing became more limited and restricted. Other regulatory factors relating to environmental concerns and concerns regarding the pace and rate of development in the Denver metropolitan area have, in the opinion of the Company, significantly increased the regulatory impact which is presently experienced by firms engaged in residential home building.

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      Commencing in late 1989 and through the present time,  economic conditions in the Denver, Colorado metropolitan area have improved. From 1990 through December 31, 1996, the Denver metropolitan area experienced substantial growth in home construction and sales. For the year of 1995, sales in the Denver market maintained a steady pace, with an increase of 16.3% over 1994. For the year 1996, sales were up 21% over 1995. For the first nine months of 1997 sales results were also favorable at a 6.2% gain in single family starts over the same period in 1996. The management of the Company anticipates that the rate of economic growth in the greater Denver, Colorado metropolitan area will be at a moderate level through 1997 as a result of various factors. The materially adverse economic conditions characterizing the period 1985-1989 are not expected to reoccur in the foreseeable future time. However, no assurance can be given that favorable economic conditions will be sustained and will continue.

      Until very recently, there has been very little accessible data available regarding the volume of new home sales in the City of Fort Collins. However, based upon the information available to the Company and believed reliable, it appears that home sales in the City of Fort Collins generally follow the same trend as for the Denver metropolitan area. The City of Fort Collins experienced a period of strong growth in the late 1970's and early 1980's, a decline in home sales in the mid 1980's, and a recovery and corresponding increase in home sales beginning in late 1988 and 1989. Home sales for the period 1989 through 1995 exceeded those of prior years, and 1996 saw an increase of 24.2% over 1995. Sales results for the first nine months of 1997 also show an increase of 9.3% over the same period in 1996.

Property Acquisition by the Company

      The business activities of Gateway LLC have been, and the business activities of the Company primarily will be, the purchase of real property that is zoned or can be zoned for residential use and the development of such purchased property into platted, finished or semi-finished lots for sale to home builders who will construct a single family detached or multi-family attached homes on such lots. See Introduction above for a description of what constitutes "platted", "finished" and "semi-finished" lots. The developed lots generally are between 5,000 and 6,000 square feet in size and homes constructed on these lots generally are priced between $100,000 and $250,000, including the lots. From time to time, the Company will acquire parcels of real property, complete the platting process and then sell the zoned and platted parcels to home builders who will develop such properties themselves.

      With respect to land acquired for immediate development into lots and as to which the Company has a sales contract with a home builder for sale of the finished lots, the sales price of the platted, finished or semi finished lots to the home builder will be a significant factor in determining the price per lot which can be paid by the Company, taking into account the development costs which are required to be incurred by the Company prior to the lot being sold in platted, semi-finished or finished status to the residential home builder. With respect to land purchased for development but as to which no current sales contract has been negotiated, an independent appraisal will be a significant factor in determining the price per lot that will be paid by Company.

      The Company seeks to maintain purchase option contracts for real estate properties covering a four to seven year supply of lots, based upon current lot absorption information. In that manner, the Company seeks to assure that there are sufficient lots under its control to provide a supply for its business in the reasonably foreseeable future. Generally, the Company will exercise options to purchase properties at a level intended to meet its home builder customers' demands for a two to four year period based upon sales contracts with such home builders. In the normal course of business, the Company will purchase properties for which there are no contracts for sale to home builders.

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     The Company  seeks to achieve a sales price to its home  builder  customers which will yield to the Company an adequate gross margin, before selling expenses, general and administrative expenses, financing costs and other non-capitalized costs of the Company, taking into account the amount of money expended by the Company for property acquisition and development of the property as a platted subdivi sion containing finished and semi-finished lots. In its effort to achieve such a gross margin, with respect to property intended to be developed in the immediate future, the Company utilizes independent appraisals to verify the fair market value of the property when acquired. For properties that will not be developed immediately and/or for which the Company has no sales
contracts  with  home  builder  customers,   the  Company  obtains   independent
appraisals to verify the fair market value of the property upon acquisition. The Company then uses development budget estimates and management's estimates of the potential selling price of lots based upon management's experience with the market and the Company's home builder customers to determine the estimated fair market value of finished and semi-finished lots. From its organization through December 31, 1996, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995, to 478 lots sold in 1996. For the nine month period ending September 30, 1997, Gateway LLC has sold 340 lots.

     A significant amount of the Company's real property purchases and sales have previously been with affiliated parties. See "CERTAIN TRANSACTIONS". The Company uses the same procedures and policies in determining the sales prices of lots sold to affiliated parties as those used in setting the sales prices for transactions with non-affiliated parties.

Present Development Activities

     The development activities of the Company will include the accomplishment of all legal and regulatory requirements for the subdivision plat and substantial completion of the subdivision infrastructure (streets, water and sewer systems, gas and electric lines, curb and gutter, landscaping, entry monumentation and related improvements).

     The Company is presently developing and/or platting lots for the nine home builders, listed in Marketing of Subdivision Lots below. Since its inception, Gateway's annual sales have increased from less than 20 lots sold in 1994 to 478 lots in 1996 to 340 lots for the first nine months of 1997. As of September 30, 1997, the Company had contracts for builders to purchase lots in excess of $12,000,000 market value. Since September 30, 1997 to the date hereof, the Company executed additional contracts with builders which bring the Company's total market value of outstanding contracts to in excess of $15,250,000. These contracts call for lot delivery from 1997 through the year 2000.

     The Company's inventory of lots under development is presently contained in subdivisions known as Sterling Hills, Aurora, Colorado; Country Hills, Thornton, Colorado; Willow Run, Broomfield, Colorado; and Gateway Village, Denver, Colorado; all of which subdivisions are located in the greater Denver, Colorado metropolitan area. In addition, the Company is currently planning lots in the Riverdale subdivision in Thornton, Colorado. Also, the Company is presently building in Roxborough Park in Douglas County, Colorado. The West Star Subdivision, in Lakewood, Colorado, has been platted and sold. Also, Downing Park, Thornton, Colorado, and Quail Run, Aurora, Colorado have been developed and sold. The Company also has lots under development in the Harmony Crossing and Overland Trail subdivisions which are located in Fort Collins, Colorado.

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Marketing of Subdivision Lots

     The Company sells its platted, finished and semi-finished lots primarily to production home builders. Production home builders are believed by the Company to be the dominant factor in the residential home building industry as conducted in the greater Denver, Colorado metropolitan area. The Company estimates that in such area, the largest ten home builders constituted approximately 48% of new home sales which occurred in the nine month period ended September 30, 1997. In summary, a production home builder is a home builder building a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevation or upgrade options.

     From its inception through December 31, 1996, Gateway LLC sold or has contracted to sell platted, finished and semi-finished lots to nine home builders conducting their operations in the greater Denver, and Ft. Collins, Colorado metropolitan areas. Such home builders are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes, Sundown Development, and Strauss Homes. From Gateway's inception through December 31, 1994, virtually all of Gateway LLC's lot sales were to PrideMark. For the 33 month period beginning January 1, 1995, approximately 68% of the Company's lot sales were to PrideMark. It is anticipated that the sales to PrideMark Homes will constitute approximately one-third to one-half of the Company's future lot sales over the next 12 months.

     PrideMark  is  principally  owned  by  Michael  A.  Messina  who  also is a principal shareholder, director and officer of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". PrideMark was formed in late 1987 and since formation has purchased finished lots primarily from various financial institutions. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own home building needs. Homes built by PrideMark are primarily single family homes for middle income families and range in price from $80,000 to $200,000. The majority of homes constructed by PrideMark Homes are in the $90,000 to $150,000 range. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, PrideMark was ranked fourth among Denver area builders for new home closings for the first seven months of 1997 and closed 390 homes during that period.

     US Home was established in 1954 and is currently believed to build homes primarily for first time home buyers and retirement second home buyers. It is estimated that US Home has built more than 250,000 homes during the past approximately 40 years. Presently US Home is believed to construct residential dwelling units in approximately 200 communities in 32 metropolitan areas located in 12 states throughout the United States, including Arizona, California, Colorado, Florida, Maryland, Minnesota, Nevada, New Jersey, Texas and Virginia. The management of the Company believes that US Home is one of the ten largest single family on-site home builders in the United States. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, US Home was ranked first among Denver area builders for new home closings for the first seven months of 1997 and closed 554 homes during that period.

     Melody Homes is one of the largest builders of single family detached homes in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Melody Homes was ranked third among Denver area builders for new home closings for the first seven months of 1997 and closed 478 homes during that period.

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


      Continental Homes was founded in Denver in 1986 and has been the only builder to join the ten best selling builders in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Continental was ranked sixth among Denver area builders for new home closings for the first seven months of 1997 and closed 308 homes during that period.

      Sheffield Homes was founded in 1978 and builds single family detached homes for the first home and move-up home buyer.

      Sundown Development builds single-family detached homes for the first-time home buyer.

      Strauss Homes, LLC, founded in 1994 builds affordable housing in the Denver metro area.

      Paul Adam Custom Homes d/b/a Odyssey Homes began building in this region in 1996 and builds single family detached homes in the Denver metro area.

      Meadow Homes began in Denver in 1984 is one of the metro areas providers of single family homes. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Meadow Homes was ranked among the top 25 Denver area builders for new home closings for the first seven months of 1997 and closed 64 homes during that period.

      The Company's sales transactions involving its inventory of platted, finished and semi-finished lots result from negotiated transactions that are usually undertaken by the Company at a time contemporaneous or prior to the development of such property. The sales contracts entered into between the Company and its home builder customers are generally option contracts. In some cases, the lot sales contracts contain specific performance provisions requiring the homebuilder to close on the subject lots. In other cases, homebuilders have made a deposit of funds on executed sales contracts. Under such option contracts, home builders who are customers of the Company may only be required to purchase a minimum number of lots at specified times and prices. See "RISK FACTORS - Factors Affecting Business of Company, Other Operational Risks and Market Risks".

      Regulatory Factors. As part of the zoning and subdivision processes, a developer such as the Company generally is required to agree to complete certain improve ments to the subdivided property ("on-site improvements") which provide service to the property, and, in some instances, improvements to neighboring properties ("off-site improvements") which service the proposed subdivision, before the lots will qualify for issuance of a building permit. Until a lot can qualify for issuance of a building permit, it is not ordinarily marketable by the Company to a home builder. The required off-site improvements can include such matters as acquisition and completion of service roads and utilities to the subject property, acquisition of off-site storm water drainage facilities and dedication (or payment in lieu of dedication) of lands and improvements for parks or other greenbelt or open space areas. On-site improvement requirements can include completion of streets and service utilities to each lot and completion of on-site drainage facilities, parks or open space areas. Once installation requirements are met and building permits are issued, developers such as the Company, in most instances are required to provide maintenance of the improvements for a period of time following their installation (usually one year) before the governing bodies will accept the improvements for public maintenance. To secure the obligation to maintain, developers are required to post collateral with the governing agencies in the form of bonds, cash or letters of credit in a percentage of the total cost of the improvements. If more than one developer is involved in a subdivision, the development obligations are generally joint and several to the several developers. Sometimes such development obligations are allowed to be phased as lots are completed and houses built and sold, and sometimes the development obligations are apportioned among the developers by agreement.

     Additional Capital Needs. Gateway LLC has, and the Company will have substantial "on-site" and "off-site" improvement obligations with respect to real property intended to be developed. The Company estimates that additional funds will be required for the development of the platted, unfinished and semi-finished lots intended to be acquired and developed by the Company in the future. Such additional required funds are anticipated to be provided from the proceeds of the offering, sales of lots in a finished state and the creation of additional debt obligations. In the event that sufficient proceeds are not available from those sources, lots in an unfinished status may have to be sold at significantly reduced prices. The management of the Company is of the opinion that the net proceeds from this offering of Common Stock and Warrants, and proceeds realized from the on-going sale of platted, semi-finished and finished lots will be sufficient to meet the Company's anticipated cash needs and finance its operations for at least 12 months from the date of this Prospectus. However, no assurance can be given that the Company will not require additional funding or if such additional funding is required, that such will be available in amounts and upon terms acceptable to the Company.

Competition

      In the acquisition of real property suitable for development as platted, finished and semi-finished residential building lots and the marketing of such lots, the Company encounters significant competition from other development entities, from home builders who conduct their own lot development activities and from investors who compete with the Company with respect to the acquisition of suitable sites for development. The Company's competitive position in its industry will be largely dependent upon the ability of the management of the Company to identify suitable sites for acquisition at a time when such sites are not being actively pursued for acquisition by any competitive entity or person. This will require that the Company continually investigate suitable sites for acquisition in its areas of operation. The Company's competitive position will also be substantially dependent upon the relative amount of capital available to it with respect to its ability to acquire suitable real estate sites for development as finished and semi-finished lots and to engage in the necessary development activities within a period of time permitting the sale of platted, semi-finished and finished lots to its lot purchase customers.

      The Company's acquisition and development activities will also be affected by the relative financial condition of its home builder customers and by the competitive factors which affect the home building and home marketing activities of its home builder customers. Factors such as location, relative price, subdivision attractiveness and amenities, available home design options and aesthetic factors may have a pronounced affect on the acceptance of homes constructed in subdivisions which have been developed by the Company and acquired by its home builder customers.

      The management of the Company is of the opinion that: its present competitive posture is good; it has adequate capital to pursue its business activities; and the capital from the offering made hereby will enhance its competitive status.

      The Company's competitive position will also be affected by the general conditions existing in the residential home building industry, as such exists in the Company's area of operations. See "The Residential Home Building Industry", above, and "RISK FACTORS - Factors Affecting Business of the Company".

Employees

      In addition to its executive personnel and key management employees, the Company has 12 employees, which are primarily engaged in administrative activities. None of the employees are represented by a union and the Company has not had any work stoppages. The Company considers its relations with its employees to be good. See "MANAGEMENT".

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Other Activities

     In addition to its land acquisition and development activities, Gateway LLC has provided, on a fee basis, services involved in forming special districts, building authorities and homeowners' associations relating to properties developed by it and has performed administrative, accounting and management services in connection with those districts, building authorities and homeowners' associations, pending completion of the subdivision and sales of finished lots to home builders or subdivision residents. The Company will continue to engage in these activities conducted by Gateway LLC.

     The Company is a member of a group of investors and real estate developers that has made an unsolicited offer to purchase the former Stapleton International Airport site in Denver, Colorado. Presently the property is owned by the City and County of Denver ("City") and managed by a non-profit entity (the "Stapleton Development Corporation"). The City has not yet made a determination whether it wishes to privatize the redevelopment. If the City does determine to privatize the redevelopment, it would determine whether the sale would be negotiated or based upon an open bid procedure. On January 23, 1998, the Chief Operating Officer of Stapleton Redevelopment Corporation, after a meeting with officers of the Company, forwarded the Company a letter indicating that the City and Stapleton Redevelopment Corporation are presently addressing issues of demolition of existing structures, infrastructure installation, coordination and financing and zoning issues. He indicated that Stapleton Development Corporation would be in contact with with the Company after March 31, 1998 to schedule additional discussions. During a recent meeting with the Stapleton Development Corporation, it was indicated to the Company that the City and Stapleton Development Corporationmay wish to sell individual parcels comprising less than all of the property and that they are considering a bidding process for such sales. The Company does not yet know the location or the acreage that would be sold, the permitted land uses for such acreage, the price, the costs of infrastructure installation, associated demolition costs or the other costs of development of any particular portion of the property to be offered for sale. Because of these uncertainties, there is no way to determine whether the Company would continue to be interested in the acquisition of all or a portion of the property or the impact on the Company in the event of a purchase. There is no assurance that, even in the event the City decides to sell any or all of the property, the investment group of which the Company is a member would be successful in any purchase efforts.

Future Activities

     Subsequent to the completion of the offering made hereby, the Company will continue to explore suitable real estate properties for acquisition and development into semi-finished and finished lots for sale to residential home builders. The Company will also consider opportunities to acquire and develop non-residential properties, i.e. rental, commercial, warehouse and office, and may engage in development, sales and leasing of such properties. Such activities are expected to be conducted in Colorado, principally in the greater Denver, Colorado metropolitan area, and surrounding communities such as Fort Collins.

      Currently, the Company acquires most of its real estate properties for development and sale to its home builder customers. It is anticipated that the Company in the future may acquire a greater number of real estate properties as long term holdings for which the Company has no immediate development plans and no contracts for the sale of finished lots therein to home builders. Similarly, while the Company's operations currently are conducted in Colorado, the Company in the future may expand its operations to other states. The Company may also engage in other activities in the real estate business or activities related thereto.

                             CERTAIN TRANSACTIONS

The Transaction

     Apollo III, Inc., a Florida Corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. On January 12, 1995, Gateway American Properties Corporation, a Florida Corporation ("Gateway American-Florida") was formed as an affiliate of Apollo for the purpose of entering a business combination involving; (i) the merger of Apollo into Gateway American-Florida; (ii) the acquisition by Gateway American-Florida of all the outstanding membership interests in Gateway LLC, a Colorado limited liability; and (iii) the acquisition of capital fund from a public offering of securities of Gateway American-Florida. After filing a Registration Statement with respect to proposed public offering of Gateway American-Florida securities to be underwritten by the Representative, the project was voluntarily delayed. Prior to the resumption of the project, Apollo was merged into Gateway American-Florida in exchange for 274,000 shares of the Common Stock of Gateway American - Florida. Gateway

American-Florida later redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation. In this merger the shareholders of Gateway American- Florida received 327,000 shares of the Company's Common Stock and 300,000 Founders Warrants. Gateway American-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended. For Additional details on the history of the Transaction, see "INTRODUCTORY STATEMENT".

     The Company immediately prior to the Effective Date, and as an integral part of the offering made in this Prospectus, consummated the Transaction provided for pursuant to an agreement styled Amended and Restated Agreement Providing for Sale and Exchange of Capital Stock ("Agreement") which was made and entered into by and between the Company and Gateway LLC effective January 27, 1997. Pursuant to the provisions of the Agreement, the Company acquired all of the outstanding membership interests of Gateway LLC which were outstanding as of the Closing Date (as specified in the Agreement) in exchange for 2,025,000 shares of Common Stock. Of such Shares 1,822,500 were issued to Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina or members of their families. See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

     The shares of Common Stock and Founders Warrants of the Company issued with respect to the merger with Gateway American-Florida and the shares of common stock underlying the Founders Warrants have been registered pursuant to the Registration Statement of which this Prospectus is a part are subject to certain restrictions upon their sale. With respect to 27,000 shares of the Company's stock, they may not be sold for 90 days from the Effective Date. The remaining 300,000 shares of the outstanding Common Stock of and the 300,000 shares underlying the Warrants are subject to "lock-up" provisions for 15 months from the Effective Date. In summary, the lock-up provisions affecting such shares prohibit the holders thereof from effecting any sales transactions in the market for such shares except upon the written consent of the Representative. The 2,025,000 shares issued by the Company in connection with its acquisition of all of the membership interests of Gateway LLC have not been registered and constitute Restricted Securities. As Restricted Securities, such shares may only be sold subsequent to the time that the holders thereof have held the shares for a period of one year, and upon compliance with certain reporting requirements established by the Commission. See "RISK FACTORS - Shares Eligible for Future Sale" and "DESCRIP TION OF SECURITIES".

Certain Purchase/Sale Transactions

     Property Purchases from Affiliates. From its inception in June 1993 to date, Gateway LLC has effected purchases of real estate properties which it has developed or will develop into platted, finished and semi-finished lots from limited liability companies and limited partnership entities in which certain of the executive officers of the Company had an interest. In the past, it was the practice of Messrs. Deutsch, Farkas and Messina to form limited liability companies or limited partnerships in which they and others would have an economic interest in order to acquire real estate properties which were in a condition or state of development making their acquisition by Gateway LLC and presently the Company inappropriate or premature. During the period of time that such real estate properties were held by such entities, appropri ate and necessary regulatory approvals and other development activities were undertaken and if success fully accomplished, permitted the real estate properties acquired to be qualified for purchase by Gateway LLC. The prices paid by Gateway LLC with respect to such real estate properties purchased were determined by real property appraisals provided by independent sources of expert appraisal or on a negotiated basis and are believed in all respects to fairly relate to the prices that would have been paid by Gateway LLC with respect to any transaction with a non-affiliated person or entity. Each of these transactions was made on terms no less favorable to the Company than could have been obtained from unrelated parties. After the Public Offering, any purchases made by Gateway LLC from Messrs. Deutsch, Farkas, or Messina will be 10% below the fair market value based on independent expert appraisals.

      The  table  set  forth  below  summarizes  these  historical   acquisition
transactions.

Conveying Affiliated Entity     Conveying Entity Interest   Approx.       Approximate       Approximate
Project and Property Conveyed   Held by Affiliated Party    Purchase      Affiliate Cost    Profit to
                                                            Price to      of the Property   Affiliated
                                                            Gateway &     & Date of         Party
                                Affiliate       %Interest   Date of       Purchase
                                                            Purchase
-----------------------------   -------------------------   ---------     ---------------   -----------

Downing Park, LLC, Downing      Harvey E. Deutsch     25%   $387,000        $373,000        $104,750
Park, 132 Lots                  Joel H. Farkas        25%   on 6-1-95       8-12-93         $104,750
                                Michael A. Messina    50%   $405,000 on                     $209,500
                                                            11-14-95

PrideMark Homes, Harmony        Michael A. Messina    93%   $1,089,112      $1,089,113       ---
Crossing, 221 Lots                                          11-4-94         5-16-94

PrideMark Homes, Willow Run     Michael A. Messina    93%   $342,000        $342,000         ---
Filing I, Phase 2 & 3 57 Lots                               4-7-95          3-21-94
                                                            6-1-95

Willow Run Holdings, LLC,       Harvey E. Deutsch    1.8%   $342,273        $342,273         ---
low Run II, 88 Lots(1)          Joel H. Farkas       1.8%   10-21-94        12-17-93

Willow Run Holdings, LLC,       Harvey E. Deutsch    1.8%   $1,511,400      $922,500        $16,663
low Run IV & V, 295 Lots(1)     Joel H. Farkas       1.8%   3-23-95         12-17-93        $16,663
                                                            8-8-95
                                                            5-17-96

Gateway Village, LLC, Gateway   Harvey E. Deutsch   41.6%   $567,800        $61,400         $210,662
Village, Filing I, 128 Lots     Joel H. Farkas      41.6%   11-4-94         2-16-93         $210,662
                                                            3-8-95

Gateway Village, LLC, Gateway   Harvey E. Deutsch   41.6%   $778,180        $55,220         $300,750
Village, Filing II, 146 Lots    Joel H. Farkas      41.6%   9-17-96         2-16-93         $300,750

Gateway Village, LLC, Gateway   Harvey E. Deutsch   41.6%   $687,500        $46,500         $266,650
Village, Filing III, 124 Lots   Joel H. Farkas      41.6%   7-31-97         2-16-93         $266,650

Gateway Village, LLC, Gateway   Harvey E. Deutsch           $1,043,750      $62,625         $408,148
Village, Filing III, 167 Lots   Joel H. Farkas              8-18-95         2-16-93         $408,148

PrideMark Homes, Sterling       Michael A. Messina          $693,750        $693,750         ---
Hills (No. 1), 75 Lots                                      6-26-96         5-5-95

Sterling Hills Ltd., Sterling   Harvey E. Deutsch   16%(2)  $576,000        $347,000        $36,640
(No. 2), 96 Lots                Joel H. Farkas      16%(2)  12-12-94        12-12-94        $36,640
                                Michael A. Messina  16.5%(3)                                $37,785
                                612 Corporation      1%(2)                                  $ 2,290

612 Corp., Country Hills        Harvey E. Deutsch   50%(4)  $541,400        $468,000        $36,700
(No. 6), 78 Lots(4)             Joel H. Farkas      50%(4)  8-18-95         7-14-95         $36,700

Sterling Hills Ltd. Buyout      Harvey E. Deutsch           See 5 below     See 5 below     See 5 below
                                Joel H. Farkas
                                Michael A. Messina

--------------------

(1) Messrs. Deutsch and Farkas each own a 32.5% shareholder interest in Wilrun Corp. Wilrun Corp. was the beneficial owner of an 11.11% membership interest in the conveying entity, Willow Run Holdings LLC.

(2) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp. 612 Corp. held 1% general partnership interest in the conveying entity, Sterling Hills, Ltd. Messrs. Deutsch and Farkas also held a 16% interest as limited partners in the conveying entity, Sterling Hills, Ltd.

(3) Mr. Messina's 16.5% interest in the conveying entity, Sterling Hills, Ltd. was a limited partnership interest.

(4) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp., the conveying entity in this transaction.

(5) Gateway American Properties, LLC bought out Sterling Hills, Ltd. on 7-31-96 in an amount equal to partners' capital accounts with principal payments due quarterly beginning 9-15-97:

            612 Corp. received a note for $5,391.76
            515 Capital "           "     $86,186.65
            DSR LLC     "           "     $85,202.65
            Michael A. Messina      "     $88,882.53

      As of the date of this Prospectus, Harvey E. Deutsch and Joel H. Farkas continue to own equity interests in certain limited liability companies or limited partnerships which may in the future convey real estate properties to the Company for development by the Company into finished or semi-finished lots. Such entities include those entities identified in the table presented above. The purchase price to be paid by the Company to such entities in the event of the purchase of real estate properties by the Company from such entities will be largely determined, if not entirely determined and governed by fair market appraisals provided by sources of independent expert appraisal, will be at a price 10% below the fair market value so determined and must be approved by the Company's independent directors.

      Lot Sales to Affiliate. Also since the inception of Gateway LLC, Gateway LLC has sold finished or semi-finished lots to PrideMark Homes, a home construction firm substantially owned by Michael A. Messina, a principal shareholder, director and officer of the Company. As indicated elsewhere in this Prospectus, the prices paid by PrideMark Homes to Gateway LLC and which in the future may be paid to the Company have or will relate to the appraised value of such platted, finished or semi-finished lots as determined by fair market value appraisals provided by independent sources of expert appraisal. The table set forth below summarizes the lot sales transactions made by Gateway LLC to PrideMark Homes which have occurred since the inception of Gateway LLC to December 31, 1996.

                                                              Approximate cost
                                        # of                (including Interests
                                        Lots       Price    & Taxes) to Gateway.
Property Conveyed as of 12-31-96       ------      -----    --------------------
--------------------------------
Country Hills, Filing 6, Phase 1         26     $714,086.55     $505,759.24
Downing Park, Phase 1                    64   $1,537,658.22     $765,147.12
Downing Park, Phase 2                    10     $215,000.00     $220,000.00
Gateway Village, Filing 1, Phase 5       45     $756,388.00     $502,747.35
Gateway Village, Filing 1, Phase 4       41     $726,923.28     $588,304.77
Gateway Village (17 Lots)                17     $212,500.00     $212,500.00
Sterling Hills, Filing 1, Phases 1 & 2   75   $1,995,337.25   $1,737,348.44
Willow Run, Filing 1, Phase 2            28     $700,698.22     $503,596.48
Willow Run, Filing 1, Phase 3            29     $726,292.42     $501,370.97
Willow Run, Filing 2                     55   $1,361,250.00     $811,865.93
Quail Run                               103   $1,165,086.96     $969,585.14


      Competing Development Activities. Michael A. Messina, a director, principal shareholder and officer of the Company and the principal owner of PrideMark, is also the principal owner of Richland Development Company, LLC, ("Richland Development"), a Colorado limited liability company. Richland Development is engaged in the same lot development business as the Company and in the same area. Thus, Richland Development directly competes with the Company; and an expansion of the activities of Richland Development could have a direct impact upon the Company's future lot sales to its present largest customer.

      In 1995, the Company furnished land development services to Richland Development on a fee basis for which the Company was paid $188,475. It is not now anticipated that the Company will furnish any services to Richland Development in the future.

      Harvey E. Deutsch, Joel H. Farkas, and Michael A. Messina also have interest in other parcels of real property in the Denver metro area which may compete with the Company. Norman A. Sheldon and Robert A. Lembke, directors of the Company also engage in land development and investment activities which may be deemed to be in competition with the Company.

Company Headquarters

      As of the date of this Prospectus, the Company's administrative headquarters are located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237. Such commercial space is occupied and utilized by the Company and consists of approximately 4,288 square feet. It is leased in accordance with a written lease existing between Gateway LLC(now assumed by the Company) and 9145
E. Kenyon, LLC, of which Harvey E. Deutsch and Norman A. Sheldon are managers and members. In June 1997, the Company renewed its lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm.

Providing of Certain Legal Services

      Harvey E. Deutsch, Esq. is a shareholder and principal of the law firm of Deutsch, Spillane & Reutzel, P.C. The firm also maintains its offices at the same location as the Company as identified above. Since inception, the firm has provided various legal services to Gateway LLC and will continue to provide various legal services to the Company relating to the development activities of Gateway LLC and the Company, which services will include permitting, zoning matters, negotiations with municipalities and other governmental units, land acquisition, subdivision platting and filings and similar matters. During the past three fiscal years ending on December 31 of each year, Gateway LLC has paid the following legal fees to the firm; $64,600 in 1994; $241,159 in 1995; and $432,636 in 1996. For the nine month period ended September 30, 1997 the Company had paid $178,833 for legal fees and was indebted to the firm for an additional $392,597. Immediately subsequent to the consummation of the Transaction, Harvey
E. Deutsch is expected to devote approximately two-thirds of his business time to the position of President and Chief Executive Officer of the Company and will alter his position with his law firm to that of "of counsel." In all events, Mr. Deutsch's attention to the practice of law is expected to be substantially reduced in the light of his duties to the Company and Mr. Deutsch will then have no further economic interest in the fees paid to the law firm by the Company for services rendered subsequent to the Effective Date. See "MANAGEMENT".

                                  MANAGEMENT


Directors and Executive Officers

      The directors and executive officers of the Company are as follows:


Name and Age                     Positions Held With the Company
------------                     -------------------------------

Harvey E. Deutsch, age 57        Chairman, President and Chief Executive Officer
                                 and Director

Joel H. Farkas, age 36           Director, Vice President-Finance/ Marketing and
                                 Treasurer (Chief Operating Officer)
                                 and Secretary

Michael A. Messina, age 49       Director and Vice President of Development

Robert A. Lembke, age 42         Director

Norman A. Sheldon, age 54        Director


All director terms expire June 30, 1998.

      Harvey E. Deutsch was a founding member of Gateway LLC and has been active in its business operations since its inception in June 1993. After graduating from Southern Methodist University, Mr. Deutsch went on to obtain a law degree from the University of Texas. Additionally, Mr. Deutsch has practiced law for approximately 30 years in Denver, Colorado and has specialized principally in real estate law. His practice experience includes significant real estate property acquisitions, development law, matters relating to financing and leasing transactions, as well as planning, zoning, land use, water, sewer, general utility district law, environmental matters and legal matters relating to municipal and quasi- municipal financing of real property project infrastructures. Mr. Deutsch is presently a principal of Deutsch, Spillane & Reutzel, P.C., Denver, Colorado, a firm specializing in real estate, zoning and land use matters.

      Joel H. Farkas was also a founding member of Gateway LLC and has been active in its business operations since its inception in June, 1993. Mr. Farkas has been engaged in land acquisition, development and finance in Colorado and Arizona since December, 1984, first as an employee of Farkas Group, Inc., a family-owned company from 1984 to 1990 and then individually from 1990 to the present. Mr. Farkas holds a Bachelor of Science degree from the University of California, Los Angeles.

      Michael A. Messina was also a founding member and has been a member of Gateway LLC since its inception in June 1993. Mr. Messina is a Manager and controlling member of PrideMark Home Building Group, LLC and Richland Development Company, LLC (collectively "Richland Homes"), which he founded in 1987. PrideMark is a Denver Metropolitan area home builder and the largest purchaser of developed lots from the Company in its operations to date. Richland Development Company, LLC is engaged in the same property acquisitions and lot development business and in the same areas as the Company. In addition to this general management responsibilities for those companies, Mr. Messina's focus and principal activities have related to land acquisition and residential dwelling product development. Mr. Messina began his career in 1966 with Perl-Mack Companies, a contracting firm which constructed commercial and residential projects in the greater Denver, Colorado area. Over the course of his career, Mr. Messina has developed and built over 5,000 residential dwellings and several commercial and multi-family projects.

      Robert A. Lembke was engaged in the private practice of law in the Denver, Colorado area from 1979 to 1997. Since 1997 he has been primarily engaged in the management of his personal investments in real properties, securities and other investments. Mr. Lembke's legal practice was concentrated in the areas of business and real estate transactions and taxation. He received a Bachelor of Science degree from the University of Colorado in 1975, a Juris Doctor degree from the University of Denver in 1979 and a Masters of Law degree in taxation from the University of Denver in 1985. Mr. Lembke has been licensed to practice law in Colorado since 1979. He has also been licensed as a Certified Public Accountant in Colorado since 1979 and as a Real Estate Broker since 1987.

      Norman A. Sheldon has been the President and owner of Sheldon & Associates of Denver, Colorado since 1985. That firm is engaged in making and managing investments in retail and commercial real properties, securities and other investments. Prior to 1985 Mr. Sheldon had over 15 years experience in the real estate industry and was primarily involved in the areas of acquisition of real property for development or investment.

Committees of the Board of Directors

      The Board of Directors of the Company established an Audit Committee constituting of Joel H. Farkas, and Robert A. Lembke and Norman A. Sheldon, the independent directors. The Audit Committee will make recommendations for selection of the Company's independent auditors, review the annual audit reports of the Company and review audit and any non-audit fees paid to the Company's independent auditors. See "EXPERTS". As indicated in the Prospectus section captioned "RISK FACTORS", the Company has reserved 375,000 shares of its Common Stock for possible issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to this offering. Such Plan, if adopted, will be administered by the Compensation and Stock Committee consisting of Joel
H. Farkas, Robert A. Lembke and Norman A. Sheldon. This committee will also oversee and make recommendations with respect to the compensation of the Executive Officers and managerial and staff personnel of the Company. An Executive Committee consisting of Messrs. Deutsch, Farkas and Messina has been organized by the Board of Directors to act between meetings of the Board.

Executive Compensation

      The compensation paid or accrued to the three directors and executive officers of the Company by Gateway LLC during the year ended December 31, 1996 and the nine months ended September 30, 1997 is set forth in the table below. None of this compensation was paid or accrued to the directors for their services as such. All of this compensation was paid or accrued as annual compensation and there was no long term compensation paid or accrued to any of the officers.



Name and                  Period                Salary           Payment of Prior           Other
Principal Position                                                Years Salaries         Compensation
------------------    ---------------    --------------------  ---------------------  ----------------------
                                         Paid       Accrued    Paid        Accrued    Paid        Accrued
                                         ---------  ---------  ----------  ---------  ----------  ----------
Harvey E. Deutsch     Year Ended 1996    $10,000    $110,000   $230,000    -0-        $8,000      -0-
President and
Chief Executive       9 Months ended
Officer               Sept. 30, 1997     $5,000     $85,000    -0-         -0-        $43,192     -0-

Joel H. Farkas,       Year Ended 1996    -0-        $108,000   $216,000    -0-        $234,268(1) -0-
Vice-President-
Finance and Chief     9 Months ended
Financial Officer     Sept. 30, 1997     -0-        $81,000    -0-         -0-        $195,027(1) -0-

Michael A.            Year Ended 1996    -0-        $108,000   $26,212     -0-        $22,000     -0-
Messina, Vice-
President of          9 Months ended
Development           Sept. 30, 1997     -0-        $81,000    -0-         -0-        $36,352     -0-


(1) Pursuant to a consulting agreement with the Company dated January 15, 1996, Mr. Farkas receives additional compensation for acquisition and financial services in the amount of 1% of the loan amounts on financing obtained by him on behalf of the Company. The Company and Mr. Farkas have agreed to terminate the consulting agreement on the Effective Date.

     The table set forth  below reflects the  compensation  to be paid to Harvey
E. Deutsch in his capacity as President and Chief Executive  Officer and to Joel
H. Farkas as Vice President and Chief Operating Officer and Michael A. Messina as Vice President-Development. Other than Messrs. Deutsch, Messina and Farkas, no other executive officer of the Company will receive compensation in an amount of $100,000 or more during the fiscal year ending December 31, 1998. Mr. Deutsch will devote not less than two-thirds of his time to his duties with the Company.

                           Summary Compensation Table
                           --------------------------

                                                                Annual
                                                             Compensation
Name and Principal Position                                   - Salary
---------------------------                                  ------------

Harvey E. Deutsch                                             $120,000

Joel H. Farkas                                                 108,000

Michael A. Messina                                             108,000


Employment Agreements

      The Company, as of the Effective Date, will assume and be bound by employment agreements which have been entered into by the Company and each of Messrs. Deutsch, Farkas and Messina. The employment agreements are all on similar terms, except for salary rates as indicated above, and each provide: (a) annual salaries at the respective rates specified in the table above; (b) for an initial term through December 31, 2000; (c) for an automatic extension for an additional one year term after the initial term unless terminated by either party; (d) for health and disability insurance coverage at the Company's expense; (e) for an automobile expense allowance of $750 per month; (f) for key person insurance at Company expense in the face amount of $1,500,000 payable to the Company; (g) for payment of an annual premium of $25,000 on additional life insurance payable to a beneficiary designated by each officer; (h) for payment of six-months salary in the event the agreement is terminated by the Company for the disability of the officer; (i) for payment of three years of salary to the decedent's estate in the event of death during the term of the agreement, or termination of the agreement without cause (as defined in the agreement) by the Company; (j) for the employee to devote the time required to carry out his duties to the Company; (k) the recognition by the Company that each employee has other business interests which will require portions of the employee's time and some of which may compete with the Company; (l) for reimbursement of accountable out-of-pocket expenses incurred in the performance of their duties; and (m) for incentive compensation as may be determined by the Board of Director's including, stock options, a retirement plan or bonuses. The determination of any incentive compensation including bonuses is totally within the discretion of the Board of Directors.

      The employment agreements provide that on the Effective Date (also the date the Company assumes the agreements), the Company will assume any unpaid amounts due to the three officers thereunder. As of September 30, 1997, this unpaid liability aggregated $573,000 which will be paid from proceeds of this offering. See "USE OF PROCEEDS".

Director Compensation

      The independent directors may be entitled to receive director fees for their attendance at regular and special meetings of the Board of Directors of the Company or committees thereof. The amount of such fees have not yet been determined, but are not expected to exceed $750 per meeting attended. They may also be compensated for any services rendered to the Company outside their normal duties as directors. All directors will be reimbursed for their cash expenses, including travel expenses, incurred in the performance of their services. The directors may also participate in any stock incentive or stock option programs developed by the Company. The Company will also endeavor to provide health insurance to the independ ent directors.

Key Personnel

      Jeffrey K. Prager, is in charge of all financial reporting for the Company. Mr. Prager has been a full time employee of the Company since June, 1995. He was a part time employee of the Company from its inception in June, 1994 through May, 1995. From August, 1983 to June, 1995, Mr. Prager operated a public accounting firm which provided a full range of financial services for clients engaged in small to medium size businesses. Mr. Prager is a Certified Public Accountant and has held such designation since 1975. In addition to providing traditional accounting services, Mr. Prager's firm also provided economic analysis, real estate analysis, business planning and financing. Mr. Prager served as corporate Controller for the Alpert Corporation during the period May, 1978 to November, 1991. During such time, the Alpert Corporation was one of the largest privately owned home builders in the greater Denver, Colorado metropolitan area. Mr. Prager graduated with a degree in economics from the University of Colorado and did post-graduate work in accounting.

      Mark R. Traver, is the Director of Development, which includes forward planning, platting, engineering design, and overseeing field construction which position he has held since April of 1997. Mr. Traver has been in the land development industry since 1983, and began as a field superintendent for Talley Corporation and eventually became Vice President of Land Development before being transferred to Florida in the same capacity for Good Property Company in 1986. Mr. Traver graduated from Iowa State University with a degree in Landscape Architecture. From 1992 to 1993 he worked for Richardson, Nagy, Martin-Architects and Planners in Newport Beach, California as Project Director for Master Planning and Community Development. From 1994 to 1997 he worked as Director of Development for Continental Homes.

      Geoffrey J. Phillips, is the manager of Gateway American Properties Brokerage, LLC. (a Colorado limited liability company in which Messrs. Deutsch, Farkas and Messina each own a 17.5% membership interest). Mr. Phillips has been the broker for Gateway American Properties Brokerage, LLC since its inception in September, 1994 and is also employed with Gateway LLC. He as been involved in the residential/commercial real estate profession for 25 years and has spent ten years managing his own real estate company. Mr. Phillips graduated with a B.A. in economics from the University of Wisconsin. Mr. Phillips is responsible for all the marketing of developed and undeveloped parcels for Gateway LLC. Mr. Phillips maintains a continuing relationship with the builder communities and coordinates the completion and delivery of lots to the end purchaser.

Indemnification

      Under the Articles of Incorporation of the Company, officers and directors of the Company, and former officers and directors, are entitled to indemnification from the Company to the full extent permitted by law. The Company's bylaws and the Colorado Business Corporation Act generally provide for such indemnification for claims arising out of the acts or omissions of Company directors and officers (and certain other persons) in their capacity as such and undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and further specify the circum stances under which such indemnification shall be available. The Company also has entered into an Indemnification Agreement with Messrs. Deutsch, Farkas and Messina pursuant to which the Company has agreed to indemnify these individuals from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Notes. Insofar as such provisions of the Articles of Incorporation or Bylaws of the Company, the Colorado Business Corporation Act or the Indemnification Agreement purport to protect any director or officer of the Company from liability to the Company and its holders of Common Stock and arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of such directors' or officers' duties of office, the Company has been informed that, in the opinion of the Commission, such indemnification provisions violate public policy as expressed in the Act and are therefore unenforceable.

Conflicts of Interests and Competition

      As discussed in "PROSPECTUS SUMMARY", "RISK FACTORS", "BUSINESS", "CERTAIN TRANSACTIONS", and "MANAGEMENT", Messrs. Deutsch, Farkas, and Messina, the officers and three of the directors of the Company, are involved in several situations which involve possible conflicts of interests between themselves and the Company. They all have interests in entities which have conveyed and may convey real property to the Company. For the 33 month period beginning January 1, 1995, 68% of the finished and semi-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Mr. Messina. It is anticipated that the Company will continue to sell between one-third and one-half of its platted, finished and semi-finished lots to PrideMark during the next year. In addition, PrideMark Homes began direct competition with the Company in 1992, when it began developing, platting and acquiring lots to serve its own homebuilding needs.

      Robert A. Lembke and Norman A. Sheldon, directors of the Company, have investments and business interests in the real estate business in the Colorado area. Mr. Lembke is presently involved in one entity engaged in developing and selling lots to residential home builders, although it is not in an area which directly competes with the Company. They hold interests in entities which may convey real property to the Company.

      Mr. Farkas has provided loan acquisition and financial consulting services to Gateway LLC for which he has received a consulting fee equal to 1% of loans acquired through his services.

      The Company has and intends to continue to obtain legal services from a law firm in which Mr. Deutsch is a shareholder and principal.

      In  recognition of the potential  conflicts of interest,  the Company has;
(a) reached an understanding with Messrs. Deutsch, Farkas and Messina that any real estate purchased from them will be purchased at 10% below fair market value, based upon independent expert appraisals and each such purchase must be approved by the Company's two independent directors; (b) developed a property marketing program designed to decrease the Company's dependence on PrideMark for lot sales; (c) reached an agreement with Mr. Farkas to terminate his consulting agreement on the Effective Date; and (d) reached an understanding with Mr. Deutsch that he will have no further economic interest in any legal fees paid to his firm for legal services performed after the Effective Date.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Effective Date and as adjusted to reflect: (i) the completion of the Transaction involving the requisition of Gateway LLC; and (ii) the sale of the Common Stock offered hereby (assuming no exercise of the Over-Allotment Option) by (a) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director of the Company, (c) each executive officer of the Company as identified in this Prospectus, and (d) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such Shares subject to community property laws where applicable. The business address of each individual listed below is the same as the address of the Company's principal executive offices in Denver, Colorado.


                        Shares  Owned           Percentage of           Percentage  of
                        Beneficial as of the    Beneficial Ownership    Beneficial Ownership
                        Effective Date (1)      before Offering(1)      after Offering(1)
                        --------------------    --------------------    --------------------

Harvey E. Deutsch(2)           493,594               20.98%                12.81%

Joel H. Farkas(3)              493,594               20.98%                12.81%

Michael A. Messina             835,312               35.51%                21.68%

Officers & Directors         1,825,500               77.61%                47.39%
as a group (5 persons)
(1)

-------------

(1) The 1,822,500 shares owned by Messrs. Deutsch, Farkas and Messina along with 202,500 shares owned by other members of Gateway LLC are deposited under a Voting Trust Agreement described below. Under that Agreement, any two of these three individuals can vote the entire 2,025,000 deposited shares or 77.47% of the shares outstanding prior to the Offering and 52.57% afterwards.

(2) Of these Shares 330,075 are owned by family members or trusts for the benefit of family members of Mr. Deutsch. Mr. Deutsch exercises voting control over such Shares, as well as shared voting control with Messrs. Farkas and Messina over 202,500 additional Shares owned by other members of Gateway LLC, by virtue of the Voting Trust Agreement described in note 1 above and below.

(3) Of these Shares 149,344 are owned by a trust for the benefit of family members of Mr. Farkas. Mr. Farkas exercised voting control over such Shares, as well as shared voting control with Messrs. Deutsch and Messina over 202,500 additional Shares owned by other members of Gateway LLC, by virtue of the Voting Trust Agreement described in Note 1 above and below.

      Messrs. Deutsch, Farkas and Messina have entered into a Voting Trust Agreement pursuant to which, on and after the Effective Date, the shares of Common Stock of the Company beneficially owned by them and members of their respective families or family trusts will be voted by them as voting trustees serving pursuant to such Agreement. Under the terms of the Voting Trust Agreement, Messrs. Deutsch, Farkas and Messina have shared voting control (in proportion to the percentage of Shares owned by each of them and their respective family members and family trusts) over a total of 2,025,000 Shares which includes 202,500 Shares owned by other members of Gateway LLC. The Voting Trust Agreement has a term of ten years, and is renewable for an additional ten year period. During its term, the Voting Trust Agreement can be terminated only by agreement of the voting trustees. By virtue of its terms, the existence of such Voting Trust Agreement is not expected to diminish the voting control of the Company vested in Messrs. Deutsch, Farkas and Messina.

      Messrs. Deutsch, Farkas and Messina, their family members and the trusts for the benefit of their family members, as well as the other members of Gateway LLC, also have entered into a Cross Purchase Agreement providing for the sale and purchase of the Company's Common Stock among such persons and their representatives.


                                 UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), for whom Barron Chase Securities, Inc. (The "Representative") is acting as representative have severally agreed to purchase from the Company an aggregate of 1,500,000 Shares and 3,000,000 Purchase Warrants (collectively, the "Securities"). The number of Securities which each Underwriter has agreed to purchase is set forth opposite its name.

                                                  Number of       Number of
            Underwriter                             Shares         Warrants
            -----------                           ---------       ---------

            Barron Chase Securities, Inc
                                                  =========       =========
                           Total                  1,500,000       3,000,000

      The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are committed to purchase all Securities offered by the Prospectus, if any are purchased.

      The Company has been advised by the Representative that the Underwriters propose to offer the Securities to the public at the offering price set forth in the cover page of this Prospectus, and that the Underwriters may allow concessions to certain selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), all of whom agree to sell the Securities in conformity with the NASD's Conduct Rules. Such concessions will not exceed the amount of the underwriting discount that the Underwriters are to receive.

      The Company has granted to the Representative an Over-Allotment Option, exercisable for 45 days from the Effective Date, to purchase up to an additional 225,000 Shares and an additional 450,000 Purchase Warrants at the public offering price less the Underwriting Discount set forth on the cover page of this Prospectus. The Representative may exercise this option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.

      Officers and directors of the Company may introduce the Representative to persons to consider this Offering and to purchase Securities either through the Representative, other Underwriters or through participating dealers. In this connection, no shares have been reserved for these purchases and officers and directors will not receive any commissions or any other compensation.

      The Company has agreed to pay to the Representative a commission of 10% of the gross proceeds of this Offering (the "Underwriting Discount"), including the gross proceeds from the sale of the over-allotment option, if exercised. In addition, the Company has agreed to pay to the Representative the non-accountable expense allowance of 3% of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the over-allotment option. The Representative's expenses in excess of the Non-Accountable Expense Allowance will be paid by the Representative. To the extent that the expenses of the Representative are less than the amount of the Non-Accountable Expense Allowance received, such excess shall be deemed to be additional compensation to the Representative. The Representative has informed the Company that it does not expect sales to discretionary accounts to exceed 5% of the total number of Securities offered by the Company hereby.

      The Company has agreed pursuant to the terms of a Financial Advisor Agreement to be entered into at the Closing (the "Financial Advisor Agreement") to engage the Representative as a financial advisor at a fee of $108,000 all of which is payable to the Representative at the Closing. Pursuant to the terms of a financial advisory agreement, the Representative has agreed to provide for a period of 12 months from the Effective Date of the Registration Statement, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise. There are currently no plans, proposals, arrangements or understandings with respect to any potential merger, acquisition, financial proposal or joint venture.

      Prior to this Offering, there has been no public market for the shares of Common Stock or Purchase Warrants. Consequently, the initial public offering price for the Securities, and the terms of the Purchase Warrants (including the exercise price of the Purchase Warrants), have been determined by negotiations between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospects for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of this Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other factors, and no assurance can be given that public market for the Shares or the Purchase Warrants will develop after the Closing, or if a public market in fact develops, that such public market will be sustained, or that the Shares or Purchase Warrants can be resold at any time at the offering or any other price. See "RISK FACTORS Determination of Share and Warrant Offering Price".

      In order to facilitate the offering of the Common Stock and Purchase Warrants, the Representative may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock and Purchase Warrants. Specifically, the Representative may over allot in connection with the Offering, creating a short position in the Common Stock and Purchase Warrant for its own account. In addition, to cover over allotments or to stabilize the price of the common Stock and Purchase Warrant, the Representative may bid for, and purchase, shares of Common Stock and Purchase Warrants in the open market. Finally, the Underwriter may reclaim selling concessions allowed to a dealer for distributing the Common Stock and Purchase Warrants in the Offering, if the Representative repurchases previously distributed Common Stock or Purchase Warrants in transactions to cover the Representative's short position in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock and/or Purchase Warrants at a level above that which might otherwise prevail in the open market. The Representative is not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time.

      At the Closing, the Company will issue to the Representative or persons related to the Representative, for nominal consideration, the Common Stock Representative Warrants to purchase up to 150,000 shares of Common Stock and the Warrant Representative Warrants to purchase up to 300,000 warrants (the "Underlying Warrants"). The Common Stock Representative Warrants, and the Warrant Representa tive Warrants are sometimes referred to in this Prospectus as the "Representative Warrants." The Representative Warrants will be exercisable for a five-year period commencing on the Effective Date. The exercise price of each Common Stock Representative Warrant shall be $6.00 per share (150% of the public offering price). The exercise price of each Warrant Representative Warrant shall be $.290625 per warrant (155% of the public offering price). Each Underlying Warrant will be exercisable for a five-year period commencing on the Effective Date to purchase one share of Common stock at an exercise price of $6.975 per share of Common Stock. The Representative Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of 12 months from the Effective Date by the holder, except (i) to officers or partners of the Representative, other Underwriters and members of the selling group and/or their officers or partners; (ii) by will; or (iii) by operation of law.

      The Common Stock Representative Warrants and the Warrant Representative Warrants contain provisions providing to appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split of similar transaction. The Representative Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Representative Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative Warrants will have the same dilutive effect on the interests of the Company's stockholders as will a cash exercise. The Representative Warrants do not entitle the Representative to any rights as a stockholder of the Company until such Representative Warrants are exercised and shares of Common Stock are purchased thereunder.

      The Representative Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven years from the Effective Date, to include in such registration statement or offering statement the Representative Warrants and the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request, by the holders of 50% or more of the Representative Warrants during the period commencing 12 months from the Effective Date and expiring four years thereafter, the Company will, under certain circumstances, register the Representative Warrants and any of the securities issuable upon their exercise.

      The Company has also agreed that if the Company participates in any transaction which the Representative has introduced in writing to the Company during a period of five years after the Closing (including mergers, acquisitions, joint ventures and any other business transaction for the Company introduced in writing by the representative), and which is consummated after the Closing (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities of the Company), or if the Company retains the services of the Representative in connection with any such transaction (an "Introduced Consummated Transaction"), then the Company will pay for the Representative's services in amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million of such value, 3% of the next million of such value, 2% of the next million of such value, and 1% of the next million dollars of such value and of all such value above $4,000,000.

      The Company has agreed to indemnify the Underwriters against any costs or liabilities incurred by the Underwriters by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement on Form SB-2 and this Prospectus filed by the Company with the Commission (the "Registration Statement") under the Securities Act . The Underwriters have in turn agreed to indemnify the Company against any costs or liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and this Prospectus, based on information relating to the Underwriters and furnished in writing by the Underwriters. To the extent that this section may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

      The underwriting agreement provides that the Company will, for a period of three years from the Effective Date of the Registration Statement, maintain a Board of Directors of not less than five members, two of which are independent. It also provides that the Representative shall have the opportunity to have an observer attend meetings of the Company's Board of Directors at the Company's expense.

      The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

                           DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value. As of December 1, 1997 the Company had outstanding 327,000 shares of Common Stock held by 39 holders of record. Upon consummation of this offering, there will be 3,852,000 shares of Common Stock outstanding and if the Over-Allotment Option is utilized to its full extent, there will be 4,077,000 shares of Common Stock outstanding.

Common Stock

      Holders of shares of the Common Stock are entitled to one vote per Share on all matters to be voted upon by the stockholders. Cumulative voting is not permitted in the election of directors. In summary, cumulative voting permits the holders of voting securities to cumulate the vote attributable to such securities by multiplying the number of Shares held times the number of candidates standing for election to a corporation's board of directors and then allocating the resulting number of votes among one or more of such candidates. The absence of cumulative voting and the number of Shares beneficially owned by the present directors and officers of the Company will vest voting control of the Company in such persons. See "PRINCIPAL SHAREHOLDERS". The holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "DIVIDEND POLICY".

      In the event of liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Shares of Common Stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the shares of Common Stock sold in this offering will be fully paid and non-assessable.

Warrants

      General. The Warrants offered hereby will be issued in registered form pursuant to the terms of a warrant agreement (the "Warrant Agreement"), dated as of the Effective Date, between the Company and American Securities Transfer & Trust, Inc., as warrant agent (the "Warrant Agent"). An aggregate of 3,000,000 Warrants (up to 3,450,000 Warrants if the Over-Allotment option is exercised in full) will be issued pursuant to the Warrant Agreement.

      The following statements and summaries of certain provisions of the Warrant Agreement are subject to the more detailed provisions of the Warrant Agreement, copies of which may be examined at the principal offices of the Warrant Agent and a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      Right to Purchase Shares of Common Stock. Each Warrant will entitle the registered holder to purchase from the Company one share of Common Stock at an exercise price of $4.50 per Share during the period commencing on the date of this Prospectus and ending on the fifth anniversary of such date.

      Exercise. Each holder of a Warrant may exercise such Warrant by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to the Warrant Agent. No Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company is required to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this obligation, there can be no assurance that it will be able to do so. See "RISK FACTORS".

      The exercise price will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the office upon exercise of any Warrants and the number of Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassifications, reorganizations, consolidations, merger, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock. No adjustment in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassification of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporations, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have ben entitled upon such reorganization, reclassification, consolidation, merger or sale.

      Other Rights. In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holder of the Warrants at the time of such exercise an amount in cash equal to the same fraction of the current market value of a share of Common Stock of the Company.

      Warrant holders do not have voting or any other rights of shareholders of the Company and are not entitles to dividends, if any.

      Redemption of Warrants. If the closing price of the Common Stock shall have equaled or exceeded $6.40 per Share for a period of 30 consecutive trading days at any time after the date of this Prospectus, the Company may redeem the Warrants by paying holders $.35 per Warrant, provided that notice of such redemption is mailed within ten days after the end of such period and prescribes a redemp tion date at least 30 days thereafter. Warrant holders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date.

      Modification of the Warrant Agreement. The Warrant Agreement contains provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect, or to make any other provision in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrant holders.

Transfer Agent and Registrar and Warrant Agent

      The Transfer Agent and Registrar and Warrant Agent for the Common Stock is American Securities Transfer & Trust, Inc., Denver, Colorado.

Shares Eligible for Future Sale

      Prior to this offering, there has been no public market for the Common Stock or the Warrants. Sales of substantial amounts of shares of Common Stock in the public market could adversely affect market prices of the Shares and make it more difficult for the Company to sell equity securities in the future at a time and price it deems appropriate. See "RISK FACTORS".

      Upon completion of the offering, there will be 3,852,000 shares of Common Stock outstanding excluding an aggregate of 4,125,000 shares issuable upon exercise of; (i) the Warrants (3,000,000 Shares); (ii) the Over-Allotment Option and the Warrants issuable thereunder (675,000 shares); (iii) the Founders' Warrants (300,000 shares); (iv) the Representative's Warrants (450,000 shares); and (v) shares possibly issuable under the Stock Option Plan which may be adopted by the Company (a maximum of 375,000 Shares). Of these shares, the 1,500,000 shares sold in this offering, the 3,000,000 shares underlying the Warrants, and the maximum of 675,000 shares issuable upon full exercise of the Over-Allotment Option and the exercise of the Warrants issuable thereunder, will be freely tradeable without restriction or further registration under the Act, except for any such shares purchased by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 under the Act. As defined in Rule 144, an affiliate of the issuer is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such issuer, and generally includes members of the Board of Directors and senior management. Additionally, the 300,000 shares underlying the Founders' Warrants and the 327,000 shares of the Company's Common Stock issued prior to the Transaction, will also be registered under the Act. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The remaining 300,000 outstanding shares and the 300,000 Shares issuable upon full exercise of the Founders' Warrants, while registered under the Act, are subject to "lockup provisions" existing between the holders thereof and the Representative which preclude their sale into the market without the Representatives prior consent for 15 months from the Effective Date.

      Of the 2,352,000 shares of Common Stock outstanding on the Effective Date, the 2,025,000 Shares issued in the Transaction for the membership interests in Gateway LLC, the 450,000 Shares issuable upon full exercise of the Representative's Warrants, and the maximum of 375,000 Shares possibly issuable upon any Stock Option Plan adopted by the Company are or will be "Restricted Securities" as defined in Rule 144 under the Act ("Rule 144") (collectively the "Restricted shares") and may not be sold without registration under the Act unless pursuant to an applicable exemption therefrom. The 2,025,000 shares issued in the Transaction are also subject to the "lock-up provisions" for the 15 months from the Effective Date. The Company has granted certain registration rights with respect to the shares of Common stock underlying the
Representative's Warrants. In addition, the Company expects to register under the Act at any appropriate time, the Shares reserved for issuance under any Stock Option Plan adopted.

      In general, Rule 144 allows a stockholder who has beneficially owned Restricted Shares for at least one year to sell a number of Restricted Shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 38,520 Shares after giving effect to this offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information about the Company. A stockholder who is not an "affiliate" of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned his Shares for at least two years (as computed under Rule 144) is entitled to sell such Shares under Rule 144 without regard to the volume and manner of sale limitations described above.

                             SELLING STOCKHOLDERS

      The Registration Statement of which this Prospectus forms a part includes 627,000 shares of Common Stock (the "Selling Stockholder Shares") for resale by certain stockholders of the Company (the "Selling Stockholders"). Of the Selling Stockholders Shares, 327,000 are outstanding shares of Common Stock and 300,000 are shares of Common Stock underlying the Founders Warrants. Under certain "lockup provisions" between the Representative and the Selling Stockholders, the 300,000 outstanding shares and the 300,000 shares underlying the Founders Warrants may not be sold without the Representatives consent for 15 months from the Effective Date. The remaining 27,000 Selling Stockholders Shares may not be sold for 90 days from the Effective Date. See "DESCRIPTION OF SECURITIES - Shares Eligible for Future Sale". Subject to these restrictions, the Selling Stockholders may from time to time sell or otherwise dispose of such shares of common Stock on their own behalf at market prices then prevailing or otherwise at prices then available. None of these shares are being sold in the offering which is being underwritten by the Underwriters, and the Company will not receive any of the proceeds from the sale of these Selling Stockholders' Shares. The Company is paying all of the expenses of registration of the Selling Stockholders' Shares. Brokers' commissions, taxes and other selling expenses are to be borne by the Selling Stockholders and are not expected to exceed normal selling expenses. Sales of the Selling Stockholders' Shares will be subject to the prospectus delivery requirements and other requirements of the Securities Act.

      There are no current or future plans, proposals, arrangements or understandings of the Representa tive or known to the Representative with respect to modifying, shortening or waiving any of the described "lock-up provisions".

                                 LEGAL MATTERS

      Certain legal matters in connection with the Common Stock and Warrants offered hereby are being passed upon for the Company by William T. Kirtley, P.A., Sarasota, Florida and Gilbert L. McSwain, Esq., Denver, Colorado. Certain legal matters will be passed upon for the Underwriters by David A.
Carter, P.A., Boca Raton, Florida,

                                    EXPERTS

      The consolidated financial statements of Gateway LLC as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, and the balance sheet of Gateway American Properties Corporation (a Colorado Corporation), included in this Registration Statement have been audited by Gelfond Hochstadt Pangburn & Co., independent certified public accountants, Denver, Colorado, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

      The financial statements of Gateway American Properties Corporation (a Florida Corporation) as of December 31, 1995 and 1996, and for the period from January 12, 1995 (date of inception) to December 31, 1995, and for the year ended December 31, 1996, included in this Registration Statement have been audited by Beatty & Company, P.A., independent certified public accountants, Sarasota, Florida, as stated in their report appearing herein, and are included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

      The Company has filed with the Commission the Registration Statement under the Securities Act of 1933 with respect to the Securities, among other securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest
Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person to the Company at the following address or telephone number, a copy of any of the information that is incorporated by reference in this Prospectus: 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas, telephone (303)843-9742.

                   GATEWAY AMERICAN PROPERTIES CORPORATION,
                            a Colorado Corporation
                         INDEX TO FINANCIAL STATEMENTS



GATEWAY AMERICAN PROPERTIES, LLC,
                                                                           Page
      Independent Auditors' Report..........................................F-3
      Consolidated Balance Sheets...........................................F-4
      Consolidated Statements of Income.....................................F-5
      Consolidated Statements of Members' Equity............................F-6
      Consolidated Statements of Cash Flows.................................F-7
      Notes to Consolidated Financial Statements............................F-9


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Colorado Corporation)

      Independent Auditors' Report.........................................F-24
      Balance Sheet........................................................F-25
      Note to Balance Sheet................................................F-26


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Florida Corporation)

      Report of Independent Certified Public Accountant....................F-28
      Balance Sheet........................................................F-30
      Statement of Operations..............................................F-31
      Statement of Shareholder's Equity....................................F-32
      Statement of Cash Flows..............................................F-33
      Notes to Financial Statements........................................F-34

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
      GATEWAY AMERICAN PROPERTIES CORPORATION (Colorado)
      GATEWAY AMERICAN PROPERTIES, LLC and
      GATEWAY AMERICAN PROPERTIES CORPORATION (Florida)
            Introduction...................................................F-38
            Pro forma Condensed Balance Sheet..............................F-39
            Pro forma Condensed Statements of Operations...................F-40
            Notes to Pro forma Condensed Financial Statements..............F-42

                       GATEWAY AMERICAN PROPERTIES, LLC
                    (A COLORADO LIMITED LIABILITY COMPANY)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
           NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


Board of Directors
Gateway American Properties, LLC
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, and the related consolidated statements of income, members' equity and cash flows for each of the years in the two year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, the results of their operations, and their cash flows for each of the years in the two year period ended December 31, 1996, in conformity with generally accepted accounting principles.

GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
September 22, 1997

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                    December 31,  September 30,
                                                       1996            1997
                                                    -----------   ------------
                                                                   (Unaudited)
Cash                                                $   133,523   $    19,290
Restricted cash                                         534,729
Accounts receivable                                      69,709        58,750
Accounts receivable, related party                       84,650       570,527
Deposits                                                 62,700        72,500
Land under development                               16,081,225    21,543,952
Due from metro and
 general improvement districts (Note 2):
  Related parties                                     1,415,593     1,432,060
  Other                                                 161,038       161,638
Loan fees, net of amortization of $520,408 and
  $657,366 in 1996 and 1997, respectively               364,420       227,462
Deferred offering costs                                                80,595
Other assets                                             28,819        34,279
                                                    -----------   -----------
   Total assets                                     $18,936,406   $24,201,053
                                                    ===========   ===========

                         LIABILITIES AND MEMBERS' EQUITY

Liabilities:
  Accounts payable                                  $   860,650   $   923,633
  Accounts payable, related parties (Note 5)          1,011,754       802,516
  Property taxes payable                                 77,563        58,200
  Customer deposits (Note 4)                            236,000       338,500
  Notes payable (Note 3):
   Private placements                                 5,500,000     4,000,000
   Banks                                              4,858,817    12,225,169
   Related parties                                    1,047,433     2,500,219
   Other                                              4,782,945     2,395,269
                                                    -----------   -----------
  Total notes payable                                16,189,195    21,120,657
                                                    -----------   -----------
   Total liabilities                                 18,375,162    23,243,506
                                                    -----------   -----------

Commitments and contingencies (Notes 2, 4, 5, and 6)

Minority interest                                       156,946       111,403

Members' equity                                         404,298       846,144
                                                    -----------   -----------
   Total liabilities and members' equity            $18,936,406   $24,201,053
                                                    ===========   ===========

                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                        CONSOLIDATED STATEMENTS OF INCOME


                                   Year ended            Nine months ended
                                   December 31,             September 30,
                               1995           1996       1996          1997
                          ---------------------------------------------------
                                                      (Unaudited)   (Unaudited)
Sales:
  Related party (Note 5)   $2,800,535     $ 7,901,928  $4,531,383   $4,485,601
  Other                     1,574,824       2,598,678   2,304,962    2,260,944
                           ----------      ----------  ----------    ---------
                            4,375,359      10,500,606   6,836,345    6,746,545
Cost of sales (Note 5)      3,747,285       9,549,080   6,077,747    5,353,431
                           ----------      ----------  ----------    ---------
                              628,074         951,526     758,598    1,393,114

General and
 administrative expenses      589,905         791,522     534,402      791,076
                           ----------      ----------  ----------    ---------
Operating income               38,169         160,004     224,196      602,038

Interest income (expense)      10,728           1,450     (33,480)      (3,357)
                           ----------      ----------  ----------    ---------
Income before
 minority interest             48,897         161,454     190,716      598,681

Minority interest in
 income of
 consolidated
 joint ventures                39,149          52,010      19,299       75,335
                           ----------      ----------  ----------    ---------

Net income                 $    9,748     $   109,444  $  171,417    $ 523,346
                           ==========      ==========  ==========    =========


                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
                NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                                                                      Total
                              Member         Member     Accumulated  members'
                           contributions  distributions  earnings     equity
                           -------------  ------------- -----------  --------


Balance, January 1, 1995     $296,074    $(113,792)     $67,158     $249,440

Contributions from members    30,500                                  30,500

Net income                                                9,748        9,748
                             -------      --------      -------      -------

Balance, December 31, 1995   326,574      (113,792)      76,906      289,688

Contributions from members     5,166                                   5,166

Net income                                              109,444      109,444
                             -------      --------      -------      -------

Balance, December 31, 1996   331,740      (113,792)     186,350      404,298

Distributions to members
(unaudited)                                (81,500)                  (81,500)

Net income for the nine
months ended September 30,
1997 (unaudited)                                        523,346      523,346
                             -------      --------      -------      -------

Balance, September 30,
1997 (unaudited)            $331,740     $(195,292)    $709,696     $846,144
                             =======      ========      =======      =======

                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        Years ended          Nine months ended
                                       December 31,             September 30,
                                     1995         1996       1996         1997
                                 ------------------------------------------------
                                                          (Unaudited) (Unaudited)
Cash flows from operating activities:

Net income                         $  9,748     $109,444   $ 171,417    $523,346
                                 ----------   ----------  ----------  ----------
Adjustments to reconcile
  net income to net cash
  used in operating activities:
   Depreciation                       4,551        6,496       4,872       3,836
   Amortization                     232,618      266,909     196,649     127,662
   Minority interest in income
    of consolidated joint ventures   39,149       52,010      19,299      75,335
   Changes in operating assets
    and liabilities:
     Restricted cash              1,979,079     (181,304)    203,879     534,729
     Accounts receivable           (258,123)     125,941     (49,487)   (474,918)
     Deposits                                    (62,700)    (50,000)     (9,800)
     Land under development      (6,341,433)  (3,896,108) (2,982,980) (5,462,727)
     Due from metro and general
       improvement districts       (503,806)  (1,072,825)   (766,615)    (17,067)
     Loan fees                     (210,354)    (370,491)   (357,379)
     Other assets                   (27,693)     108,339     108,039
     Accounts payable               866,859      611,820    (468,028)   (146,255)
     Property taxes payable          81,873      (27,437)    (71,347)    (19,363)
     Customer deposits               86,313      (73,333)    (49,999)    102,500
                                 ----------   ----------  ----------  ----------
Net cash flows used
 in operating activities         (4,041,219)  (4,403,239) (4,091,680) (4,762,722)
                                 ----------   ----------  ----------  ----------

Cash flows from investing activities:

  Distributions to minority
   interest                         (12,040)     (59,667)    (34,667)   (120,878)
                                 ----------   ----------  ----------  ----------
Net cash flows
 used in investing activities       (12,040)     (59,667)    (34,667)   (120,878)
                                 ----------   ----------  ----------  ----------

Cash flows from financing activities:

  Deferred offering costs                                                (80,595)
  Issuance of notes payable       6,599,343   19,456,461  17,121,666  12,804,180
  Payments of notes payable      (2,781,389) (14,867,850)(12,759,026) (7,872,718)
  Contributions from members         30,500        5,166         175
  Distributions to members                                               (81,500)
                                 ----------   ----------  ----------  ----------
Net cash flows provided
  by financing activities         3,848,454    4,593,777   4,362,815   4,769,367
                                 ----------   ----------  ----------  ----------

Net increase (decrease) in cash    (204,805)     130,871     236,468    (114,233)
Cash beginning                      207,457        2,652       2,652     133,523
                                 ----------   ----------  ----------  ----------

Cash ending                        $  2,652     $133,523   $ 239,120    $19,290
                                 ==========   ==========  ==========  ==========

                                   (Continued)

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                      Years ended           Nine months ended
                                      December 31,            September 30,
                                    1995         1996       1996         1997
                                 -----------------------------------------------
                                                          (Unaudited)(Unaudited)

Supplemental disclosure of
 cash flows information:

  Cash paid during the
    period for interest         $ 1,062,285  $ 2,261,129 $ 1,753,000 $ 1,665,000
                                 ==========   ==========  ==========  ==========

Disclosure of noncash
 financing activities:
  During 1996, the Company
   assumed  indebtedness of
   members  totaling  $433,212
   related to development costs
   they had incurred  which has
   been included as costs of
   land under development (Note 5).


                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies:

  a. Capitalization and organization of the limited liability company:

     Gateway American  Properties LLC (Gateway LLC or the Company) was formed in
      June 1994 for the purpose of acquiring, zoning, platting, and developing real property for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders. Land under development is concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. The builders may construct single family detached homes or multifamily attached town homes. The Company also plans to purchase other real estate; complete the annexation, zoning, platting and infrastructure; and sell the properties in bulk as platted, or as separate finished lots. The Company may also engage in the development of commercial properties.

     As more fully described in the accompanying notes, a substantial portion of the land acquisition and sales transactions is with related parties.

     Effective  December 1994, the Company  acquired a 50% ownership in the Land
      Investors Acquisition Fund (LIAF), a Colorado limited liability company formed in March 1994. The 50% membership interest in LIAF was acquired from the Company's three principal members, one of whom is also a 93% owner of Richland Development Company, LLC (RDC) and PrideMark, a significant customer of the Company. The Company paid an amount equal to 50% of the net historical book value of LIAF. Since the Company's principal members have exercised significant control over LIAF, the accounts of LIAF have been consolidated with accounts of the Company since the inception of LIAF.

     Effective May 31, 1995, the Company acquired the remaining 50% interest in LIAF for $235,000, consisting of cash and notes payable, from unrelated third parties. The acquisition has been accounted for as a purchase and the assets and liabilities have been recorded at fair value which approximated historical costs.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  a. Capitalization and organization of the limited liability company
     (continued):

     During 1995, the Company formed Rampart Townhomes at Roxborough, LLC in which the Company retained a 61.66% interest. In addition, during 1995 the Company formed Townhomes at Quail Run, LLC in which the Company retained a 75% interest. Both LLC's have been consolidated in the accompanying financial statements and the results of their operations have been included in the financial statements since acquisition. Both entities are in the business of developing land for sale to homebuilders.

     Effective July 31, 1996,  the Company  acquired a 100% interest in Sterling
      Hills, Ltd. for $645,869 of which $354,546 was paid to related parties, $63,782 was paid to a party related to the underwriter of the Company's private placements and the remaining amount was paid to unrelated third parties. Sterling Hills, Ltd. was merged into Gateway American Properties, LLC as of July 31, 1996. The results of its operations have been included in the financial statements since acquisition.

     During 1996, the Company formed a new  subsidiary,  Willow Run  Properties,
      LLC, in which the Company owns 99.999%, with the remaining .001% owned by a member of the Company.

     All significant intercompany accounts and transactions have been eliminated.

  b. Limited Liability Company (LLC):

     An LLC is an unincorporated association of one or more persons whose members have limited personal liability for the obligations or debts of the entity. For federal income tax purposes, the Company is classified as a partnership.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  c. Revenue and cost recognition:

     Revenue and profit are recognized at the time a sale is closed, ownership is transferred to the buyer, and the Company is not obligated to perform significant activities subsequent to the closing date. Capitalized costs are charged to cost of sales upon closing. Consideration received by the Company for sales is generally cash.

     During development, all direct material and labor costs and those indirect costs related to acquisition and development are capitalized. Costs incurred in connection with completed lots are expensed as incurred. Provisions for estimated losses on uncompleted development projects are recorded in the period in which such losses are determined. All customer deposits are recorded as liabilities until the sale is completed.

  d. Cash equivalents:

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

  e. Restricted cash:

     Restricted cash  represents  funds held in escrow  accounts with a bank for certain designated purposes in connection with the Company's issuance of 12% secured promissory notes with a balance of $5,500,000 at December 31, 1996 ($4,000,000 at September 30, 1997 (unaudited)) (see Note 3). These escrow accounts include funds designated for acquisition of the properties, development of the lots, and payment of interest on the note. Additionally, all proceeds from sales of finished lots are deposited in the escrow account to be used for development of additional lots unless and until funds held in the escrow account are considered sufficient to cover development costs for all lots pledged as collateral on the note. At September 30, 1997, all restricted cash had been disbursed in accordance with the terms of the promissory notes (unaudited).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  f. Due from metro and general improvement districts:

     Amounts due from metro and general  improvement  districts consist of costs incurred by the Company on behalf of certain districts in order to begin the construction of necessary infrastructure items while the districts are being established and the houses in the corresponding areas are being sold. Although the Company has not incurred any losses from the districts, the collectibility of such advances is dependent on the related districts' ability to successfully raise sufficient funds in order to complete the construction of the infrastructure and reimburse the costs of the Company which may take up to nine years. Management anticipates that all advances will be collected from the metro general improvement districts: however, any advances determined to be uncollectible will be charged to operations.

     As of December 31, 1996 and September 30, 1997 (unaudited), included in due from metro and general improvement districts on the accompanying balance sheets are $1,415,593 and $1,432,060, respectively, from metro districts of which three members of the Company comprise the board of directors (see
      Note 2).

  g. Land under development:

     Land under development  represents inventory consisting principally of lots which the Company is zoning, platting, and readying for housing construction. Inventories are stated at the lower of cost or net realizable value. On a quarterly and annual basis, the Company assesses costs allocated to each parcel of land to evaluate net realizable values. Costs of inventory include all land acquisition costs, studies, site development, surveys, direct costs of land development, and indirect costs including financing and other carrying costs incurred during the period of development. Development costs are allocated to specific parcels of land.

     The Company is developing several projects which it is selling pursuant to specific performance contracts and option contracts with related and unrelated parties. Most contracts provide for price escalations based on the date of closing. These projects are in various stages of development and will require additional costs before the projects will be completed and be available for sale. The Company seeks to maintain purchase option contracts for real estate properties covering a four to seven year supply of lots, based upon current lot absorption information. In certain instances, management believes it may take up to nine years to totally complete development of certain major projects. At September 30, 1997 (unaudited) platted lots totaled approximately $10,475,000 and lots under development totaled approximately $11,069,000.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  h. Capitalization of interest:

     The Company capitalizes interest on land under development during the period of development and includes such costs as cost of sales when the related real estate is sold. During the years ended December 31, 1995 and 1996, the Company incurred and capitalized interest of $1,062,285 and $2,261,129, respectively, of which $3,320 and $63,540 was incurred to related parties.

     During the nine month periods ended September 30, 1996 and 1997, the Company incurred and capitalized interest of approximately $1,753,000 and $1,665,000, respectively, of which $47,637 and $103,884 was incurred to related parties (unaudited). At September 30, 1997 land under development included net capitalized interest of $1,386,154 (unaudited).

  i. Loan fees:

     Loan fees relating to the private placement notes payable are capitalized and amortized over the life of the respective loans.

  j. Income taxes:

     No provision for income taxes has been provided since the members report their distributive shares of income and deductions of the limited liability company in their personal capacities, pursuant to election under Subchapter K of the Internal Revenue Code.

  k. Fair value of financial instruments:

     The Company's financial instruments consist of cash, accounts receivable, due from general improvement districts, accounts payable and notes payable. The carrying value of cash and accounts receivable approximates fair value due to their short-term nature. Amounts due to non-related parties, including accounts payable and notes payable approximate fair value due to their short-term nature and recently negotiated interest rates, many of which are floating rates.

     Notes payable related parties as shown in Note 3, are interest bearing and due at various dates through September 30, 1999.

     Amounts due from general improvement districts are recorded at the amounts receivable at the balance sheet date; however, the amounts will be paid to the Company as development infrastructure is completed and billed to homeowners, which may be over a period of years. As discussed in Note 2, a portion of these receivables bear interest at 8% payable semi-annually and the balance of the receivables are non interest bearing. Due to the indefinite timetable for repayment of these receivables it is not practicable to estimate their fair value.

     Other receivables from and payables to related parties are recorded at the amounts due at the balance sheet date, and arise from related party transactions discussed in Note 5. These receivables and payables are all non interest bearing and are due on demand. However, fair value of these amounts is not practicable to estimate because the underlying transactions were not carried out on an arm's-length basis.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  l. Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  m. Reclassifications:

     Certain  amounts  reported  in the  1995  financial  statements  have  been
      reclassified  to  conform  to   classifications   in  the  1996  financial
      statements.

  n. Interim financial statements (unaudited):

     The financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited. However, in the opinion of the Company's management, the interim financial statements contain all adjustments, including normal recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations, and cash flows.

2. Due from metro and general improvement districts:

     Included in "Due from metro and general improvement districts" are limited tax bonds which the Company received in 1995 from a metro district as payment for costs incurred by the Company on behalf of the metro district for the construction of certain infrastructure items. The bonds bear interest at 8% which is payable on a semiannual basis. The bonds will mature at a rate of $5,000 per year beginning December 1, 1996, with the remaining amount of $320,330 due on December 1, 2005. As of December 31, 1996 and September 30, 1997 (unaudited), the Company had $337,768 recorded in due from metro and general improvement districts on the accompanying balance sheets related to this metro district.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

3. Notes payable:

     The Company has notes payable as follows:
                                                 December 31,     September 30,
                                                    1996              1997
                                                 -----------      ------------
                                                                   (Unaudited)
     Notes payable, private placement, due
      September 30, 1999, payments in eight
      equal installments of $500,000 beginning
      December 31, 1997, and each three months
      thereafter, interest at 12% payable
      monthly, collateralized by deed of trust
      on various  parcels of real  property
      and guaranteed by certain members of
      the Company                               $ 4,000,000      $ 4,000,000

     Notes payable, private placement, due
      April 30, 1997, payments in two equal
      installments of $1,500,000 on April 30,
      1996 and 1997,  interest at 12% payable
      monthly, collateralized by deed of trust
      on various  parcels of real property and
      guaranteed by certain members of the
      Company                                     1,500,000

     Notes payable, bank, due from February 5,
      1998 through  March 1, 1999, interest
      at 1% to 2% above prime rate with either
      quarterly  payments or due at maturity,
      collateralized by deeds of trust on
      various parcels of real property            1,724,037        9,656,830

                       GATEWAY AMERICAN PROPERTIES, LLC
                    (A COLORADO LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
           NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):


                                                 December 31,     September 30,
                                                    1996              1997
                                                 -----------      ------------
                                                                   (Unaudited)
      Notes payable, bank, due from January 1,
       1998 through June 30, 1998, interest
       at 1.5% above prime, payable monthly,
       collateralized by deeds of trust on
       various parcels of real property           2,156,476        2,478,339

      Notes payable,  bank, under a line of
       credit, due March 19, 1998,  interest
       at 1.5% above prime, collateralized
       by deeds of trust on various parcels
       of real property                              78,500           90,000

      Notes payable, bank, due from March 29,
       1997 through June 1, 1997, interest at
       12% (or 4% over bank rate, whichever
       is greater), payable monthly,
       collateralized by various parcels
       of real property and guaranteed by
       certain members of the Company               899,804

      Notes payable, related parties, due
       from June 15, 1998 through September 30,
       1999, interest at 6% to 10% payable
       monthly or quarterly, uncollateralized       897,433          683,930

      Note payable, related party, due from
       January 1, 1998 through January 1, 1999,
       interest at .75% above prime payable
       monthly, collateralized by deed of trust
       on various parcels of real property          150,000        1,816,289

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):
                                                 December 31,     September 30,
                                                    1996             1997
                                                 -----------      ------------
                                                                  (Unaudited)

     Notes payable, other, due November 1,
      1997 through March 9, 2004, interest
      at 8% to 15%, payable monthly or
      quarterly,  collateralized by deeds
      of trust on various parcels of real
      property                                    2,864,449        2,184,574

     Notes payable, other, due through
      June 15, 1998, interest at 8.5% to 15%,
      payable quarterly or deferred until
      maturity, uncollateralized                  1,918,496          210,695
                                                 ----------      -----------

                                                $16,189,195      $21,120,657
                                                ===========      ===========

     Notes payable, private placements provide financing for land acquisition and development projects. The terms of the private placements require the Company to maintain certain loan to collateral value ratios and cash reserves (see Note 1). Notes payable, related parties, are payable to members, their related companies, and affiliates.

     Aggregate  maturities  for notes payable  outstanding at September 30, 1997
      (unaudited) are as follows:

                 1997                           $  2,752,310
                 1998                             13,239,296
                 1999                              3,389,539
                 2000                                      0
                 2001                                      0
                 Thereafter                        1,739,512
                                                ------------

                 Total notes payable            $ 21,120,657
                                                ============

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

4. Option contracts:

     The Company has entered into option contracts with unrelated entities to sell properties which it is developing into lots available for sale to homebuilders. At December 31, 1996, the Company has committed to sell 119 remaining lots to these parties upon completion of development activity for a total sales price of $2,971,250 (451 lots at a total sales price of $11,682,800 at September 30, 1997 (unaudited)). These option contracts generally include escalation clauses at various rates. Based on costs incurred through December 31, 1996 (and September 30, 1997 (unaudited)), and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these option contracts. Sales to one of these entities in 1996 comprised approximately 16% of total sales.

     At December  31,  1996,  the Company has  received  $236,000  ($338,500  at
      September 30, 1997, (unaudited)) as option deposits to be applied against the lots available for sale.

     In June 1997, the Company received $100,000 under an installment land contract to sell a 10% undivided interest in a land parcel. Under the agreement, the Company may be required to repurchase the parcel at its fair market value over the next four years, with agreed upon minimum appreciation. Consequently, the amount received is recorded as a liability and the minimum appreciation (or increase in fair market value, if greater) will accrete over four years (unaudited).

5. Related party transactions:

  a. Related party land purchases:

     During 1996, the Company and its subsidiaries  purchased unimproved land at a cost of approximately $1,995,000 from affiliated entities. Upon purchase, the cost of the land is included in land under development. During 1995, the Company purchased unimproved land from affiliates with a cost of approximately $2,220,000. During the nine months ended September 30, 1997, the Company acquired no additional land from affiliated entities (unaudited).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  b. Related party lot sales:

     During 1995 and 1996,  the  Company sold  improved  lots  to  an  affiliate which is owned by a member and manager of the Company for cash of $2,800,535 and $7,809,928 ($5,132,208 and $3,960,111 for the nine months periods ended September 30, 1996 and 1997 (unaudited), respectively). At December 31, 1996, pursuant to specific performance contracts, the Company has committed to sell 556 lots to the affiliate upon completion of the development process for $11,488,350 (79 lots for $2,084,200 at September 30, 1997 (unaudited)). During the nine months ended September 30, 1997 (unaudited), the affiliate released the Company from the majority of the specific performance contracts. The improved lots underlying these contracts were subsequently included in option contracts with unrelated third parties (Note 4). The option contracts generally include escalation clauses at various rates. Based on costs incurred through September 30, 1997, and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these contracts. In 1996, an additional $92,000 ($525,490 during the nine months ended September 30, 1997 (unaudited)) of lot sales were made to an entity which is one-third owned by a member of the Company. The Company has commitments to sell this entity 15 lots for $397,500 at September 30, 1997 (unaudited).

  c. Indemnification agreement:

     During 1995, the Company entered into an indemnification agreement whereby the Company indemnifies the three principal members from any liability or expense incurred by the members under loans obtained for the benefit of the Company for which the members provided personal guarantees.

  d. Legal fees:

     Three  members of the Company are  attorneys  in a law firm which  provided significant legal services to the Company, primarily pertaining to zoning, platting and other related services in connection with developing real estate. Approximately $680,000 of related party legal fees were incurred by the Company in 1995, $470,000 in 1996, $399,744 (unaudited) and $137,862 (unaudited) for the nine months ended September 30, 1996 and 1997, respectively. At December 31, 1996, there were outstanding legal bills due the law firm of $433,568 ($392,597 at September 30, 1997 (unaudited)).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  d. Legal fees (continued):

     The Company has agreements with the law firm for legal fees related to specific projects to be developed by the Company. These fees are contingent on the completion of zoning and platting of some or all the parcels involved. The fees incurred for such contingent legal work is approximately $164,000 at December 31, 1996 ($185,000 at September 30, 1997 (unaudited)). However, these fees have not been billed by the law firm and are not recorded in these financial statements.

  e. Office lease:

     The Company is leasing its office space under a noncancellable operating lease expiring September 30, 1997, from an entity controlled by a member of the Company. Rent expense under the lease for 1995 and 1996 was $43,364 and $45,852 ($30,836 and $ 54,683 for the nine months ended September 30, 1996 and 1997 (unaudited)), respectively. The future minimum rental commitment under this lease at December 31, 1996 is $27,972, all of which is due in 1997.

     In June 1997, the Company renewed the lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm (unaudited).

     Minimum future rental commitments under this lease at September 30, 1997 are as follows (unaudited):

              Three months ended December 31, 1997       $   17,319
              Year ended December 31, 1998                   70,029
              Year ended December 31, 1999                   73,041
              Year ended December 31, 2000                   56,475

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  f. Other related party transactions:

     During 1995, the Company entered into employment agreements with three members of the Company to pay them aggregate annual compensation of $336,000 per year beginning July 1, 1994. In 1996, compensation to the three members totaled $1,052,591, of which $293,379 was paid to or on behalf of the members, $433,212 was paid through the assumption by the Company of indebtedness of the managers related to development costs they had incurred on behalf of the Company, and $326,000 has been accrued at December 31, 1996. During the nine months ended September 30, 1996 and 1997, compensation to the three members was $417,400 and $533,822, (unaudited) respectively; $578,000 remains unpaid at September 30, 1997 (unaudited). In addition, $183,500 was paid in 1996 as consulting fees to entities controlled by the members.

     During the nine months ended September 30, 1996 and 1997, consulting fees paid to affiliates were $55,500 and $28,904 (unaudited), respectively.

6. Proposed public offering:

     In January 1997, the Company was party to an agreement whereby the Company would acquire a controlling interest in Gateway American Properties Corporation (GAPC) (a reverse acquisition). According to the agreement, the members of the Company are to contribute their ownership interest in the Company to GAPC in return for 2,025,000 shares of GAPC common stock, out of a total outstanding common stock of 2,352,000 shares. The exchange is to be effective contemporaneous with the closing of a proposed public offering. The 327,000 shares of common stock not owned by the members of the Company will be registered contemporaneous with the shares offered in the proposed public offering.

     The proposed offering will sell 1,500,000 shares of common stock of GAPC to the public at $4.00 per share and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, GAPC has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase for $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three-year period commencing on the date of the offering.

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)

                               SEPTEMBER 30,1997

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
Gateway American Properties Corporation
Denver, Colorado


We have audited the balance sheet of Gateway American Properties Corporation as of September 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gateway American Properties Corporation as of September 30, 1997, in conformity with generally accepted accounting principles.


GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
November 19, 1997

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)

                                  BALANCE SHEET

                               SEPTEMBER 30, 1997


                                     ASSETS

Assets                                                     $               100
                                                           ===================



                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities                                                $              NONE
                                                           ===================

Shareholders' equity:
 Common stock, $0.01 par value;
   authorized 20,000,000 shares;
   Issued and outstanding 100 shares                                         1
 Additional paid-in capital                                                 99
                                                           -------------------

 Total liabilities and shareholders' equity                $               100
                                                           ===================

                           See note to balance sheet.

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)

                              NOTE TO BALANCE SHEET

                               SEPTEMBER 30, 1997

1.    Organization and nature of business:

      Gateway American Properties Corporation (the "Company") was incorporated in March 1997 for the purpose of acquiring all of the assets of Gateway American Properties Corporation - Florida (GAPC-F), in exchange for 327,000 shares of the Company's common stock. In addition, the Company is party to an agreement whereby the Company is to acquire Gateway American Properties, LLC (Gateway LLC) subsequent to its acquisition of GAPC-F, and contemporaneous with the closing of a proposed public offering of the Company's stock. According to the agreement, the members of Gateway LLC are to contribute their ownership interest in Gateway LLC in return for 2,025,000 shares of the Company's common stock.

      Gateway LLC was formed in June 1994 for the purpose of acquiring, zoning, platting, and developing real estate for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders.

      GAPC-F is a development stage company incorporated in Florida which has not had any significant operations.

      The Company has entered into a letter of intent with an underwriter  for a public offering of its stock, whereby the Company will sell 1,500,000 shares of common stock to the public at $4.00 per share, and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, the Company has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase of $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three period commencing on the date of the offering.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                            Interim Financial Report
                                September 30,1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Gateway American Properties Corporation

      We have audited the accompanying balance sheet of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from January 12, 1995 (date of inception) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's continued operations are dependent upon the receipt of additional capital and the success of future operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                        Beatty & Company, P.A.
                                        Certified Public Accountants
                                        Sarasota, Florida

March 27,  1997  (except for Notes 5, 6, and 7, as to which the date is July 14,
1997)

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS

                                       As of December 31      As of September 30
                                       1995         1996        1996      1997
                                       ----         ----        ----      ----
                                                          (Unaudited)(Unaudited)

Current Assets:
         Cash & Equivalents           $  76,715    $20,433  $  30,670  $  1,560
                                      ---------    -------  ---------  --------
Other Assets:
         Deferred Offering Costs      $ 403,848    $31,210  $ 406,963  $ 58,134
         Deposits                        30,000          0     30,000         0
         Organization Costs (Net)           282        211        228       158
                                      ---------    -------  ---------  --------
         Total Other Assets           $ 434,130    $31,421  $ 437,191   $58,292
                                      ---------    -------  ---------  --------
         Total Assets                 $ 510,845    $51,854  $ 467,861   $59,852
                                      =========    =======  =========  ========

                       LIABILITIES & SHAREHOLDERS EQUITY


Current Liabilities:
          Accounts Payable             $ 28,318   $ 33,548  $ 31,229   $ 55,891
          Accrued Liabilities             1,625      2,250       625      4,875
                                       --------   --------  --------   --------
          Total Liabilities            $ 29,943    $35,798  $ 31,924   $ 60,766
                                       --------   --------  --------   --------

Shareholders' Equity:
          Common Stock, $.01 par value,
           10,000,000 shares authorized
           436,000 shares issued &
           outstanding                  $ 4,360    $ 4,360   $ 4,360    $ 4,360
          Purchase Warrants               4,000      4,000     4,000      4,000
          Additional Paid-In Capital    646,538    646,538   646,538    646,538
          Accumulated Development Stage
           Deficit                     (173,996)  (638,842) (218,961)  (655,812)
                                       --------   --------  --------   --------
          Total Shareholders' Equity   $480,902    $16,056  $435,937      $(914)
                                       --------   --------  --------   --------
          Total Liabilities &
           Shareholders' Equity        $510,845   $ 51,854  $467,861   $ 59,852
                                       ========   ========  ========   ========

   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Operations


                                        For the                                                   For the
                                        Period from                 For the        For the        Period from
                                             Inception    For the        Nine Months    Nine Months    Inception
                                             Through      Year Ended     Ended          Ended          Through
                                             12-31-95     12-31-96       9-30-96        9-30-97        9-30-97
                                             --------     ---------     ---------       ---------      ---------
                                                                       (Unaudited)     (Unaudited)    (Unaudited)
Development Stage Revenues:
    Investment income                       $  11,476    $   1,888       $  1,491         $     95      $  13,459
                                            ---------    ---------       --------         --------      ---------
Expenses Incurred During Development Stage:
    Costs of Withdrawn Public Offering      $       0    $ 406,963       $      0         $      0      $ 406,963
    General & Administrative Expenses          61,314       23,250         20,929            7,242         91,806
    Office Expenses                            48,996       10,705          8,461            7,605         67,306
    Legal & Professional                       18,686       20,376         13,732            2,165         41,227
   Travel & Related Costs                      33,684        4,812          3,000                0         38,496
   Other Miscellaneous Expenses                22,792          628            334               53         23,473
                                            ---------    ---------       --------         --------      ---------
   Total Expenses                           $ 185,472    $ 466,734       $ 46,456         $ 17,065      $ 669,271
                                            ---------    ---------       --------         --------      ---------
Deficit Accumulated During Development
   Stage                                    $(173,996)   $(464,846)      $(44,965)        $(16,970)     $(655,812)
                                            =========    =========       ========         ========      =========

Earnings (Loss) Per Share                   $   (0.48)   $   (1.07)      $  (0.10)        $  (0.04)     $   (1.60)
                                            =========    =========       ========         ========      =========
Number of shares outstanding for purposes
   of computing net loss per share            361,673      436,000        436,000          436,000        408,972
                                            =========    =========       ========         ========      =========


   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                        Statement of Shareholders' Equity
               For the Period from Inception to December 31, 1995,
                      for the Year Ended December 31, 1996,
          and for the Nine Months Ended September 30, 1997 (Unaudited)

                                        Common            Stock         Additional      Development     Total
                                         Stock           Purchase        Paid-in           Stage     Shareholders'
                                     $.01 Par Value      Warrants        Capital          Deficit       Equity
                                     --------------    -----------     -----------      -----------   ------------

Sale of 287,346 shares of $.01
par value Common Stock and
251,346 Stock Purchase Warrants
for $384,998 less offering costs
of $59,722                             $ 2,873         $ 2,513           $319,890                       325,276

Sale of 22,654 shares of $.01
par value Common Stock and
22,654 Stock Purchase Warrants
for $26,000                                227             227             25,546                       26,000

Sale of 126,000 shares of $.01
par value Common Stock and
126,000 Stock Purchase Warrants
for $315,000 less offering costs
of $11,378                               1,260           1,260            301,102                      303,622

Development Stage Deficit
from inception through
December 31, 1995                                                                      (173,996)      (173,996)

                                     --------------    -----------     ----------      -------       ---------
Totals - December 31, 1995             $ 4,360         $ 4,000           $646,538     $(173,996)     $ 480,902

Development Stage Deficit
accumulated from January 1, 1996
throughDecember 31, 1996                                                               (464,846)      (464,846)
                                     --------------    -----------     ----------      -------       ---------

Totals -December 31, 1996              $ 4,360         $ 4,000           $646,538     $(638,842)      $ 16,056

Development Stage Deficit
accumulated from January 1, 1997
through September 30, 1997 (Unaudited)                                                  (16,970)       (16,970)
                                     --------------    -----------     ----------       -------       --------

Totals-September 30, 1997 (Unaudited)  $ 4,360         $ 4,000           $646,538     $(655,812)          $914
                                       =========      =========         =========     =========      =========



   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                    For the                                                       For the
                                                  Period from                       For the        For the      Period from
                                                   Inception        For the       Nine Months    Nine Months     Inception
                                                    Through        Year Ended        Ended          Ended         Through
                                                    12-31-95        12-31-96        9-30-96        9-30-97        9-30-97
                                                  -----------      ----------      ----------     ----------   ------------

Cash Flows From (Used In) Financing Activities:
    Sale of Common Stock & Purchase Warrants        $ 725,998      $       0      $       0      $       0      $  725,998
    Less Offering Costs for Private Placements        (71,100)             0              0              0         (71,100)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From  (Used In)Financing Activities  $ 654,898      $       0      $       0      $       0      $  654,898
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In) Investing Activities:
   Deferred Offering Costs                          $(403,848)     $ 372,638      $  (3,115)     $ (26,924)     $  (58,134)
   Deposits                                           (30,000)        30,000              0              0               0
   Organization Costs                                    (352)             0              0              0            (352)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) investing Activities  $(434,200)     $ 402,638      $  (3,115)     $ (26,924)     $  (58,486)
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In ) Operating Activities:
   Development Stage Earnings (Deficit)             $(173,996)     $(464,846)     $ (44,965)     $ (16,970)     $ (655,812)
   Adjustments:
    Amortization                                           70             71             54             53             194
    Accounts Payable                                   28,318          5,230          2,981         22,343          55,891
    Accrued Liabilities                                 1,625            625         (1,000)         2,625           4,875
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) Operating Activities  $(143,983)     $(458,920)     $ (42,930)     $   8,051      $ (594,852)
                                                    ---------      ---------      ---------      ---------      ----------

Net Increase (Decrease) In Cash                     $  76,715      $ (56,282)     $ (46,045)     $ (18,873)     $    1,560
Plus Beginning Cash Balance                                 0         76,715         76,715         20,433               0
                                                    ---------      ---------      ---------      ---------      ----------
Ending Cash Balance                                 $  76,715      $  20,433         30,670      $   1,560      $    1,560
                                                    =========      =========      =========      =========      ==========

         The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements




1.   Significant Accounting Policies

     A. Development Stage Operations - The Company has been in the development stage since its inception in late 1994 and subsequent incorporation in January, 1995 as a Florida corporation. The Company's proposed business activity is to acquire one or more other business entities and/or develop business and investment activities satisfactory to its shareholders. Since the Company has not yet commenced full-scale operations and no significant revenues have been realized through December 31, 1996, the financial statements have been reported as those of a development stage company.

     B. Principles of Consolidation - In connection with its formation, the Company merged with an affiliated entity (also a development stage company) effective January 13, 1995. The transaction has been accounted for as a pooling of interests and, accordingly, the financial statements have been consolidated to include the accounts of both companies, after elimination of all significant intercompany balances and transactions.

     C. Income Taxes - The Company's accounting policies for financial statement purposes and income tax reporting purposes may vary due to timing and other differences. Certain operating losses sustained to date may be offset against taxable income of future periods.

     D. Private Offering Costs - Since the Company has successfully completed its initial private offerings of common stock, the related costs (which consist primarily of placement and legal fees) have been offset against the additional paid-in capital as of December 31, 1995 and 1996.

     E. Organization Costs - The costs of organizing the Company, which consist primarily of legal and filing fees incurred in the process of incorporation, have been capitalized and are being amortized over a period of sixty months.

     F. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates and assumptions that affect the amounts reported in the financial statements and the disclosures in the accompanying footnotes. Actual results may differ from such estimates and the differences may be significant.

     G. Reclassifications - Certain amounts reported in the 1995 financial statements have been reclassified to conform to classifications used in the 1996 financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


2.   Related Party Transactions

     A. Legal Matters - An individual who is an officer, director, and shareholder of the Company is also an officer, director, and shareholder of the law firm which was engaged by the Company to handle its incorporation, offerings of securities, and other legal matters. Additionally, the Company intends to further use such professional services with regard to future legal matters. The total of all such related party legal fees (inclusive of expense reimbursements) was $204,441 through December 31, 1995 and $15,802 for the year ended December 31, 1996.

     B. Executive Employment Agreement - Subsequent to the approval of the Company's Compensation Committee, an executive employment agreement was reached with an individual who is an officer, director, and shareholder of the Company. Although the contract requires annual basic compensation of $120,000, plus various benefits, for a two-year period of time beginning upon the successful completion of the Company's anticipated public offering, management intends to replace such contract with an agreement for a one-time payment of $37,500 as specified in the Letter of Intent with the Company's underwriter.

     C. Office Rent Agreement - An informal agreement was entered into to rent furnished office space from a company that is controlled by an individual who is also an officer, director, and shareholder of the Company. The agreement, which has been classified as an operating lease, requires weekly payments of $125 and has no definitive time period.


3.  Shareholders' Equity

A. Common Stock - As of December 31, 1995 and 1996, the Company has issued 436,000 shares of its 10,000,000 authorized shares of common stock with a par value of $.01 per share.

B. Stock Purchase Warrants - The Company has also issued 400,000 stock purchase warrants in connection with the organization of the Company. Terms of the warrants entitle holders to purchase one additional share of the Company's common stock for each warrant at a price of $3.375 per share at any time during the three-year exercise period.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


4. Loss Per Share

     For the periods from inception through December 31, 1995 and 1996, the loss per share is based upon the weighted average number of common shares outstanding. The Company's stock purchase warrants have not been considered to be common stock equivalents in the computation of loss per share because they are anti-dilutive.

5.   Deferred Offering Costs

      As of December 31, 1996, the Company has deferred $31,210 in costs incurred which pertain to its revised proposed public offering. If the offering is successful, those costs will be charged against the proceeds of the offering. In the event the offering is withdrawn (as the initial proposed public offering was during 1996), such costs will be charged to current operations. Such public offering is not expected to proceed further, however, until the outcome of the business combination discussed below in Note 6 is determined.

6.   Subsequent Events

            Subsequent to the date of the financial statements, the Company entered into agreements involving two other companies, both of which are domiciled in the state of Colorado. The agreements, one of which is contingent upon the successful completion of a proposed public offering, would result in all three companies combining, in effect, to become a single business entity. In the event such agreements are successfully concluded, the Company's shareholders will have the right to exchange their common shares and purchase warrants for common shares and warrants in the new publicly traded entity.

7.   Anticipated Business Combination & Use of Cash

      Although the December 31, 1996 cash balance of $20,433 has not been formally restricted, the Company expects to consume the majority of its cash reserves to facilitate its anticipated business combinations as discussed in
Note 6. Therefore, the amount of funds available for use in the Company's proposed business activities (as outlined in Note 1) will be limited to those funds, if any, available subsequent to such expenditures. Continued operations are thus dependent upon the receipt of additional capital and the success of future operations.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


8.   Interim Financial Statements (Unaudited)

The financial statements as of September 30, 1996 and 1997, and for the periods then ended are unaudited. However, it is the opinion of the Company's management that all adjustments necessary for a fair presentation of the financial statements have been appropriately included.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                          AND STATEMENTS OF OPERATIONS



The following unaudited pro forma condensed financial statements give effect to the proposed business combination of Gateway American Properties Corporation (Colorado) (the Registrant), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) on a purchase accounting basis. The pro forma condensed balance sheet assumes that the business combination was effective on September 30, 1997, and combines the audited September 30, 1997 balance sheet of Gateway American Properties Corporation (Colorado) and the unaudited interim September 30, 1997 balance sheets of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida). The pro forma condensed statement of operations for the year ended December 31, 1996, was prepared based upon the historical audited statements of operations of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida) for the year ended December 31, 1996. The pro forma condensed statement of operations for the nine months ended September 30, 1997, was prepared based upon the unaudited interim statements of operations of Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) for the nine months ended September 30, 1997. The pro forma statement of operations for each period was prepared assuming the business combination was effective at the beginning of each period presented.

These pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and notes of Gateway American Properties Corporation (Colorado), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida), all of which are included elsewhere herein. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the business combination been consummated at the beginning of each period presented. Also, because of seasonal and other factors, the results of operations for the nine months ended September 30, 1997, are not necessarily indicative of expected results for the fiscal year ending December 31, 1997.

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                       PRO FORMA CONDENSED BALANCE SHEET
                                  (Unaudited)

                              SEPTEMBER 30, 1997
                                   Gateway                    Gateway
                                  American                    American
                                 Properties    Gateway       Properties  Pro Forma
                                Corporation    American     Corporation Adjustments
                                 (Colorado) Properties LLC   (Florida)    (Note 2)   Pro Forma
                                ----------- -------------- ------------ ----------- ------------
ASSETS:
Cash                             $      100  $    19,290    $    1,560               $    20,950
Accounts receivable                               58,750                                  58,750
Accounts receivable,
  related party                                  570,527                                 570,527
Deposits                                          72,500                                  72,500
Land under development                        21,543,952                              21,543,952
Due from Metro and general
 improvement districts
  Related parties                              1,432,060                               1,432,060
  Other                                          161,638                                 161,638
Loan fees and other assets                       342,336        58,292                   400,628
                                  ---------   ----------     ---------   ----------   ----------
   Total assets                  $      100  $24,201,053    $   59,852  $            $24,261,005
                                  =========   ==========     =========   ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable                            $  923,633    $   60,766                $  984,399
  Accounts payable,
   related parties                               802,516                                 802,516
  Property taxes payable                          58,200                                  58,200
  Customer deposits                              338,500                                 338,500
  Notes payable:
   Private placements                          4,000,000                               4,000,000
   Banks                                      12,225,169                              12,225,169
   Related parties                             2,500,219                               2,500,219
   Other                                       2,395,269                               2,395,269
                                  ---------   ----------    ----------   ----------   ----------
  Total notes payable                         21,120,657                              21,120,657
                                  ---------   ----------    ----------   ----------   ----------
   Total liabilities                          23,243,506        60,766                23,304,272
                                  ---------   ----------    ----------   ----------   ----------

Minority interest                                111,403                                 111,403

Shareholders' equity:
  Preferred stock
  Common stock                   $        1                      4,360  $    19,159(a)    23,520
  Additional paid-in capital             99                    646,538      171,173(a)   817,810
  Common stock
   subscriptions receivable
  Stock purchase warrants                                        4,000                     4,000
  Accumulated deficit                                         (655,812)     655,812(a)
  Members' equity                                846,144                   (846,144)(a)
                                  ---------   ----------    ----------   ----------   ----------
   Shareholders' equity                 100      846,144          (914)                  845,330
                                  ---------   ----------    ----------   ----------   ----------
   Total liabilities and
     shareholders' equity        $      100  $24,201,053   $    59,852  $            $24,261,005
                                  =========   ==========    ==========   ==========   ==========

        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   (Unaudited)

                      NINE MONTHS ENDED SEPTEMBER 30, 1997


                                   Gateway                   Gateway
                                  American                   American
                                 Properties     Gateway     Properties   Pro Forma
                                Corporation     American    Corporation Adjustments
                                 (Colorado) Properties LLC   (Florida)    (Note 2)   Pro Forma
                                ----------- -------------- ------------ ----------- ------------
Sales:
  Related party                              $ 4,485,601                            $4,485,601
  Other                                        2,260,944                             2,260,944
                                               ---------                             ---------
                                               6,746,545                             6,746,545
Cost of sales                                  5,353,431                             5,353,431
                                               ---------                             ---------
                                               1,393,114                             1,393,114

General and
 administrative expenses                         791,076    $   17,065                 808,141
                                               ---------     ---------                --------
Operating income (loss)                          602,038       (17,065)                584,973

Interest (expense) income                         (3,357)           95                  (3,262)
                                              ----------     ---------  ----------   ---------
Income (loss) before
 minority interest                               598,681       (16,970)                581,711

Minority interest in
 income of consolidated
 joint ventures                                   75,335                                75,335
                                              ----------     ---------  ----------   ---------

Income (loss) before
 income taxes                                    523,346       (16,970)                506,376

Provision for income taxes                                             $   202,500(b)  202,500
                                              ----------     ---------  ----------   ---------

Net income (loss)                            $   523,346    $  (16,970)$  (202,500) $  303,876
                                              ==========     =========  ==========   =========

Net income (loss) per
 common share before
 initial public offering                                    $     (.05)             $      .13
                                                             =========               =========

Average shares outstanding                                     327,000   2,025,000   2,352,000
                                                             =========  ==========   =========

Net income (loss) per
 common share after
 initial public offering                                    $     (.05)             $      .08
                                                             =========               =========

Average shares outstanding                                     327,000   3,525,000   3,852,000
                                                             =========   =========   =========

        See notes to unaudited pro forma condensed financial statements.

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

            PRO FORMA CONDENSED STATEMENT OF OPERATIONS (CONTINUED)
                                  (Unaudited)

                         YEAR ENDED DECEMBER 31, 1996



                                   Gateway                   Gateway
                                  American                   American
                                 Properties     Gateway     Properties   Pro Forma
                                Corporation     American    Corporation Adjustments
                                 (Colorado) Properties LLC   (Florida)    (Note 2)   Pro Forma
                                ----------- -------------- ------------ ----------- ------------
Sales:
  Related party                              $ 7,901,928                            $ 7,901,928
  Other                                        2,598,678                              2,598,678
                                              ----------                             ----------
                                              10,500,606                             10,500,606
Cost of sales                                  9,549,080                              9,549,080
                                              ----------                             ----------
                                                 951,526                                951,526

General and
 administrative expenses                         791,522    $  466,734                1,258,256
                                              ----------     ---------               ----------
Operating income (loss)                          160,004      (466,734)                (306,730)

Interest income                                    1,450         1,888                    3,338
                                              ----------     ---------               ----------
Income (loss) before
 minority interest                               161,454      (464,846)                (303,392)

Minority interest in
 income of consolidated
 joint ventures                                   52,010                                 52,010
                                              ----------     ---------               ----------

Income (loss) before
 income taxes                                    109,444      (464,846)                (355,402)

Provisions for income taxes                                             $   31,400(b)    31,400
                                              ----------     ---------   ---------   ----------

Net income (loss)                            $   109,444    $ (464,846) $  (31,400) $  (386,802)
                                              ==========     =========   =========   ==========

Net income (loss) per
 common share before
 initial public offering                                    $    (1.42)             $      (.16)
                                                             =========               ==========

Average shares outstanding                                     327,000   2,025,000(c) 2,352,000
                                                             =========   =========   ==========

Net income (loss) per
 common share after
 initial public offering                                    $    (1.42)             $      (.10)
                                                             =========               ==========

Average shares outstanding                                     327,000   3,525,000(d) 3,852,000
                                                             =========   =========   ==========


        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)


1.   Merger

     Pursuant to the terms of the  Agreement  Providing for Sale and Exchange of
      Capital Stock as amended (the Transaction Agreement), effective October 1, 1997, the shareholders of Gateway American Properties Corporation
      (Florida)   received  327,000  shares  of  Gateway   American   Properties
      Corporation (Colorado) common stock in exchange for the net assets of Gateway American Properties Corporation (Florida). In addition, members of Gateway American Properties, LLC will receive 2,025,000 shares of Gateway American Properties Corporation common stock in exchange for their membership interest which will occur on the effective date of the initial public offering contemplated by this registration statement. Under the terms of the Transaction Agreement, the issuance of 1,500,000 shares of Gateway American Properties Corporation common stock at $4.00 per share to purchasers in the initial public offering in exchange for the offering proceeds is an integral part of the business combination transaction, and the business combination transaction that is to be completed on the effective date or immediately prior to the initial public offering is conditional upon the successful completion of the initial public offering. For financial accounting purposes, the pro forma financial statements assume that the business combination transaction will be accounted for under purchase accounting; for statement of operations purposes, the business combination transaction was effective as of the beginning of each period presented; and for balance sheet purposes, the business combination transaction was effective on September 30, 1997. Because the business combination is a reverse acquisition, the assets and liabilities of Gateway American Properties, LLC will be reflected in the balance sheet subsequent to the merger at historical cost and no goodwill will be recorded. Furthermore, notwithstanding that the initial public offering is an integral part of the business combination transaction, the pro forma financial statements give no effect to the proceeds of the initial public offering except that the net income (loss) per common share after the initial public offering assumes that 1,500,000 common shares will be outstanding in conjunction with the proposed initial public offering.

2. Pro forma adjustments:

  a. For financial accounting purposes, the business combination is assumed to be a reverse acquisition. Since 2,352,000 shares of Gateway American Properties Corporation (Colorado) common stock (par value $.01) will be outstanding, common stock was increased $19,159 and additional paid-in capital was increased by $171,173. This was offset against the elimination of Gateway American Properties, LLC members' equity of $846,144, and the reclassification of Gateway American Properties Corporation (Florida) accumulated deficit into additional paid-in capital.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

          NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

2.   Pro forma adjustments (continued):

     The balance sheet does not give effect to the increase in cash, common stock and additional paid-in capital that would be realized with the proposed initial public offering of 1,500,000 common shares and 3,000,000 warrants. The initial public offering will occur in conjunction with the business combination.

  b. Gateway American Properties, LLC, as a limited liability company, did not pay income taxes. For purposes of determining the pro forma effect of the business combination, income tax expense has been computed as if Gateway American Properties, LLC had been a C corporation. The income tax provision assumes that Gateway American Properties, LLC had adopted SFAS No. 109, Accounting for Income Taxes. The balance sheet effect of adopting SFAS No. 109 would not be material.

  c. The pro forma net income (loss) per common share before initial public offering reflects the additional common shares that will be outstanding after the business combination (see Note 1), but does not give effect to additional common shares that would be issued under the initial public offering.

  d. The pro forma net income (loss) per common share after initial public offering reflects the additional common shares that will be outstanding after the consummation of the business combination (see Note 1) and the proposed initial public offering which will occur in conjunction with the business combination. The calculation does not give any effect to the proceeds that will be received under the initial public offering.

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the Units of the Company to any person in any jurisdiction or in any circumstances in which such offering would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

               Introductory Statement........................ 4
               Prospectus Summary............................ 6
               Risk Factors.................................. 10
               Use of Proceeds............................... 18
               Selected Financial Information................ 20
               Management's Discussion and Anal-
                 ysis of Results of Operations............... 23
               Dilution...................................... 28
               Pro Forma Capitalization...................... 29
               Dividend Policy............................... 29
               Business...................................... 30
               Certain Transactions.......................... 38
               Management.................................... 43
               Principal Shareholders........................ 49
               Underwriting.................................. 50
               Description of Securities..................... 54
               Selling Stockholders.......................... 57
               Legal Matters................................. 57
               Experts....................................... 57
               Additional Information........................ 58
               Index to Financial Statements................ F-1

      Until [________________], 1998, all dealers affecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                        1,500,000 shares of Common Stock
                                       and
                           3,000,000 Redeemable Common
                             Stock Purchase Warrants


                           GATEWAY AMERICAN PROPERTIES
                                   CORPORATION


                      ------------------------------------

                               P R O S P E C T U S

                      ------------------------------------


                          BARRON CHASE SECURITIES, INC.
                        7700 West Camino Real, Suite 200
                         Boca Raton, Florida 33433-5541
                                (561) 347-1200

                                Atlanta, Georgia
                            Beverly Hills, California
                              Boston, Massachusetts
                                Chicago, Illinois
                               Clearwater, Florida
                                 Duluth, Georgia
                            East Boca Raton, Florida
                               Edison, New Jersey
                            Eureka Springs, Arkansas
                            Fort Lauderdale, Florida
                          Hasbrook Heights, New Jersey
                               Hoopeston, Illinois
                              La Jolla, California
                             Minneapolis, Minnesota
                                 Naples, Florida
                               New York, New York
                                Orlando, Florida
                                Sarasota, Florida
                                 Tampa, Florida
                                 Tulsa, Oklahoma


                            [_____________], 1998

                             (ALTERNATE PROSPECTUS)
                SUBJECT TO COMPLETION DATED ______________, 1998
                                   PROSPECTUS
                     GATEWAY AMERICAN PROPERTIES CORPORATION

                         627,000 Shares of Common Stock
                              --------------------

      This Prospectus relates to 627,000 shares of Common Stock (the "Selling Stockholders Shares") for resale by certain of its stockholders (the "Selling Stockholders"). The Selling Stockholders Shares include 327,000 presently outstanding shares of Common Stock and 300,000 shares underlying outstanding Common Stock Purchase Warrants ("Founders Warrants") exercisable at $4.50 per share during a five-year period beginning with the effective date ("Effective Date") of the Registration Statement of which this Prospectus is a part. Pursuant to certain "lock-up provisions" between the Selling Stockholders and Barron Chase Securities, Inc. (the "Representative") acting as representative of the several underwriters ("Underwriters") of the public offering hereinafter described, 300,000 of the presently outstanding Selling Stockholders Shares and the 300,000 shares underlying the Founders Warrants may not be sold for 15 months from the Effective Date without the consent of the Representative. The remaining 27,000 Selling Stockholders Shares may not be sold for 90 days from the Effective Date. See "DESCRIPTION OF SECURITIES - Shares Eligible for Future Sale".

      The Registration Statement of which this Prospectus is a part also includes 1,500,000 shares of Common Stock and 3,000,000 Redeemable Common Stock Purchase Warrants (the "Warrants") being offered by the Company through an offering underwritten by the Underwriters. The Company has granted the Underwriters an option, exercisable within 45 days after the Effective Date to purchase up to 225,000 additional shares of Common Stock and 450,000 additional Warrants. See "Underwriting".

      None of the 627,000 Selling Stockholders Shares are being underwritten by the Underwriter and the Company will not receive any of the proceeds from the sale of the Selling Stockholders Shares. See "SELLING STOCKHOLDERS".

      Application has been made to list the Common Stock and Warrants of the Company on Nasdaq SmallCap under the symbols ___ and ___W respectively.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. See "RISK FACTORS" beginning on page 10 for a discussion of certain risk factors that should be considered by prospective investors of the securities offered hereby.


                The date of this Prospectus is____________, 1998


A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell of the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

--------------------------------------------------------------------------------
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell of the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

At the Effective Date, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, will be required to file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). At the Effective Date, the Securities will be listed on Nasdaq SmallCap. Accordingly, such reports, proxy statements and other information can be inspected and copied at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, as well as at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Holders of the Company's Common Stock and Warrants will be able to obtain the most recent such reports by making written requests therefore to the Company's offices located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas. The Company's telephone number at such address is 303/843-9742.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AND THE WARRANTS OF THE COMPANY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE
OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     At the Effective Date, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, will be required to file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). At the Effective Date, the Securities will be listed on Nasdaq SmallCap. Accordingly, such reports, proxy statements and other information can be inspected and copied at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, as well as at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Holders of the Company's Common Stock and Warrants will be able to obtain the most recent such reports by making written requests therefore to the Company's offices located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas. The Company's telephone number at such address is 303/843-9742.

                            INTRODUCTORY STATEMENT
                            ----------------------

     Apollo III, Inc., a Florida Corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. Gateway American Properties, LLC, a Colorado limited liability company ("Gateway LLC") was organized in June of 1992; and since then has been engaged in the business of purchasing and developing real property into platted, finished and semi-finished lots for sale to residential homebuilders. In the fall of 1994, representatives of Apollo and Gateway LLC entered into negotiations relative to a business combination of these entities which would also involve and be contingent upon the concurrent acquisition of capital from a public offering of securities.

     In January of 1995, Apollo and Gateway LLC reached an understanding in principle regarding the proposed business combination project. On January 12, 1995, Apollo formed Gateway American Properties Corporation, a Florida corporation ("Gateway American-Florida"), as an affiliate for the purpose of participating in the business combination. In early April 1995, Apollo, Gateway American-Florida, Gateway LLC and the owners of Gateway LLC entered into an agreement effective as of January 27, 1995 which agreement provided for: (i) the merger of Apollo into Gateway American-Florida; (ii) the acquisition by Gateway American-Florida of all the outstanding membership interests in Gateway LLC; and
(iii) the acquisition of capital from a public offering of securities of Gateway American-Florida. On April 10, 1995, the parties to the proposed business combination entered into a Letter of Intent with the Representative for the underwriting of the public offering of securities included therein; and on October 11, 1995 Gateway American- Florida filed a Registration Statement with the Securities and Exchange Commission covering the proposed public offering of its securities. After this Registration Statement was filed, a difference of opinion developed between Apollo and Gateway American-Florida and the Representative involving the terms of the business combination and the public offering principally relating to the amount of securities to be received in the business combination by the shareholders of Apollo and Gateway American-Florida, the owners of Gateway LLC and the purchasers in the public offering. Accordingly, the prior Registration Statement was withdrawn and the project was delayed, pending the renegotiation of the terms of the business combination and public offering. Apollo paid all of the expenses relating to the January 27, 1995 agreement and the prior Registration Statement utilizing the invested funds of the holders of the outstanding equity security holders.

     In January of 1997, the parties reached an understanding on the revisions to the business combination and offering terms and work on the project was resumed. Apollo was merged into Gateway American-Florida effective for accounting purposes as of January 13, 1995. Since all of the assets and operations of Gateway LLC are located in Colorado and it is not anticipated that there will be any future operations in Florida, it was concluded that the business combination should include the redomestication of Gateway American-Florida as a Colorado corporation. Accordingly, Gateway American Properties Corporation, a Colorado corporation ("Company") was formed for that purpose on March 21, 1997. Effective as of January 27, 1997, Gateway American-Florida, the Company, Gateway LLC and the owners of Gateway LLC entered into an agreement providing for the business combination ("Combination
Agreement"). The Combination Agreement entirely superceded and replaced the agreement of January 27, 1995 relating to the business combination.

     Pursuant to the Combination Agreement on October 8, 1997 Gateway American-Florida was redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation. In this merger the shareholders of Gateway American-Florida received 327,000 shares of the Company's Common Stock and Common Stock Purchase Warrants to purchase 300,000 shares of the Common Stock ("Founders Warrants"). The Founders Warrants are exercisable at $4.50 per share on the same terms and conditions as the Purchase Warrants offered to the public by this Prospectus. Gateway American-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended.

     Under the Combination Agreement and immediately prior to the Effective Date of the Registration Statement of which this Prospectus is a part, the parties will complete and consummate the business combination transaction in which the Company will acquire all of the outstanding membership interests of Gateway LLC, in exchange for 2,025,000 shares of Common Stock subject only to the completion of the public offering. Such transaction is referred to in this Prospectus as the "Transaction". See "CERTAIN TRANSACTIONS".

     Upon completion of the Transaction, the Company will continue the business activities of Gateway LLC directly or through Gateway LLC as a wholly owned subsidiary. The management of the Company does not believe that the present is an appropriate time to make a definite decision whether or not to continue operating Gateway LLC as a subsidiary or to merge it into the Company or to liquidate its assets or operations into the Company and conduct all future operations directly out of the Company. See "PROSPECTUS SUMMARY" and "BUSINESS". Unless otherwise indicated, the information presented in this Prospectus reflects and assumes the consummation of the Transaction and refers to the Company and Gateway LLC as a combined entity.

The following chart reflects the corporate structure and history of the Company.

              Apollo                             Gateway American-Florida
        COMPANY PREDECESSOR                        COMPANY PREDECESSOR
        -------------------     --------->>        -------------------
         Apollo III, Inc.,                      Gateway American Properties
          a Florida Corp.       Merged into     Corporation, a Florida Corp.
      Formed 12/92 to Pursue   as of 1/9/95    Founded 6/92 as Transactional
       Business Combination                              Vehicle  |
                                                                  |
                                                                  |
                             Merged into on 10/8/97               |
                                  THE COMPANY                     |
                                  -----------            <<-------
                    Gateway American Properties Corporation,
                                a Colorado Corp.
                           Formed 3/97 to Merge with
                       Gateway American-Florida, Acquire <<-------
                      Gateway LLC and Make Public Offering        |
                                                                  |
                                                                  |
                            Acquired Effective Date               |
                             SUBSIDIARY OF COMPANY                |
                             ---------------------                |
                                    GAP LLC,                      |
                      a Colorado limited liability company        |
                    formed 6/92 to Acquire, Develop and Sell -----
                      Real Estate for Residential Building

                              PROSPECTUS SUMMARY
                              ------------------

     Set forth below is a summary of certain information contained in this Prospectus. Such information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.


                                  The Company
                                  -----------

     The Company was formed pursuant to Colorado law on March 21, 1997. For the past four years its subsidiary, Gateway LLC, has been engaged in the business of purchasing and developing real property into platted, finished and semi-finished lots for sale to residential homebuilders. Gateway LLC typically purchases real property that is zoned for residential use and develops such property into finished lots for sale to homebuilders who will construct single family detached or multi-family attached homes on the finished lots. Homes constructed on these lots are generally priced between $100,000 and $250,000. Gateway LLC seeks to provide its home builder customers with (i) approved and platted finished or semi-finished residential building sites, (ii) a variety of geographical locations, and (iii) delivery within time frames which meet the home builders' needs. The Company was formed for the purpose of acquiring Gateway LLC and the capital funds from this offering and continuing the operations of Gateway LLC directly or through it as a subsidiary. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".

     Gateway LLC (including GV Development, LLC, a predecessor of Gateway LLC which was merged into Gateway LLC on December 31, 1994) was organized in June, 1993. From its organization through September 30, 1997, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995 and to 478 lots in 1996. For the nine month period ending September 30, 1997, Gateway LLC has sold 340 lots. As of September 30, 1997, it had an inventory of 1406 lots which have been zoned and platted and an additional 526 that are under development. Its lots in inventory and lots under contract are located in eight cities and counties in the greater Denver metropolitan area and in Fort Collins, Colorado.

     Presently the home builders who have acquired lots, or are presently under contract to acquire lots from the Company are PrideMark Home Building Group LLC ("PrideMark"), US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. PrideMark is a private corporation principally owned by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. Accordingly, PrideMark is an "affiliate" of the Company as that term is defined under the Securities Act of 1933, as amended. PrideMark has historically been the principal purchaser of lots from the Company. Since PrideMark is a private company, purchasers of the offered securities will not be able to obtain financial information on PrideMark. See "RISK FACTORS - Majority of Lots Sold to Affiliated Party". The Company is also engaged in building luxury townhomes in Roxborough Park in Douglas County, Colorado, on property it owns and has developed. The Company may, from time to time, engage in such building activities. See "BUSINESS", "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

                     Certain Transactions with Affiliates
                     ------------------------------------


     Historically, over 50% of the Company's real property purchases have been from affiliated parties. These transactions have involved 12 property purchases with an aggregate purchase price paid by Gateway LLC of approximately $8,965,165. The approximate aggregate cost of these properties to the sellers was $4,803,380, resulting in an approximate gross aggregate profit to the sellers of $4,161,785. Of this gross aggregate profit, approximately $3,011,501 inured to the benefit of Messrs. Deutsch, Farkas and Messina, officers and directors of the Company through their interests in the selling entities. The 12 purchased properties were held by the selling entities for periods of up to 53 months with an average per property holding period of approximately 20 months. For details on these transactions, see "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions". In addition, Gateway LLC purchased all of the membership interests, at a price equal to the aggregate capital accounts of the members, of Sterling Hills, Ltd. Of the total purchase price, an aggregate of $265,664 inured to the benefit of Messrs. Deutsch, Farkas and Messina. See "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions - Property Purchases from Affiliates", and Footnote 5 to the table therein. The Company plans to reduce such transactions in the future and has taken steps over the past two years toward that end. The Company and the involved affiliated parties have agreed that on any such future purchases the Company will pay a purchase price of 10% below the fair market value of the properties, based upon independent expert appraisals. The appraiser used in the prior property purchases has had no existing relationship to the Company, Gateway LLC or any of their affiliates; and in most cases the appraisals were prepared for the independent financial institution providing the financing for the purchase. All future appraisals will be obtained from independent appraisers.

     For the 33 month period beginning January 1, 1995, 68% of the finished and semi-finished lots sold by the Company have been sold to the affiliate, PrideMark. Over the next 12 months it is anticipated that the Company will continue to sell between one-third and one-half of its platted, semi-finished and finished lots to PrideMark. Thus, PrideMark has historically been the principal purchaser of lots from the Company. Since PrideMark is a private company, purchasers of the offered securities will not be able to obtain Financial information on PrideMark. See "RISK FACTORS - Majority of Lots Sold to Affiliated Party".

     In addition, the Company utilizes legal services from a law firm of which Mr. Deutsch, an officer, director and principal shareholder of the Company, is a shareholder and principal. Mr. Deutsch has agreed that commencing on the Effective Date, he will have no economic interest in any legal fees paid by the Company to the law firm for services rendered subsequent to the Effective Date.

     For additional information on transactions with affiliated parties, see "RISK FACTORS" and "CERTAIN TRANSACTIONS".

                                 The Offering
                                 ------------

Common Stock offered                              1,500,000 Shares

Warrants offered                                  3,000,000 Warrants

Common Stock to be outstanding after
 the Offering(without any Warrant Exercise        3,852,000 Shares


Proposed Nasdaq SmallCap Symbols          Common Stock      Warrants

                                          ____________      ______-W


     The number of shares of Common Stock and Warrants to be outstanding as reflected above does not take into account additional shares of Common Stock and Warrants which may be outstanding to the extent that the Over-Allotment Option granted to the Underwriters is utilized. The information presented above also does not take into account warrants which are being granted to the Representative.


                                 Use of Proceeds
                                 ---------------

     None of the proceeds from the sales by Selling Stockholders will go to the Company.


                                  Risk Factors
                                  ------------

     An investment in the Common Stock and Warrants of the Company involves a substantial degree of risk and should not be made by investors who cannot afford the loss of their entire investment in such securities. See "RISK FACTORS".


                   Unaudited Selected Pro Forma Financial Data
                   -------------------------------------------

     The unaudited pro forma selected financial data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.

                       Gateway American Properties, Corp.
                            (A Colorado Corporation)
                   Unaudited Pro Forma Selected Financial Data
                  Giving Effect to the Transaction and Offering

                                              Year Ended       Nine Months
                                              December 31,  Ended September 30,
                                                 1996             1997
                                                ------           ------

Income Statement Data:

Sales                                       $10,500,606        $6,746,545
Gross Profit(1)                                 951,526         1,393,114
Operating Income (Loss)                        (306,730)          584,973
Net Income (Loss)                              (386,802)          303,876
Net Income (Loss) per Common Share(2)              (.10)              .13


                                                              As adjusted for
                                          September 30, 1997     Offering
                                          ------------------     --------

Balance Sheet Data:

Total Assets(3)                             $24,261,005        $27,147,255
Debt(3)                                      23,304,272         20,704,272
Stockholders' Equity                            845,330          6,331,580
------------
(1)  Gross profit is defined as total sales less cost of sales.


(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

     The SELECTED FINANCIAL INFORMATION section of this Prospectus sets forth selected historical financial data for Gateway LLC, and the Company and pro forma financial data, assuming the consummation of the Transaction described in the Prospectus sections "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS", all as of the dates described in the historical financial statements of Gateway LLC, Apollo and the Company and in the pro forma financial statements.

                                  RISK FACTORS
                                  ------------

     The securities offered by this Prospectus involve a high degree of risk and should be considered speculative securities. Investors should not purchase any of the offered securities unless they can afford to lose their entire investment. Additionally, the business activities of the Company which relate to the acquisition of real property for further development into platted, semi-finished and finished residential building lots are subject to being affected in an adverse material way by the risk factors set forth below. Interested investors should carefully consider the following risks relative to the Company, its business and the offered securities in determining whether to purchase the Common Stock and Warrants of the Company.

     Substantial and Immediate Dilution and Benefit to Present Stockholders. This offering involves immediate dilution of $2.43 per share (approximately 60.75% of the per share offering price) between the pro forma net tangible book value per share of Common Stock after the offering of $1.57 (34.25%) and the public offering price of $4.00 per share. The existing stockholders of the Company have acquired their shares of Common Stock at an average consideration per share of $.34, which is nominal in comparison to the $4.00 per share public offering price. Accordingly, purchasers of the Common Stock and Warrants offered hereby will bear substantially all of the financial risks inherent in an investment in the Company during the immediate to near term future time. See "DILUTION".

     Continuation of Voting Control by Management. As of the Effective Date, the officers and directors, members of their families and trusts created for members of their families, own of record and beneficially 1,822,500 shares of Common Stock of the Company, constituting 47.3% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 45.5% of Shares to be outstanding at the conclusion of the offering if the Over-Allotment Option is utilized in its entirety. All 2,025,000 shares of Common Stock issued for the membership interests in Gateway are subject to a Voting Trust Agreement, pursuant to which Messrs. Deutsch, Farkas and Messina have the voting rights for such Shares. The Voting Trust Agreement gives Messrs. Deutsch, Farkas and Messina voting control over 52.5% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 50.6% of the Shares to be outstanding at the conclusion of this offering if the Over- Allotment Option is exercised in its entirety. Accordingly, as a practical matter Messrs. Deutsch, Farkas and Messina will be able to elect the Company's entire Board of Directors and to determine the disposition of all matters submitted to a voting of the Company's shareholders. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES".

     Limited History of Operations. The Company was formed in March of 1997 for the express purpose of effecting the Transaction, upon completion of which the Company will continue the business of Gateway LLC. Gateway LLC was formed as a Colorado limited liability company in June, 1994. Effective December 31, 1994, GV Development, LLC, a Colorado limited liability company which was formed in June, 1993, was merged into Gateway LLC pursuant to the applicable provisions of the Colorado Limited Liability Company Act. GV Development, LLC's business activities were similar to Gateway LLC and GV Development, LLC was under the control of substantially the same members as Gateway LLC. Accordingly, the activities of GV Development, LLC, are included as those of Gateway LLC for purposes of this Prospectus and the consolidated financial statements of Gateway LLC contained herein. During the fiscal years ending December 31, 1995 and 1996, Gateway LLC experienced net incomes of $9,748 and $109,444 respectively and of $523,346 for the nine months ended September 30, 1997. While profitable operations have, accordingly, occurred during the 33 month period ending September 30, 1997, there can be no assurance that the Company will continue to operate profitably with respect to the business previously conducted by Gateway LLC. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

     Outstanding Debt Obligation and Encumbrance of Assets. From the inception of Gateway LLC through September 30, 1997, Gateway LLC sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996; principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the "Notes"). For further information concerning such Notes, see "MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ANDRESULTS OF OPERATIONS" and "CERTAIN TRANSACTIONS". As of September 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The $4 million Note (the "Note") due September 30, 1999 is outstanding and a principal payment of $500,000 was due December 31, 1997 and an additional $500,000 will be due at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The Company made the December 31, 1997 principal payment of $500,000 from funds from operations. The Company will pay a total of $750,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. The obligation represented by the Note is secured by deeds of trust which encumber a substantial portion of the inventory of platted, finished and semi-finished residential building lots held by the Company presently and from time to time. The obligation represented by the Note has been expressly assumed by the Company. The principal and interest obligation of the Note is presently unconditionally guaranteed by Messrs. Deutsch, Farkas and Messina. The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note. The $4 million on the Note was received from approximately 39 investors including individuals, pension or retirement plans and trusts in investments ranging from $25,000 to $300,000 with an average investment of approximately $102,500. Only one of these investors, a family partnership, with a $100,000 investment, has any affiliation with the Company which involves the ownership of 5,533 shares of the Company's outstanding Common Stock. The possibility exists that additional private placements of debt obligations may be conducted by the Company. In the private placement of the Note, the Company received assistance from Phillips & Tober, Inc. of Denver, Colorado, a securities broker-dealer. Phillips & Tober, Inc. has certain rights of first refusal with respect to any future private offerings of debt participation obligations of the Company. This first right of refusal does not apply to loans by financial institutions. The Company has no present plans to conduct any additional private placement of debt obligations. In addition to the Note, the Company had other outstanding debt as of September 30, 1997, totaling $17,120,657 made up of $12,225,169 due to banks, $2,500,219 due to related parties and to others $2,395,269. Of the total other debt, $15,757,644 is secured by liens against the real property of the Company under arrangements providing for the payment of substantial portions of the proceeds received upon the sale of platted, finished or semi-finished lots. For further information concerning such debt and the related maturity dates, see Note 3 to the consolidated financial statements of Gateway LLC included elsewhere in this Prospectus.

     Environmental Risks of Properties Acquired and to be Acquired. With respect to any real property acquired by the Company, investigatory processes customarily used in the development industry will have to be accomplished in order to assure to the extent reasonably practicable that such properties are not contaminated by any hazardous waste, or, if there is a contamination, that such contamination can be eliminated or mitigated and does not affect the building lots. The Company believes, as of the date of this Prospectus, that the properties constituting its inventory of platted, semi-finished and finished residential building lots are not contaminated by any hazardous waste. However, there can be no absolute assurances that hazardous waste that cannot be effectively removed or mitigated does not or will not in the future be found to exist under any of the properties owned by the Company or on properties located close enough to such properties to allow migration of hazardous materials onto the Company's properties. In such event, the Company may be required to expend substantial funds to remedy and clean up hazardous waste and the presence of hazardous waste may adversely affect the ability of the Company to sell or refinance such properties or to continue to develop such properties. As indicated subsequently in this Prospectus section and elsewhere herein, a substantial portion of the Company's inventory of platted, unfinished and semi-finished residential building lots is subject to a lien securing the principal and interest obligation of certain outstanding debt obligations of the Company. See "MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". In the event that any of such lots are found to be contaminated by any hazardous waste, the Company will be obligated to replace such contaminated lots with uncontaminated lots pursuant to the terms of issuance of such outstanding debt obligations. The Company does not presently carry insurance against losses caused by hazardous waste or other catastrophe such as earthquakes or tornadoes.

     Geographic Concentration. The residential lot development activities of the Company and Gateway LLC have been concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. See "BUSINESS - Introduction". The residential lot development and home building market in such areas has fluctuated greatly during the past approximate ten years. The markets in which Gateway has operated and in which the Company will operate have experienced substantial fluctuation in local economic conditions which have been both adverse and favorable. The market area is also affected by regional and national economic conditions such as interest and rates of inflation, relative levels of employment, and local, state and federal governmental policies and regulations. Presently the Company believes that the markets in which the Company presently operates are experiencing favorable economic conditions but no assurance can be given that such circumstance will continue over the near or mid future time.

     Regulatory Factors. In its development activities relating to residential building lots, the Company operates in a strict regulatory environment which will involve the procurement of necessary zoning classifications, permits and other authorities permitting the development and further development of real property acquired. As part of the zoning and subdivision processes, a developer such as the Company generally is required to agree to complete certain improvements to the subdivided property, and, in some instances, improvements to neighboring properties ("off-site improvements") which service the proposed subdivision, before the lots will qualify for the issuance of a building permit. Until a lot can qualify for issuance of a building permit, it is not ordinarily marketable by the Company to a home builder. Compliance with these requirements may sometimes involve unforeseen delays and costs. See "BUSINESS - Regulatory Factors".

     Additional Capital Needs. The Company estimates that additional development funds will be required to provide for the total costs of development of the platted, unfinished and semi-finished lots intended to be acquired and developed by the Company in the future. The Company anticipates that the required funds will be provided from the proceeds of the Offering, sales of lots in a finished state and the creation of additional debt obligations. If the needed funds are not so available, lots may have to be sold in an unfinished state at significantly reduced prices. See "BUSINESS - Additional Capital Needs".

     Other Operational Risks. In addition to the operational risks enumerated above, there are other development risks associated with completing the improvements to the subdivision and lots and making the lots finished and marketable to the home builder at a price that is profitable to the Company and within a time frame that will allow the Company and the home builder to take advantage of cyclical fluctuations in the market. See Market Risks below. Delays related to governmental regulation, weather, availability of labor and materials, ability and capacity of utility companies to connect utility service and supply the volume of service necessary to meet the subdivision needs, and increases in costs of labor and materials, all can adversely impact the value of the residential building lots held by the Company.

     Market Risks. The market for residential real estate is cyclical. A strong or rising new home sales market creates demand for lot development. Often, in an attempt to reach this market first, developers initiate new projects all at once creating an oversupply of available lots when the lots are finished months later after completion of the development process. Whether the demand for new lots will keep pace with the competitive effort to supply lots is dependent on many factors beyond the control of the Company. Consequently, there is a risk that the Company may purchase property that it subsequently is unable to sell at a profit or at all as a result of adverse conditions which develop in the market. Also, in the normal course of business, it will be necessary for the Company to expend funds to investigate and evaluate potential properties to be acquired by the Company, to pay option deposits to secure purchase contracts for properties, and to expend funds to obtain plats for properties (the costs of the platting process can range from $50,000 to $500,000 per property), even though the Company ultimately may not actually acquire the properties due to a downturn in the market. See "BUSINESS - The Residential Home Building Industry".

     Future Operations Dependent Upon Property Availability. As of the date of this Prospectus, the Company has only two property locations under contract and identified for future acquisition. The Company's future operations will be dependent upon its ability to locate, identify and acquire additional properties for development, of which there is no assurance. See "BUSINESS - Property Acquisition by the Company".

     Dependence on PrideMark and Other Home Builder Customers. For the 33 month period beginning January 1, 1995, 68% of the finished and semi-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Michael A. Messina, who is an officer, director and principal stockholder of the Company. It is anticipated that the Company will continue to sell between one-third to one-half of its platted, finished and semi-finished lots to
PrideMark. The Company currently has eight other existing home builder customers. As a consequence, the Company's success is heavily dependent upon the economic health of PrideMark and its other customers and a bankruptcy or other reorganization of any of these customers could have a material adverse effect upon the Company's business. Even some of the largest production home builders operating in the Denver metropolitan area have experienced reorganization proceedings under the bankruptcy laws during the past approximate ten years.

     Dependence on Key Personnel. Messrs. Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina presently serve as members of the Board of Directors of the Company and as the executive officers of the Company. The ability of the Company to successfully conduct its business is largely dependent upon the continuing availability of such persons in their managerial capacities. Loss of the services of Messrs. Deutsch, Farkas or Messina could have a material adverse affect on the Company's ability to achieve its business objectives. The Company and each of these three officers have entered into an employment agreement with an initial term through December 31, 2000. The Company has obtained key-person life insurance upon these three individuals in the amount of $1,500,000 each. See "MANAGEMENT".

     Property Purchases from Management and Continuing Conflicts of Interest. In the past over 50% of the real property purchased by Gateway LLC has been from entities in which Messrs. Deutsch, Farkas and Messina have had an interest. These 12 transactions have involved an aggregate purchase price of $8,965,165 from properties in which the sellers aggregate cost was $4,803,380, with a resultant gross aggregate profit to the sellers of $4,161,785. Of this profit amount, an aggregate of approximately $3,011,501 inured to the benefit of Messrs. Deutsch, Farkas and Messina. In addition, Gateway LLC purchased all of the membership interests, at a price equal to the aggregate capital accounts of the members, of Sterling Hills, Ltd. Of the total purchase price, an aggregate of $265,664 inured to the benefit of Messrs. Deutsch, Farkas and Messina. See "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions - Property Purchases from Affiliates", and Footnote 5 to the table therein. Although neither of these Company officers or any other affiliate have any interest in any property the Company has presently identified for future purchase, it is possible that future property purchases from sellers in which management or other affiliates own an interest may occur. For details as to the previous purchase transactions involving affiliates, the procedures followed in determining property purchase prices and the policies set up to be followed in property purchases from affiliated parties. See "CERTAIN TRANSACTIONS - Certain Purchase/Sale Transactions", "BUSINESS - Property Acquisition by the Company", and "BUSINESS - Conflicts of Interests".

     Benefits to Management from Use of Proceeds and Management's Discretion in Allocation of Proceeds. The Company's use of proceeds of the offering will result in substantial direct and indirect benefits to Messrs. Deutsch, Farkas, Messina, and Sheldon as follows: (i) $573,000 will be paid to them for accrued salaries; (ii) $870,000 will be paid to them for debt; (iii) $125,000 will be paid on debt which will inure to their benefit; and (iv) the $750,000 to be paid on the 12% Secured Note will benefit them, since they have unconditionally guaranteed the Note. See "USE OF PROCEEDS" and "MANAGEMENT". The Company's Board of Directors has and will exercise broad discretion in the allocation of the use of offering proceeds.

     Company Offices Leased from Affiliate. The Company's offices and administrative headquarters are located in facilities leased from 9145 E. Kenyon LLC in which Harvey E. Deutsch and Norman A. Sheldon directors of the Company are managers and members. See "CERTAIN TRANSACTIONS - Company Headquarters and Providing of Legal Services".

     Legal Services Provided by Affiliate. The law firm of Deutsch, Spillane & Reutzel, P.C., in which Mr. Deutsch is a member, has and will continue to provide legal services to the Company. See "CERTAIN TRANSACTIONS - Providing of Certain Legal Services".

     Majority of Lots Sold to Affiliated Party. The Company has historically sold a substantial portion of its platted, semi-finished or finished lots to PrideMark, a home construction firm owned by Michael A. Messina, who is also an officer, principal shareholder, and a member of the Board of Directors of the Company. From commencement of operations through September 30, 1997, the lot sales to PrideMark constituted approximately 68% of total sales. It is anticipated that the Company will continue to sell a portion of lots to PrideMark in the future. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own building needs. The future operations of the Company will be dependent, in a large degree upon its ability to develop and expand lot sales to parties other than PrideMark. In addition, the Company has and will make lot sales to Strauss Homes, LLC, a firm in which Jeffrey K. Prager, a key employee of the Company is a principal owner. See "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS".

     Competition. The residential lot development industry is highly competitive. In times of strong demand for residential building lots, developers are inclined to initiate a number of developments at substantially the same time thereby potentially creating an oversupply of residential building lots in a particular area. When demand for such residential building lots slackens, downward pressure with respect to the pricing of such residential lots usually occurs. Other factors will affect the relative competitive position of the Company, including the location of the Company's platted, semi-finished and finished lots, the presence of other competing entities in the Company's areas of operations and the relative level of acceptance of the lots platted, finished or semi-finished by the Company from an aesthetic point of view by the consumer. Ultimate pricing of the lots will also be a competitive factor. Entities in competition with the activities of the Company may be vested with substantially greater financial, managerial and other resources than those available to the Company at the conclusion of this offering. Since PrideMark commenced developing, platting and acquiring lots for its own building needs in 1992 (See "Majority of Lots Sold to Affiliated Party" above), to the extent PrideMark conducts and expands these operations it competes with the Company from the standpoint of the Company's ability to acquire suitable properties for development. There can be no assurance that the Company will effectively meet competition on a continuing basis. See "BUSINESS - Competition" and "CERTAIN TRANSACTIONS - Competing Development Activities".

     Uncertainties in and Speculative Status of Possible Participation in Stapleton Airport Redevelopment. The Company is a member of a group of investors and real estate developers that has made an unsolicited offer to purchase the former Stapleton International Airport site in Denver, Colorado. Presently the property is owned by the City and County of Denver ("City") and managed by a non-profit entity (the "Stapleton Development Corporation"). The City has not yet made a determination whether it wishes to privatize the redevelopment. If the City does determine to privatize the redevelopment, it would determine whether the sale would be (a) for all or portions of the property; and (b) negotiated or based upon an open bid procedure. The Company does not yet know
(a) if the redevelopment of the property or any portion thereof would be privatized; (b) the location or quantity of acreage that would be sold; (c) the permitted land uses for such acreage; (d) the price; (e) the costs of infrastructure installation; and (e) associated demolition costs or the other costs of development of any portion of the property or the impact on the Company in the event of a purchase. There is no assurance that, even in the event the City decides to sell any or all of the property, the investment group of which the Company is a member would be successful in any purchase efforts. See "BUSINESS" - Other Activities.

     Determination of Share and Warrant Offering Price. Prior to the offering made hereby, there has been no public market for the Common Stock or Warrants of the Company and there is no assurance that an active trading market for such Common Stock and Warrants will develop or be sustained after the offering is concluded or that the shares of Common Stock or the Warrants will be traded at or above their initial public offering prices of $4.00 and $.1875, respectively.

The initial public offering prices of the Common Stock and the Warrants were determined through negotiations between the Company and the Representative based upon the factors described herein and may not be indicative of the market prices for the Common Stock or the Warrants subsequent to the conclusion of the offering. In the determination of the offering prices, the Representative and the Company made subjective evaluations of the Company's assets, management, historical and future earnings, the present and projected economic conditions of the area in which the Company operates and the status of the nation's securities markets. See "UNDERWRITING".

     Necessity to Maintain Nasdaq Listing. At the conclusion of the public sale of the Common Stock and Warrants offered hereby, it is anticipated that such Common Stock and Warrants will be eligible for listing on the Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq SmallCap, however, the Company must maintain, among other criteria, $2 million in net tangible assets or $35 million in market capitalization or $500,000 in net income (in the latest fiscal year or in two of the last three fiscal years). In addition, the ability to have such Common Stock and Warrants listed on a continual basis requires the presence of two market makers and a minimum bid price of $1.00 per share. The failure to satisfy these criteria on a continuous basis may result in the delisting of the Common Stock of the Company from Nasdaq SmallCap, in which event trading, if any, in the Common Stock would thereafter be conducted on the OTC Bulletin Board or in the over-the-counter market. As a result of any such delisting, investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Warrants.

     Risks Relating to Low Priced Stocks. In the event that the Common Stock of the Company were to be delisted from trading on Nasdaq SmallCap and no other exclusion from the definition of "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") were available, trading in the Common Stock of the Company would also be subject to the requirements of certain rules promulgated under the Exchange Act by the Commission, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. Such rules require delivery, prior to any penny stock transaction, of a disclosure document explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell or deal in penny stocks to persons who are other than established customers of such broker-dealers or Accredited Investors. For these types of transactions, the broker-dealer must make special suitability determinations with respect to the purchaser and have received the purchaser's written consent to the transactions prior to sale. The additional burdens imposed upon broker-dealers by such requirements relating to penny stocks could, most likely, discourage broker-dealers from effecting transactions in the Common Stock and Warrants of the Company, which would severely limit and restrict the market liquidity attributable to the Common Stock and the Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in any secondary market.

     Market for Common Stock and Warrants. In connection with this offering of Common Stock and Warrants, the Underwriters may engage in stabilization activities. The effect of such activities may result in the bid price for the Common Stock and Warrants of the Company to be artificially maintained at a level higher than if such activities are not undertaken. See "UNDERWRITING". Additionally, the Underwriters are expected to sell the Common Stock and Warrants to the their customers and to engage in market making activities with respect to the after market for the Common Stock and the Warrants. No assurance can be given that such market making activities of the Underwriters will continue for any length of time and the withdrawal of one or more of the Underwriters as market makers for the Company's Common Stock and Warrants could have an adverse effect on the price of such securities and the after market for such securities.

     Shares Eligible for Future Sale. As of the Effective Date and prior to the completion of this public offering there will be outstanding 2,352,000 shares of Common Stock of the Company and Founders Warrants to purchase 300,000 shares of Common Stock exercisable at $4.50 per share up to five years from the date of this Prospectus. Of such shares and Founders Warrants, 327,000 shares of Common Stock and all the shares underlying the Founders Warrants to purchase 300,000 shares have been registered under the Act simultaneous with this offering of Common Stock and Warrants. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The balance of

300,000 shares of the Common Stock and the Founders Warrants to purchase 300,000 Shares are subject to "lock-up provisions" which preclude the ability of the holders of such securities from selling into the market without the prior consent of the Representative for the 15 month period subsequent to the Effective Date. The remaining 2,025,000 shares of Common Stock of the Company presently outstanding constitute Restricted Securities, as that term is defined in Rule 144 promulgated under the Act. These Restricted Securities will be eligible for public sale pursuant to Rule 144 at such time as such shares have been held for a period of one year from the time of acquisition thereof. Accordingly, the Restricted Securities may become eligible for future sale during 1998; but they are also subject to the "lock-up provisions" for the 15 months from the Effective Date. The holder of Restricted Securities may effect sales under Rule 144 if such holder complies with certain notice provisions with respect to any such sale transactions and complies with certain volume restrictions. The sale of substantial amounts of these securities in the public market could adversely effect market prices of the securities, making it more difficult, for the Company to sell equity securities in the future at a time and price which it deems appropriate. See "DESCRIPTION OF SECURITIES".

     Possible Adverse Effects of Redemption of Warrants. The Warrants offered hereby may be redeemed by the Company at any time upon notice of not less than 30 days at a price of $.35 per Warrant, provided the closing bid quotation of the Common Stock of the Company on 30 consecutive trading days has been at least $6.40 and provided that such notice is mailed within ten days after the end of such period in which such price exists. Prior to the first anniversary of the Effective Date, the Purchase Warrants will not be redeemable by the Company without the written consent of the Representative. Such redemption provisions and the utilization thereof by the Company could compel the holders of the Warrants to exercise the Warrants and pay the exercise price of $4.50 per share issuable at a time when it may be disadvantageous for them to do so; to sell the Warrants at the then current market price for the Warrants then prevailing in the market therefor, if any, when they might otherwise wish to hold the Warrants; or to accept the redemption price of $.35 per Warrant, which may be substantially less than the market value of the Warrants at the time of any such redemption. See "DESCRIPTION OF SECURITIES - Warrants".

     Possible Lack of Value of Warrants; Possible Inability to Exercise Warrants. The Warrants are exercisable at $4.50 per share of Common Stock and expire five years from the date of this Prospectus. Should the market price for the Common Stock not materially exceed $4.50 prior to that date or should the Company be sold, merged, or otherwise reorganized in the transaction in which its stockholders consideration at less than $4.50 per Share, the Warrants will have no value. With respect to the public offering thereof, the Company intends to qualify the sale of the Common Stock and Warrants described in this Prospectus in a specified number of states. Although exemptions in the securities laws of certain states may permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from the qualification requirements of such state or states is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. Although the Company will endeavor to qualify the Common Stock underlying the Warrants for sale in a state where qualification is required and may be reasonably obtained, there is no assurance that the Common Stock will be qualified for sale in all of the states in which the ultimate purchase of Warrants reside. In such event, the Warrants will expire and will have no value if they cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants must be in effect before the Company may permit the exercise of Warrants. For various reasons, no assurance can be given that the Company will be in a position to file and process to effectiveness a Registration Statement covering the Common Stock issuable upon exercise of the Warrants. See "DESCRIPTION OF SECURITIES - Warrants".

     Representative Warrants. Pursuant to the Underwriting Agreement existing between the Company and the Representative, the Representative will be issued 150,000 Common Stock Representative Warrants and 300,000 Warrant Representative Warrants for which the Representative will pay a nominal consideration. The 300,000 Warrant Representative Warrants provide, upon full exercise and for the payment of a purchase price of $.28125 per warrant, for the issuance of 300,000 Underlying Warrants. The Common Stock Representative Warrants and the Underlying Warrants shall each be exercisable into one share of the Company's Common Stock at an exercise price of $6.00 per share during the five year period commencing on the Effective Date. With respect to the Representative's Warrants, the Company will grant to the Representa tive certain registration rights which could result in substantial expense to the Company and may be a hindrance to the Company's ability to obtain future financing when needed. In the event that the Representa tive's Warrants are exercised, sales of shares of the Common Stock underlying the Representative's Warrants could have a depressive effect on the market price of the Common Stock in the event that a public market develops. See "UNDERWRITING".

     Continuing Influence of Representative Upon the Company. Pursuant to the underwriting terms the Representative may have the ability to exert continuing influence upon the Company by reason of: (i) issuance of the 150,000 Common Stock Representative Warrants and Warrant Representative Warrants; (ii) the Financial Advisory Agreement to act as the Company's investment banker for the 12 months from the Effective Date for a fee of $108,000 payable at the closing of the offering; (iii) the agreement of the Company to pay a specified fee to the Representative if the Company enters into a covered business combination arrangement with any party introduced by the Representative during the five years from the Effective Date; and (iv) the right of the Representative to have an observer attend the meetings of the Company's Board of Directors during the three years from the Effective Date. See "UNDERWRITING".

     Additional Warrants/Stock Options. In addition to the Warrants offered by this Prospectus and the Representative's Warrants to be granted to the Representative, there will be outstanding Founders Warrants for the purchase of up to 300,000 shares of Common Stock. The exercise price with respect to Founders Warrants is $4.50 per Share and the Warrant exercise period concludes five years from the Effective Date. The shares of Common Stock issuable upon exercise of the 300,000 Founders Warrants have been registered contemporaneous to the registration of the Common Stock and Warrants being offered hereby but, to the extent that such Warrants are exercised during the 15 month "lock-up" period relating to the restriction on the transfer of certain outstanding Common Stock of the Company, such restrictions on transfer shall be applicable to such Common Stock. The Company has also reserved 375,000 shares of Common Stock for issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to the conclusion of the sale of the Common Stock and Warrants offered hereby. With respect to such Founders' Warrants and any holders of stock options subsequently granted, the holders of such Warrants and options may be afforded at a relatively nominal cost, the opportunity to profit from a rise in the market price of the Common Stock of the Company. Additionally, while such Founders' Warrants and options are outstanding, the terms pursuant to which the Company may obtain additional required capital may be adversely affected since the holders of such Warrants and options may be expected to exercise such Warrants and options at a time when the Company could obtain needed capital by an offering of securities on terms more favorable than those provided by such Warrants or options. See "PRINCIPAL STOCKHOLDERS".

     No Foreseeable Dividends. The Company does not anticipate paying dividends with respect to its outstanding Common Stock in the foreseeable future time. See "DIVIDENDS".

                         SELECTED FINANCIAL INFORMATION
                         ------------------------------

The following selected financial data for the years ended December 31, 1995 and 1996 for Gateway LLC, the two years ended December 31, 1995 and 1996 for the Company (including its predecessors, Gateway American Properties Corporation, a Florida corporation and Apollo III, Inc., for the period from January 12, 1995 (date of inception) through September 30, 1997 are derived from the financial statements of each respective company. The financial data for the nine month periods ended September 30, 1997 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals for each company considered necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

     The pro forma selected financial data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.

                        Gateway American Properties, LLC
                     (a Colorado limited liability company)
                                  Consolidated


                                 Year Ended                Nine month period
                                 December 31,             Ended September 30,
                                 -----------              -------------------
                               1995        1996             1996        1997
                              ------      ------           ------      ------
Statement of Operations
Data:

Sales                      $4,375,359   $10,500,606     $6,836,345   $6,746,545
Gross Profit(1)               628,074       951,526        758,598    1,393,114
Operating Income               38,169       160,004        224,196      602,038
Net Income                      9,748       109,444        171,417      523,346


                                          December 31,  September 30,
                                              1996          1997
                                          -----------   ------------

Balance Sheet Data:

Total Assets(2)                           $18,936,406    $24,201,053
Debt(2)                                    18,375,162     23,243,506
Members' Equity                               404,298        846,144

                       Gateway American Properties, Corp.
                                (A Florida Corp.)

                                         Year Ended        Nine month period
                                        December  31,      Ended September 30,
                                        ------------       ------------------
                                      1995       1996        1996       1997
                                     ------     ------      ------     ------

Statement of Operations Data:

Sales                               $   -0-       $-0-      $  -0-    $  -0-
Gross Profit                            -0-        -0-         -0-       -0-
Operating Loss                       (173,966)  (464,846)    (44,965)  (16,970)
Net Loss                             (173,996)  (464,846)    (44,965)  (16,970)


                                        December 31,          September 30,
                                        -----------           ------------
                                           1996                   1997
                                          ------                 ------

Balance Sheet Data:

Total Assets                              $51,854               $59,852
Debt                                       35,798                60,766
Stockholders' Equity (Deficit)             16,056                  (914)


                       Gateway American Properties, Corp.
                               (A Colorado Corp.)

                                                              Inception
                                                               Through
                                                         September 30, 1997
                                                         ------------------

Statement of Operations Data:

Sales                                                        $   -0-
Gross Profit                                                     -0-
Operating Income (Loss)                                          -0-
Net Income (Loss)                                                -0-


                                                September 30,
                                                     1997
                                                    ======

Balance Sheet Data:

Total Assets                                        $ 100
Debt                                                  -0-
Stockholders' Equity                                $ 100

                   Unaudited Pro Forma Selected Financial Data
                        Giving Effect to the Transaction

                                             Year Ended       Nine months
                                             December 31,  Ended September 30,
                                                1996             1997
                                               ------           ------

Income Statement Data:

Sales                                       $10,500,606       $6,746,545
Gross Profit(1)                                 951,526        1,393,114
Operating Income (Loss)                        (306,730)         584,973
Net Income (Loss)                              (386,802)         303,876
Net Income (Loss) per Common Share(2)              (.10)             .13


                                                               As adjusted for
                                          September 30, 1997   Offering
                                          ------------------   --------

Balance Sheet Data:

Total Assets(3)                              $24,261,005       $27,147,255
Debt(3)                                       23,304,272        20,704,272
Stockholders' Equity                             845,330         6,331,580

------------

(1)  Gross profit is defined as total sales less cost of sales.

(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

In General

     The Company, on and after the Effective Date, will continue the business operations of Gateway LLC, directly or through Gateway LLC. Gateway LLC is a Colorado limited liability company formed in June, 1994. In December, 1994, GV Development, LLC, a Colorado limited liability company formed in June, 1993, was merged into Gateway LLC. The business of GV Development, LLC, was similar to the business of Gateway LLC and was under control of substantially the same members. Consequently, GV Development, LLC, is treated as a predecessor of Gateway LLC and all references to Gateway LLC in this Prospectus and the financial statements included herein include the activities of GV Development, LLC. Gateway LLC acquires suitable real estate properties for development as platted, semi-finished or finished residential building lots intended primarily for sale to home builders who intend to construct on such lots single or multi family residential structures for sale to the ultimate occupant. Gateway LLC also engages in home construction and related marketing activities. See "SUMMARY" and "BUSINESS".

     The Company's and Gateway LLC's income has been previously derived from the sale of platted, semi-finished or finished lots to home builders at lot prices usually determined at the time that the Company commences development of the lots. The Company's and Gateway LLC's profits have been derived as a result of the difference between the gross selling price of the lots sold to various home builders and the cost of such lot acquisition and the development activities undertaken by Gateway LLC. It is anticipated that the Company's income will continue to be substantially derived from the sale of lots as described above. Income may also be derived from other business, including the home building business. The entire process relating to Gateway LLC's development activities is largely driven by the ultimate price of the home to the dwelling occupant. The ultimate price of the lot is substantially controlled by such factors as market demand, location, dwelling size and quality, type and extent of common development amenities and aesthetic considerations. Factors which affect the home building industry in a more general way, such as the level of long and short term interest rates, relative availability of development and long term financing, local and national economic conditions and competition, will also reflect the amount of the ultimate price of the residential building lot to the dwelling occupant.

     In the light of such environment, Gateway LLC undertakes analysis with respect to any real estate property being considered for acquisition and/or development. Considerations and factors utilized in such analysis include the formulation of development cost budgets with respect to required on site and off site development, estimates of the cost and time required to accomplish required regulatory matters (zoning, permitting, etc.), the level of interest on the part of home builders to whom the Company has sold lots in the past and the determination of the ultimate home price to the home buyer which in most cases is provided as a result of an independent appraisal of the property in its undeveloped state and of the projected value of the lots to be developed on the property, assuming the completion of development activities.

     Gateway LLC's residential lot acquisition and development activities have been concentrated in the greater Denver, Colorado metropolitan area and in Fort Collins, Colorado. Such concentration is expected to continue during the near future time. It is the Company's intention to provide lots to builders who will build homes selling in the $100,000 to $200,000 price range. This price range represents a significant share of the metro Denver and Ft. Collins markets. See "BUSINESS - The Residential Home Building Industry".

     Historically, a substantial amount of Gateway LLC's lot sales have been made to PrideMark Homes ("PrideMark"), an affiliate of the Company (PrideMark is owned by Michael A. Messina, an officer, director and principal shareholder of the Company). During the period from January 1, 1995 through September 30, 1997 68% of the finished and semi-finished lots sold by the Company were sold to PrideMark. The Company has implemented and is continuing a plan to expand its customer base. The number of home builders under contract to purchase lots from the Company has increased from four at January 1, 1996 (including PrideMark) to eight as of the date of this Prospectus; namely, Melody Homes, US Home Corporation, PrideMark Homes, Continental Homes, Meadow Homes, Inc., Strauss Homes, Sundown Development, Inc., and Odyssey Homes.

     As of September 30, 1997, the Company had contracts for builders to purchase lots in excess of $12,000,000 market value. Since September 30, 1997 to the date hereof, the Company executed additional contracts with builders which bring the Company's total market value of outstanding contracts to in excess of $15,250,000. These contracts call for lot delivery from 1997 through the year 2000. These contracts are subject to the Company's ability to deliver the lots and the financial ability of the various purchasers to purchase them. Of the outstanding lot sale contracts as of the date of the Prospectus, the contracts with PrideMark involve approximately 20%.

Results of Operations

     The results of operations of Gateway LLC for the year ended December 31, 1995 compared to the year ended December 31, 1996 and for the nine month period ended September 30, 1996 compared to the nine month period ended September 30, 1997.

     Gateway LLC (including its predecessor, GV Development, LLC) commenced operations on June 24, 1993.

     For the year ended December 31, 1995, Gateway LLC experienced sales of $4,375,359, of which, $2,800,535 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $3,747,285 and general and administrative expenses were $589,905, resulting in an operating income of $38,169.

     For the year ended December 31, 1996, Gateway LLC experienced sales of $10,500,606, of which, $7,901,928 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $9,549,080 and general and administrative expenses were $791,522, resulting in an operating income of $160,004.

     Sales for 1996 represent an increase of 139% over sales for 1995, as Gateway LLC opened new subdivisions. Additionally, the maturation of existing subdivisions contributed to Gateway LLC's sales increases. Cost of sales in 1996 were approximately 91% of sales, compared to approximately 86% in 1995 primarily as a result of additional start-up and infrastructure costs for Gateway LLC's subdivisions and amortization of financing costs related to Gateway LLC's private placements. General and administrative expenses increased by $201,617 from 1995 to 1996 representing primarily increases in staffing for Gateway LLC's expansion and amortization of loan fees related to Gateway LLC's private placement. However, as a percentage of sales, general and administrative expenses decreased from 13.5% of sales in 1995 to 7.5% in 1996, reflecting many costs which do not increase in relationship to sales, including, salaries, rent, employee benefits and other fixed costs.

     For the nine month period ended September 30, 1996, Gateway LLC experienced lot sales of $6,836,345 of which $4,531,383 were to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for the nine month period ended September 30, 1996, were $6,077,747 which, when taken with general and administrative expenses of $534,402, resulted in an operating net income of $224,196.

     For the nine month period ended September 30, 1997, Gateway LLC experienced lot sales of $6,746,545 of which $4,485,601 were to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for the nine month period ended September 30, 1997, was $5,353,431, which, when taken with general and administrative expenses of $791,076, resulted in an operating and net income of $602,038.

     Sales for the first nine months of 1997 decreased by approximately 1%. Development activity during the period ended in 1997 was greater than in 1996, as evidenced by the increase in land under development of approximately
$21,544,000  in  1997  compared  to  approximately   $14,735,000  in  1996.  Lot
completion is running slightly behind 1996, however management anticipates that closings will occur during the last three months of 1997, which will result in sales for 1997 to be approximately the same as compared to 1996.

     Cost of sales for the nine months ended September 30, 1997 decreased by approximately $724,000 as compared to the nine months ended September 30, 1996, or from 88% of sales in 1996 to 79% of sales in 1997. The primary reasons for the decrease are certain bulk sale transactions of partially developed land. General and administrative expenses increased by $256,674 during the nine months ended September 30, 1997, as compared to 1996, primarily as a result of increases in car allowances of $82,000 and wages of $96,000 due to management, legal and professional fees of $43,000 and other office expenses of approximately $36,000.

The results of operations of Gateway American Properties Corporation, a Colorado Corporation, which consists of its predecessors Gateway American-Florida, and Apollo III, Inc. but not Gateway LLC, a Colorado limited liability Company, for the year ended December 31, 1995 compared to the year ended December 31, 1996 and for the nine month period ended September 30, 1996 compared to the nine month period ended September 30, 1997.

     For the years ended December 31, 1995 and 1996, respectively, the Company experienced an operating loss of $185,472 and $466,734 and had interest income of $11,476 and $1,888 respectively. It experienced a net loss of $173,996 for the year ended December 31, 1995 and a net loss of $464,846 for the year ended December 31, 1996. The Company sustained an operating loss of $46,456 and $17,065 for the nine month periods ended September 30, 1996 and 1997 and had interest income of $1,491 and $95, resulting in a net loss of $44,965 and $16,970 for the nine months. The Company and its named predecessors were a development stage company. Their consolidated losses arose primarily because of start-up or pre-acquisition activities.

Liquidity and Capital Resources

     Gateway LLC financed its lot acquisition and development activities through the proceeds derived from the capital contributions made by the members of Gateway LLC, through the net proceeds realized from the sale of platted, semi-finished and finished lots, and through the net proceeds realized by Gateway LLC as a result of the private and limited offer and sale of certain debt securities. The continuing operations of the Company and Gateway LLC will be financed through a portion of the net proceeds of the offering made hereby, See "USE OF PROCEEDS" through the proceeds from the sale of lots, through bank loans and possibly through the private sale of debt securities.

     At September 30, 1997, the holders of the outstanding membership interests of Gateway LLC had contributed (net of distributions) cash and property to Gateway LLC in the amount of $136,448.

     From Gateway LLC's inception through the period ended September 30, 1997 Gateway LLC sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996, principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the
"Notes"). For further information concerning such Notes, see "CERTAIN TRANSACTIONS". As of September 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The Note due September 30, 1999 ("Note") is outstanding and a principal payment of $500,000 was due December 31, 1997 and an additional $500,000 will be due at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The December 31, 1997 payment was timely made. The Company will pay a total of $750,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. On the Effective Date, the Company will unconditionally assume the obligation of Gateway LLC with respect to the Note. The principal obligation of the Note is unconditionally guaranteed by Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina. See "MANAGEMENT". The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note.

     The Note was issued under the authority of and is subject to the provisions and terms of a loan agreement existing between Gateway LLC, Phillips & Tober, Inc., the placement agent for the Note, and MegaBank of Arapahoe (the "Agent"), a deposit institution maintaining its offices in Denver, Colorado. MegaBank of Arapahoe acts as agent with respect to the Note and acts in the collective benefit of the holders of the Note. The Note was privately offered and sold by Gateway LLC through the facilities of Phillips & Tober, Inc., as placement agent, to suitable and "Accredited Investors" (as defined under the Securities Act of 1933) on the basis of $100,000 units of participation in the Note.

     Interest of approximately $40,000 is paid monthly at the rate of 12% on the Note. The Agent is required to undertake certain notice and corrective action in the event that default occurs with respect to the payment of any interest or principal payment when due.

     The obligation represented by the Note is secured by deeds of trust (mortgages) encumbering various real estate parcels and projects with which Gateway LLC is involved. The deeds of trust have a first priority status, subject only to certain exceptions as are set forth in the governing loan agreement, which exceptions include development agreements which may be entered into between Gateway LLC and certain cities and counties where the encumbered projects are located, and other existing matters of record. The Agent, as nominee and agent for the Note and the holders of the units of participation therein, is the beneficiary of such deeds of trust.

     The properties to which the deeds of trust relate are comprised of platted, semi-finished lots or lots in the process of being platted. In order for lots to become finished lots, Gateway LLC is obligated to accomplish certain development activities, including providing access to all utilities with a capacity to service the lots in question, providing ingress and egress to and from public roads and otherwise making the lots fully qualified for the issuance of building permits for the construction of a residential dwelling on a lot or lots. Upon the completion of these activities, the lots are available for sale to purchasers.

     Gateway LLC must also meet certain obligations in order for the Agent to disburse Note proceeds for the acquisition of any particular parcel which Gateway LLC intends to acquire and develop into platted, finished or semi-finished lots. Unless waived by the agent, such requirements include the requirement that (a) the parcel be zoned and platted, (b) there is a mortgagee title insurance policy in the amount of the appraised value of the parcel and insuring the priority of the lien of the deeds of trust which is available and is being delivered, (c) there is evidence of ingress and egress via finished public roads and (d) there is available capacity for service from and access to all necessary and required utilities.

     As of the Effective Date, Gateway LLC is in full compliance with the requirements of the loan agreement and the Company and Gateway LLC believes that compliance will continue.

     Gateway LLC has also historically utilized bank lines of credit and financing proceeds made available by certain affiliates. At September 30, 1997, Gateway LLC had aggregate outstanding debt of approximately $17.1 million in addition to the $4 million on the Note described above. Such additional loans have various interest rates, terms and maturities. See Note 3 to the consolidated financial statements of Gateway LLC included elsewhere in this Prospectus. The only presently open line of credit of Gateway LLC is with a non-affiliated bank in the amount of $100,000.

     The Company believes that the funds made available from the sources described above and those anticipated to be received by the Company as a result of the conclusion of the offering of Common Stock and Warrants made hereby, together with anticipated cash flows to be derived from the sale of platted, semi-finished or finished lots, will be sufficient to meet Gateway LLC's and the Company's liquidity requirements during the 12 months following the date of this Prospectus. To the extent that such sources of funds are insufficient, Gateway LLC and the Company will be required to seek additional sources of funds and there can be no assurance that Gateway LLC and the Company will be able to procure additional funds on acceptable terms or will be able to procure additional funds at all.

     The acquisition and lot development activities of Gateway LLC and the Company are affected to a certain degree by weather conditions, availability of necessary materials and labor, and other factors which can fluctuate on a seasonal basis. Generally, the lot development activities must be conducted under favorable weather conditions and adverse weather conditions can interrupt or cause a temporary cessation in such activities. Delays, when encountered, may diminish or eliminate the anticipated profit margin with respect to any lot project then being conducted.

     Gateway LLC and the Company may experience fluctuations in future operations as a result of a number of factors, including local and general economic conditions, the cyclical nature of the real estate market, the economic health of the Company's home builder customers, the relative availability of suitable real estate parcels for development into residential lot subdivisions, the availability of development and long term financing for home builders and the purchasers of residential dwellings, governmental policies and regulations, weather, shortages of labor or materials, increases in on-site and off-site development costs, and other factors. See "RISK FACTORS - Factors Affecting Business of the Company".

     The Company has employment agreementss with its three executive officers, Messrs. Deutsch, Farkas and Messina The Agreements are all on similar terms except salary rates. Mr. Deutsch will receive a salary of $120,000 per year and Messrs. Farkas and Messina will receive $108,000 each. The initial term of the agreement runs through December 31, 2000. For additional information on the Company's obligations under the agreements, See "BUSINESS - Employment Agreements".

                                    DILUTION

     The pro forma information and data presented in this Prospectus section assumes the consummation of the Transaction. Accordingly, such information and data regarding existing stockholders of the Company takes into account the consideration paid by Gateway LLC members for their membership interests in Gateway LLC and the consideration paid by the other present stockholders for their shares. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS". The pro forma net tangible book value of the Common Stock at September 30, 1997, assuming the Transaction occurred but without giving effect to sale of Common Stock and Warrants in this offering, was $478,981 or $.20 per share. Net tangible book value per share of Common Stock is defined as the tangible assets of the Company, less all liabilities, divided by the number of shares of Common Stock outstanding. After giving effect as of September 30, 1997 to the sale of the 1,500,000 shares of Common Stock offered hereby and after deducting the unpaid estimated offering expenses, the pro forma net tangible book value of the Common Stock at September 30, 1997 would have been $6,045,231 or $1.57 per share. This represents an immediate increase in net tangible book value of $1.37 (34.25%) per share to existing stockholders and an immediate dilution of $2.43 (60.75%) per share to new investors purchasing the Shares offered hereby. The following table illustrates this per share dilution in relationship to the public offering price:

                                                            Amount       Percent

     Initial public offering price                           $4.00         100%
     Pro forma net tangible book value per share
            before offering                                    .20           5%
     Increase in pro forma net tangible book value
            per share attributable to new investors           1.37       34.25%
                                                                        ------
     Pro forma net tangible book value per share after
           giving effect to public offering                  $1.57       39.25%
                                                             =====      ======
     Dilution per share to new investors                     $2.43       60.75%
                                                             =====      ======

     Neither the foregoing nor the following table gives effect to the exercise of any of the Warrants to purchase of 4,125,000 of Common Stock included in the 3,000,000 Warrants offered hereby, the outstanding 300,000 Founders Warrants, the 450,000 Representative's Warrants and the 375,000 options which may be issued pursuant to a stock option plan subsequently adopted by the Company. These two tables also do not give effect to the use of the Over-Allotment Option granted to the Underwriters under which they may purchase up to an additional 225,000 shares of Common Stock and Warrants to purchase 450,000 shares.

     The following table summarizes, on a pro forma basis as of September 30, 1997, the total shares of Common Stock purchased and the total consideration and average price per share paid by existing stockholders and paid by the new investors purchasing the shares offered hereby without giving any effect to the $562,500 paid by new investors for the Warrants.


                         Shares Purchased  Total Consideration(1)
                         ----------------  ----------------------
                                                                   Average Price
                         Number   Percent   Amount      Percent    Per Share
                         ------   -------   ------      -------    ---------


New investors            1,500,000   38.9%  $6,000,000    87.7       $ 4.00
Existing stockholders    2,352,000   61.1%  $  845,330    12.3          .36
                         ---------  -----   ----------  ------
      Total              3,852,000  100.0%  $6,845,330   100.0%
                         =========  =====   ==========  ======


(1)   Does not include the $562,500 paid by new investors for the Warrants.

                                USE OF PROCEEDS

      All of the proceeds from the sale of shares by the Selling Stockholders will be retained by them and none of the proceeds will go to or benefit the Company.


                            PRO FORMA CAPITALIZATION


      The table set forth below presents the pro forma capitalization of the Company as of September 30, 1997 which takes into account the consummation of the Transaction, including the sale of the 1,500,000 shares of Common Stock and 3,000,000 Warrants offered hereby. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".


                                                         September 30, 1997
                                                     ---------------------------
                                                     Prior to
                                                     Consummation   As Adjusted
                                                     of Offering    for Offering

Debt                                                 $23,304,272    $20,704,272
                                                     -----------    -----------

Stockholders' Equity:
Common Stock, $.01 par value,
20,000,000 Shares authorized,
2,352,000  Shares  outstanding
on a pro forma basis prior to
consummation of the offering
and 3,852,000 Shares outstanding
on a pro forma basis as adjusted
for this offering                                         23,520         38,520


Additional Paid-in Capital                               817,810      6,289,060

Founders Warrants                                          4,000          4,000
Retained Earning                                            -0-            -0-
                                                            ----           ----

Total Stockholders' Equity                               845,330      6,331,580
                                                         -------      ---------

Total Capitalization                                 $24,149,602    $27,035,852
                                                      ==========     ==========

-----------------


                                 DIVIDEND POLICY

      The Company does not expect to pay dividends on its Common Stock during the foreseeable future time. Any future decision of the Company's Board of Directors to pay dividends will be made in the light of the Company's earnings, financial position, capital requirements and other relevant factors then existing.

                                    BUSINESS

Introduction

     Gateway LLC has primarily engaged in the furnishing of platted, semi-finished and unfinished lots to the home building industry since its inception in June, 1993. Its activities have been concentrated in eight cities and counties in the greater Denver metropolitan area and in the City of Fort Collins, Colorado. The Company will continue the business activities of Gateway LLC, either directly or through Gateway LLC, which is expected to continue as a subsidiary entity of the Company for a now indeterminable period. The management of the Company does not believe that the present is an appropriate time to make a definite decision whether or not to continue operating Gateway LLC as a subsidiary or to merge it into the Company or liquidate its assets and operations into the Company and conduct all future operations directly out of the Company. The title to the real properties involved in the present operations is held in Gateway LLC; and the loan or financing arrangements with respect to the properties are with Gateway LLC. Company's management presently intends that future development projects will be acquired directly in and operated by the Company and that operations out of Gateway LLC will be phased out as the projects are developed and the properties sold. However, they do not presently know if there may be future advantages in continuing substantial operations in Gateway LLC. Accordingly, the information presented below in this Prospectus section of the activities of the Company, and all references to the Company, from and after the Effective Date include the activities of Gateway.

     The Company's business activities are the outgrowth of the business activities of Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina, which involved the acquisition and development of real property to the status of residential building lots for sale to and use by PrideMark. PrideMark is a Denver, Colorado based residential home builder controlled by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". Such activity assisted PrideMark in assuring an adequate supply of suitable, developed residential lots for use in the home construction activity of PrideMark without an immediate requirement that PrideMark contemporaneously commit its capital to the lot development process.

     From this activity, the present business activity of the Company has developed which involves the acquisition and development of land as residential subdivisions containing platted, finished or semi-finished building lots suitable for acquisition, usually on a phased basis, by the residential production home builders who are or become customers of the Company. Finished lots are lots as to which all required subdivision improvements have been completed and which have adjacent access to all utilities with capacity to serve the lots, have a means of ingress and egress over public roads, and are fully qualified for issuance of a building permit for construction of a home on the lot. Semi-finished lots are lots with respect to which subdivision improvements for utilities, ingress and egress and other required improvements have been completed to or through a portion of the subdivision, but such improvements have not been completed to each lot itself. The home builder completes the development of semi-finished lots into finished lots, in connection with its construction of homes thereon. From time to time, Gateway also sells parcels of real property that have been zoned and platted, but are substantially undeveloped, to home builders. The Company may, from time to time, may also engage in the home building business.

     Presently the home builders who have acquired lots, or are presently under contract to acquire from the Company are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. Substantially all of the lots developed to date by Gateway LLC have been intended for use for single family residential production homes and townhomes or duplexes.

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The Residential Home Building Industry

     The residential home building industry has three primary components: land acquisition, land development, and home construction and sales. There is considerable overlap among those who participate in one or more of the components of the industry. Investors purchase undeveloped or under utilized real estate with a view to realizing appreciation in value as a result of urban or suburban growth, but usually do not engage in development activities. Developers, such as the Company, typically purchase real property which is usually unimproved and unplatted but is appropriately zoned for development and develop such property into subdivisions containing platted, semi-finished or finished lots for sale to home builders. Home builders either acquire finished lots or acquire and develop land into finished lots for their own home building activities.

     In the home construction and sales component of the industry, there are four major areas of activity: (i) building custom homes; (ii) building production homes; (iii) building town homes, condominiums and apartments; and
(iv) remodelings. Smaller home builders generally concentrate their activities in two or three of these areas while larger home builders tend to have operations in almost all activity areas. Home builders classified as production home builders dominate the market. A production home builder builds a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevations or upgrade options.

     The activities of Gateway LLC to date have been concentrated in the greater Denver, Colorado metropolitan area and the City of Fort Collins, Colorado, and a significant portion of the Company's activities during the future time are also expected to be concentrated in these areas.

     Denver is the capital city of the State of Colorado and the Denver metropolitan area is the principal economic center of the Rocky Mountain region. The metropolitan Denver area is comprised of six counties: Denver, Adams, Arapahoe, Boulder, Douglas and Jefferson. The City of Fort Collins is located in northern Colorado along the eastern slope of the Rocky Mountains. It is the largest city of the northern Colorado region and the seat of Larimer County. Ft. Collins is located 65 miles north of Denver via Interstate Highway No. 25 and 30 miles south of the Wyoming border.

     The management of the Company believes, based upon information available to the Company and believed reliable, that the residential construction industry in the Denver, Colorado metropolitan area and in the City of Fort Collins is very fragmented with many individual businesses that have small dollar or unit sales volumes. The Denver metropolitan area also is characterized, however, by the presence of several large production home building companies that construct the majority of single family homes in the area. The Company believes that for the nine month period ending September 1997, the largest ten home builders in the metropolitan Denver, Colorado area constituted approximately 67% of the single family home construction activity that occurs in the area during such period.

      The residential home building industry in the Denver, Colorado metropolitan area has experienced dramatic changes during the period 1975-1996. In the late 1970's and early 1980's, the Denver metropolitan area experienced rapid growth and substantial residential construction activity. The period 1985-1989 was characterized by deteriorating economic conditions and an increasing oversupply of homes in the Denver, Colorado area. During this period there were record foreclosures, bankruptcies and financial institution failures.

      The demise of numerous financial institutions in the mid to late 1980's resulted in the imposition of stringent regulatory restrictions on commercial banks and other financial institutions engaged in real estate lending. As a result, sources of financing became more limited and restricted. Other regulatory factors relating to environmental concerns and concerns regarding the pace and rate of development in the Denver metropolitan area have, in the opinion of the Company, significantly increased the regulatory impact which is presently experienced by firms engaged in residential home building.

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


     Gateway LLC has primarily engaged in the furnishing of platted, semi-finished and unfinished lots to the home building industry since its inception in June, 1993. Its activities have been concentrated in eight cities and counties in the greater Denver metropolitan area and in the City of Fort Collins, Colorado. The Company will continue the business activities of Gateway LLC, either directly or through Gateway LLC, which is expected to continue as a subsidiary entity of the Company for a now indeterminable period. The management of the Company does not believe that the present is an appropriate time to make a definite decision whether or not to continue operating Gateway LLC as a subsidiary or to merge it into the Company or liquidate its assets and operations into the Company and conduct all future operations directly out of the Company. The title to the real properties involved in the present operations is held in Gateway LLC; and the loan or financing arrangements with respect to the properties are with Gateway LLC. Company's management presently intends that future development projects will be acquired directly in and operated by the Company and that operations out of Gateway LLC will be phased out as the projects are developed and the properties sold. However, they do not presently know if there may be future advantages in continuing substantial operations in Gateway LLC. Accordingly, the information presented below in this Prospectus section of the activities of the Company, and all references to the Company, from and after the Effective Date include the activities of Gateway.

      Until very recently, there has been very little accessible data available regarding the volume of new home sales in the City of Fort Collins. However, based upon the information available to the Company and believed reliable, it appears that home sales in the City of Fort Collins generally follow the same trend as for the Denver metropolitan area. The City of Fort Collins experienced a period of strong growth in the late 1970's and early 1980's, a decline in home sales in the mid 1980's, and a recovery and corresponding increase in home sales beginning in late 1988 and 1989. Home sales for the period 1989 through 1995 exceeded those of prior years, and 1996 saw an increase of 24.2% over 1995. Sales results for the first nine months of 1997 also show an increase of 9.3% over the same period in 1996.

Property Acquisition by the Company

      The business activities of Gateway LLC have been, and the business activities of the Company primarily will be, the purchase of real property that is zoned or can be zoned for residential use and the development of such purchased property into platted, finished or semi-finished lots for sale to home builders who will construct a single family detached or multi-family attached homes on such lots. See Introduction above for a description of what constitutes "platted", "finished" and "semi-finished" lots. The developed lots generally are between 5,000 and 6,000 square feet in size and homes constructed on these lots generally are priced between $100,000 and $250,000, including the lots. From time to time, the Company will acquire parcels of real property, complete the platting process and then sell the zoned and platted parcels to home builders who will develop such properties themselves.

      With respect to land acquired for immediate development into lots and as to which the Company has a sales contract with a home builder for sale of the finished lots, the sales price of the platted, finished or semi finished lots to the home builder will be a significant factor in determining the price per lot which can be paid by the Company, taking into account the development costs which are required to be incurred by the Company prior to the lot being sold in platted, semi-finished or finished status to the residential home builder. With respect to land purchased for development but as to which no current sales contract has been negotiated, an independent appraisal will be a significant factor in determining the price per lot that will be paid by Company.

      The Company seeks to maintain purchase option contracts for real estate properties covering a four to seven year supply of lots, based upon current lot absorption information. In that manner, the Company seeks to assure that there are sufficient lots under its control to provide a supply for its business in the reasonably foreseeable future. Generally, the Company will exercise options to purchase properties at a level intended to meet its home builder customers' demands for a two to four year period based upon sales contracts with such home builders. In the normal course of business, the Company will purchase properties for which there are no contracts for sale to home builders.

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


     The Company seeks to achieve a sales price to its home builder customers which will yield to the Company an adequate gross margin, before selling expenses, general and administrative expenses, financing costs and other non-capitalized costs of the Company, taking into account the amount of money expended by the Company for property acquisition and development of the property as a platted subdivi sion containing finished and semi-finished lots. In its effort to achieve such a gross margin, with respect to property intended to be developed in the immediate future, the Company utilizes independent appraisals to verify the fair market value of the property when acquired. For properties that will not be developed immediately and/or for which the Company has no sales contracts with home builder customers, the Company obtains independent appraisals to verify the fair market value of the property upon acquisition. The Company then uses development budget estimates and management's estimates of the potential selling price of lots based upon management's experience with the market and the Company's home builder customers to determine the estimated fair market value of finished and semi-finished lots. From its organization through December 31, 1996, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995, to 478 lots sold in 1996. For the nine month period ending September 30, 1997, Gateway LLC has sold 340 lots.

     A significant amount of the Company's real property purchases and sales have previously been with affiliated parties. See "CERTAIN TRANSACTIONS". The Company uses the same procedures and policies in determining the sales prices of lots sold to affiliated parties as those used in setting the sales prices for transactions with non-affiliated parties.

Present Development Activities

     The development activities of the Company will include the accomplishment of all legal and regulatory requirements for the subdivision plat and substantial completion of the subdivision infrastructure (streets, water and sewer systems, gas and electric lines, curb and gutter, landscaping, entry monumentation and related improvements).

     The Company is presently developing and/or platting lots for the nine home builders, listed in Marketing of Subdivision Lots below. Since its inception, Gateway's annual sales have increased from less than 20 lots sold in 1994 to 478 lots in 1996 to 340 lots for the first nine months of 1997. As of September 30, 1997, the Company had contracts for builders to purchase lots in excess of $12,000,000 market value. Since September 30, 1997 to the date hereof, the Company executed additional contracts with builders which bring the Company's total market value of outstanding contracts to in excess of $15,250,000. These contracts call for lot delivery from 1997 through the year 2000.

     The Company's inventory of lots under development is presently contained in subdivisions known as Sterling Hills, Aurora, Colorado; Country Hills, Thornton, Colorado; Willow Run, Broomfield, Colorado; and Gateway Village, Denver, Colorado; all of which subdivisions are located in the greater Denver, Colorado metropolitan area. In addition, the Company is currently planning lots in the Riverdale subdivision in Thornton, Colorado. Also, the Company is presently building in Roxborough Park in Douglas County, Colorado. The West Star Subdivision, in Lakewood, Colorado, has been platted and sold. Also, Downing Park, Thornton, Colorado, and Quail Run, Aurora, Colorado have been developed and sold. The Company also has lots under development in the Harmony Crossing and Overland Trail subdivisions which are located in Fort Collins, Colorado.

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Marketing of Subdivision Lots

     The Company sells its platted, finished and semi-finished lots primarily to production home builders. Production home builders are believed by the Company to be the dominant factor in the residential home building industry as conducted in the greater Denver, Colorado metropolitan area. The Company estimates that in such area, the largest ten home builders constituted approximately 48% of new home sales which occurred in the nine month period ended September 30, 1997. In summary, a production home builder is a home builder building a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevation or upgrade options.

     From its inception through December 31, 1996, Gateway LLC sold or has contracted to sell platted, finished and semi-finished lots to nine home builders conducting their operations in the greater Denver, and Ft. Collins, Colorado metropolitan areas. Such home builders are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes, Sundown Development, and Strauss Homes. From Gateway's inception through December 31, 1994, virtually all of Gateway LLC's lot sales were to PrideMark. For the 33 month period beginning January 1, 1995, approximately 68% of the Company's lot sales were to PrideMark. It is anticipated that the sales to PrideMark Homes will constitute approximately one-third to one-half of the Company's future lot sales over the next 12 months.

     PrideMark  is  principally  owned  by  Michael  A.  Messina  who  also is a principal shareholder, director and officer of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". PrideMark was formed in late 1987 and since formation has purchased finished lots primarily from various financial institutions. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own home building needs. Homes built by PrideMark are primarily single family homes for middle income families and range in price from $80,000 to $200,000. The majority of homes constructed by PrideMark Homes are in the $90,000 to $150,000 range. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, PrideMark was ranked fourth among Denver area builders for new home closings for the first seven months of 1997 and closed 390 homes during that period.

     US Home was established in 1954 and is currently believed to build homes primarily for first time home buyers and retirement second home buyers. It is estimated that US Home has built more than 250,000 homes during the past approximately 40 years. Presently US Home is believed to construct residential dwelling units in approximately 200 communities in 32 metropolitan areas located in 12 states throughout the United States, including Arizona, California, Colorado, Florida, Maryland, Minnesota, Nevada, New Jersey, Texas and Virginia. The management of the Company believes that US Home is one of the ten largest single family on-site home builders in the United States. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, US Home was ranked first among Denver area builders for new home closings for the first seven months of 1997 and closed 554 homes during that period.

     Melody Homes is one of the largest builders of single family detached homes in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Melody Homes was ranked third among Denver area builders for new home closings for the first seven months of 1997 and closed 478 homes during that period.

      Continental Homes was founded in Denver in 1986 and has been the only builder to join the ten best selling builders in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Continental was ranked sixth among Denver area builders for new home closings for the first seven months of 1997 and closed 308 homes during that period.

      Sheffield Homes was founded in 1978 and builds single family detached homes for the first home and move-up home buyer.

      Sundown Development builds single-family detached homes for the first-time home buyer.

      Strauss Homes, LLC, founded in 1994 builds affordable housing in the Denver metro area.

      Paul Adam Custom Homes d/b/a Odyssey Homes began building in this region in 1996 and builds single family detached homes in the Denver metro area.

      Meadow Homes began in Denver in 1984 is one of the metro areas providers of single family homes. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Meadow Homes was ranked among the top 25 Denver area builders for new home closings for the first seven months of 1997 and closed 64 homes during that period.

      The Company's sales transactions involving its inventory of platted, finished and semi-finished lots result from negotiated transactions that are usually undertaken by the Company at a time contemporaneous or prior to the development of such property. The sales contracts entered into between the Company and its home builder customers are generally option contracts. In some cases, the lot sales contracts contain specific performance provisions requiring the homebuilder to close on the subject lots. In other cases, homebuilders have made a deposit of funds on executed sales contracts. Under such option contracts, home builders who are customers of the Company may only be required to purchase a minimum number of lots at specified times and prices. See "RISK FACTORS - Factors Affecting Business of Company, Other Operational Risks and Market Risks".

      Regulatory Factors. As part of the zoning and subdivision processes, a developer such as the Company generally is required to agree to complete certain improve ments to the subdivided property ("on-site improvements") which provide service to the property, and, in some instances, improvements to neighboring properties ("off-site improvements") which service the proposed subdivision, before the lots will qualify for issuance of a building permit. Until a lot can qualify for issuance of a building permit, it is not ordinarily marketable by the Company to a home builder. The required off-site improvements can include such matters as acquisition and completion of service roads and utilities to the subject property, acquisition of off-site storm water drainage facilities and dedication (or payment in lieu of dedication) of lands and improvements for parks or other greenbelt or open space areas. On-site improvement requirements can include completion of streets and service utilities to each lot and completion of on-site drainage facilities, parks or open space areas. Once installation requirements are met and building permits are issued, developers such as the Company, in most instances are required to provide maintenance of the improvements for a period of time following their installation (usually one year) before the governing bodies will accept the improvements for public maintenance. To secure the obligation to maintain, developers are required to post collateral with the governing agencies in the form of bonds, cash or letters of credit in a percentage of the total cost of the improvements. If more than one developer is involved in a subdivision, the development obligations are generally joint and several to the several developers. Sometimes such development obligations are allowed to be phased as lots are completed and houses built and sold, and sometimes the development obligations are apportioned among the developers by agreement.


     Additional Capital Needs. Gateway LLC has, and the Company will have substantial "on-site" and "off-site" improvement obligations with respect to real property intended to be developed. The Company estimates that additional funds will be required for the development of the platted, unfinished and semi-finished lots intended to be acquired and developed by the Company in the future. Such additional required funds are anticipated to be provided from the proceeds of the offering, sales of lots in a finished state and the creation of additional debt obligations. In the event that sufficient proceeds are not available from those sources, lots in an unfinished status may have to be sold at significantly reduced prices. The management of the Company is of the opinion that the net proceeds from this offering of Common Stock and Warrants, and proceeds realized from the on-going sale of platted, semi-finished and finished lots will be sufficient to meet the Company's anticipated cash needs and finance its operations for at least 12 months from the date of this Prospectus. However, no assurance can be given that the Company will not require additional funding or if such additional funding is required, that such will be available in amounts and upon terms acceptable to the Company.

Competition

      In the acquisition of real property suitable for development as platted, finished and semi-finished residential building lots and the marketing of such lots, the Company encounters significant competition from other development entities, from home builders who conduct their own lot development activities and from investors who compete with the Company with respect to the acquisition of suitable sites for development. The Company's competitive position in its industry will be largely dependent upon the ability of the management of the Company to identify suitable sites for acquisition at a time when such sites are not being actively pursued for acquisition by any competitive entity or person. This will require that the Company continually investigate suitable sites for acquisition in its areas of operation. The Company's competitive position will also be substantially dependent upon the relative amount of capital available to it with respect to its ability to acquire suitable real estate sites for development as finished and semi-finished lots and to engage in the necessary development activities within a period of time permitting the sale of platted, semi-finished and finished lots to its lot purchase customers.

      The Company's acquisition and development activities will also be affected by the relative financial condition of its home builder customers and by the competitive factors which affect the home building and home marketing activities of its home builder customers. Factors such as location, relative price, subdivision attractiveness and amenities, available home design options and aesthetic factors may have a pronounced affect on the acceptance of homes constructed in subdivisions which have been developed by the Company and acquired by its home builder customers.

      The management of the Company is of the opinion that: its present competitive posture is good; it has adequate capital to pursue its business activities; and the capital from the offering made hereby will enhance its competitive status.

      The Company's competitive position will also be affected by the general conditions existing in the residential home building industry, as such exists in the Company's area of operations. See "The Residential Home Building Industry", above, and "RISK FACTORS - Factors Affecting Business of the Company".

Employees

      In addition to its executive personnel and key management employees, the Company has 12 employees, which are primarily engaged in administrative activities. None of the employees are represented by a union and the Company has not had any work stoppages. The Company considers its relations with its employees to be good. See "MANAGEMENT".

Other Activities

     In addition to its land acquisition and development activities, Gateway LLC has provided, on a fee basis, services involved in forming special districts, building authorities and homeowners' associations relating to properties developed by it and has performed administrative, accounting and management services in connection with those districts, building authorities and homeowners' associations, pending completion of the subdivision and sales of finished lots to home builders or subdivision residents. The Company will continue to engage in these activities conducted by Gateway LLC.

     The Company is a member of a group of investors and real estate developers that has made an unsolicited offer to purchase the former Stapleton International Airport site in Denver, Colorado. Presently the property is owned by the City and County of Denver ("City") and managed by a non-profit entity (the "Stapleton Development Corporation"). The City has not yet made a determination whether it wishes to privatize the redevelopment. If the City does determine to privatize the redevelopment, it would determine whether the sale would be negotiated or based upon an open bid procedure. On January 23, 1998, the Chief Operating Officer of Stapleton Redevelopment Corporation, after a meeting with officers of the Company, forwarded the Company a letter indicating that the City and Stapleton Redevelopment Corporation are presently addressing issues of demolition of existing structures, infrastructure installation, coordination and financing and zoning issues. He indicated that Stapleton Development Corporation would be in contact with with the Company after March 31, 1998 to schedule additional discussions. During a recent meeting with the Stapleton Development Corporation, it was indicated to the Company that the City and Stapleton Development Corporationmay wish to sell individual parcels comprising less than all of the property and that they are considering a bidding process for such sales. The Company does not yet know the location or the acreage that would be sold, the permitted land uses for such acreage, the price, the costs of infrastructure installation, associated demolition costs or the other costs of development of any particular portion of the property to be offered for sale. Because of these uncertainties, there is no way to determine whether the Company would continue to be interested in the acquisition of all or a portion of the property or the impact on the Company in the event of a purchase. There is no assurance that, even in the event the City decides to sell any or all of the property, the investment group of which the Company is a member would be successful in any purchase efforts.

Future Activities

     Subsequent to the completion of the offering made hereby, the Company will continue to explore suitable real estate properties for acquisition and development into semi-finished and finished lots for sale to residential home builders. The Company will also consider opportunities to acquire and develop non-residential properties, i.e. rental, commercial, warehouse and office, and may engage in development, sales and leasing of such properties. Such activities are expected to be conducted in Colorado, principally in the greater Denver, Colorado metropolitan area, and surrounding communities such as Fort Collins.

     Currently, the Company acquires most of its real estate properties for development and sale to its home builder customers. It is anticipated that the Company in the future may acquire a greater number of real estate properties as long term holdings for which the Company has no immediate development plans and no contracts for the sale of finished lots therein to home builders. Similarly, while the Company's operations currently are conducted in Colorado, the Company in the future may expand its operations to other states. The Company may also engage in other activities in the real estate business or activities related thereto.


                             CERTAIN TRANSACTIONS


The Transaction

     Apollo III, Inc., a Florida Corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. On January 12, 1995, Gateway American Properties Corporation, a Florida Corporation ("Gateway American-Florida") was formed as an affiliate of Apollo for the purpose of entering a business combination involving; (i) the merger of Apollo into Gateway American-Florida; (ii) the acquisition by Gateway American-Florida of all the outstanding membership interests in Gateway LLC, a Colorado limited liability; and (iii) the acquisition of capital fund from a public offering of securities of Gateway American-Florida. After filing a Registration Statement with respect to proposed public offering of Gateway American-Florida securities to be underwritten by the Representative, the project was voluntarily delayed. Prior to the resumption of the project, Apollo was merged into Gateway American-Florida in exchange for 274,000 shares of the Common Stock of Gateway American - Florida. Gateway

American-Florida later redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation. In this merger the shareholders of Gateway American- Florida received 327,000 shares of the Company's Common Stock and 300,000 Founders Warrants. Gateway American-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended. For Additional details on the history of the Transaction, see "INTRODUCTORY STATEMENT".

     The Company immediately prior to the Effective Date, and as an integral part of the offering made in this Prospectus, consummated the Transaction provided for pursuant to an agreement styled Amended and Restated Agreement Providing for Sale and Exchange of Capital Stock ("Agreement") which was made and entered into by and between the Company and Gateway LLC effective January 27, 1997. Pursuant to the provisions of the Agreement, the Company acquired all of the outstanding membership interests of Gateway LLC which were outstanding as of the Closing Date (as specified in the Agreement) in exchange for 2,025,000 shares of Common Stock. Of such Shares 1,822,500 were issued to Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina or members of their families. See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

     The shares of Common Stock and Founders Warrants of the Company issued with respect to the merger with Gateway American-Florida and the shares of common stock underlying the Founders Warrants have been registered pursuant to the Registration Statement of which this Prospectus is a part are subject to certain restrictions upon their sale. With respect to 27,000 shares of the Company's stock, they may not be sold for 90 days from the Effective Date. The remaining 300,000 shares of the outstanding Common Stock of and the 300,000 shares underlying the Warrants are subject to "lock-up" provisions for 15 months from the Effective Date. In summary, the lock-up provisions affecting such shares prohibit the holders thereof from effecting any sales transactions in the market for such shares except upon the written consent of the Representative. The 2,025,000 shares issued by the Company in connection with its acquisition of all of the membership interests of Gateway LLC have not been registered and constitute Restricted Securities. As Restricted Securities, such shares may only be sold subsequent to the time that the holders thereof have held the shares for a period of one year, and upon compliance with certain reporting requirements established by the Commission. See "RISK FACTORS - Shares Eligible for Future Sale" and "DESCRIPTION OF SECURITIES".

Certain Purchase/Sale Transactions

     Property Purchases from Affiliates. From its inception in June 1993 to date, Gateway LLC has effected purchases of real estate properties which it has developed or will develop into platted, finished and semi-finished lots from limited liability companies and limited partnership entities in which certain of the executive officers of the Company had an interest. In the past, it was the practice of Messrs. Deutsch, Farkas and Messina to form limited liability companies or limited partnerships in which they and others would have an economic interest in order to acquire real estate properties which were in a condition or state of development making their acquisition by Gateway LLC and presently the Company inappropriate or premature. During the period of time that such real estate properties were held by such entities, appropri ate and necessary regulatory approvals and other development activities were undertaken and if success fully accomplished, permitted the real estate properties acquired to be qualified for purchase by Gateway LLC. The prices paid by Gateway LLC with respect to such real estate properties purchased were determined by real property appraisals provided by independent sources of expert appraisal or on a negotiated basis and are believed in all respects to fairly relate to the prices that would have been paid by Gateway LLC with respect to any transaction with a non-affiliated person or entity. Each of these transactions was made on terms no less favorable to the Company than could have been obtained from unrelated parties. After the Public Offering, any purchases made by Gateway LLC from Messrs. Deutsch, Farkas, or Messina will be 10% below the fair market value based on independent expert appraisals.

      The  table  set  forth  below  summarizes  these  historical   acquisition
transactions.

Conveying Affiliated Entity     Conveying Entity Interest   Approx.       Approximate       Approximate
Project and Property Conveyed   Held by Affiliated Party    Purchase      Affiliate Cost    Profit to
                                                            Price to      of the Property   Affiliated
                                                            Gateway &     & Date of         Party
                                Affiliate       %Interest   Date of       Purchase
                                                            Purchase
-----------------------------   -------------------------   ---------     ---------------   -----------

Downing Park, LLC, Downing      Harvey E. Deutsch     25%   $387,000        $373,000        $104,750
Park, 132 Lots                  Joel H. Farkas        25%   on 6-1-95       8-12-93         $104,750
                                Michael A. Messina    50%   $405,000 on                     $209,500
                                                            11-14-95

PrideMark Homes, Harmony        Michael A. Messina    93%   $1,089,112      $1,089,113       ---
Crossing, 221 Lots                                          11-4-94         5-16-94

PrideMark Homes, Willow Run     Michael A. Messina    93%   $342,000        $342,000         ---
Filing I, Phase 2 & 3 57 Lots                               4-7-95          3-21-94
                                                            6-1-95

Willow Run Holdings, LLC,       Harvey E. Deutsch    1.8%   $342,273        $342,273         ---
low Run II, 88 Lots(1)          Joel H. Farkas       1.8%   10-21-94        12-17-93

Willow Run Holdings, LLC,       Harvey E. Deutsch    1.8%   $1,511,400      $922,500        $16,663
low Run IV & V, 295 Lots(1)     Joel H. Farkas       1.8%   3-23-95         12-17-93        $16,663
                                                            8-8-95
                                                            5-17-96

Gateway Village, LLC, Gateway   Harvey E. Deutsch   41.6%   $567,800        $61,400         $210,662
Village, Filing I, 128 Lots     Joel H. Farkas      41.6%   11-4-94         2-16-93         $210,662
                                                            3-8-95

Gateway Village, LLC, Gateway   Harvey E. Deutsch   41.6%   $778,180        $55,220         $300,750
Village, Filing II, 146 Lots    Joel H. Farkas      41.6%   9-17-96         2-16-93         $300,750

Gateway Village, LLC, Gateway   Harvey E. Deutsch   41.6%   $687,500        $46,500         $266,650
Village, Filing III, 124 Lots   Joel H. Farkas      41.6%   7-31-97         2-16-93         $266,650

Gateway Village, LLC, Gateway   Harvey E. Deutsch           $1,043,750      $62,625         $408,148
Village, Filing III, 167 Lots   Joel H. Farkas              8-18-95         2-16-93         $408,148

PrideMark Homes, Sterling       Michael A. Messina          $693,750        $693,750         ---
Hills (No. 1), 75 Lots                                      6-26-96         5-5-95

Sterling Hills Ltd., Sterling   Harvey E. Deutsch   16%(2)  $576,000        $347,000        $36,640
(No. 2), 96 Lots                Joel H. Farkas      16%(2)  12-12-94        12-12-94        $36,640
                                Michael A. Messina  16.5%(3)                                $37,785
                                612 Corporation      1%(2)                                  $ 2,290

612 Corp., Country Hills        Harvey E. Deutsch   50%(4)  $541,400        $468,000        $36,700
(No. 6), 78 Lots(4)             Joel H. Farkas      50%(4)  8-18-95         7-14-95         $36,700

Sterling Hills Ltd. Buyout      Harvey E. Deutsch           See 5 below     See 5 below     See 5 below
                                Joel H. Farkas
                                Michael A. Messina

--------------------

(1) Messrs. Deutsch and Farkas each own a 32.5% shareholder interest in Wilrun Corp. Wilrun Corp. was the beneficial owner of an 11.11% membership interest in the conveying entity, Willow Run Holdings LLC.

(2) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp. 612 Corp. held 1% general partnership interest in the conveying entity, Sterling Hills, Ltd. Messrs. Deutsch and Farkas also held a 16% interest as limited partners in the conveying entity, Sterling Hills, Ltd.

(3) Mr. Messina's 16.5% interest in the conveying entity, Sterling Hills, Ltd. was a limited partnership interest.

(4) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp., the conveying entity in this transaction.

(5) Gateway American Properties, LLC bought out Sterling Hills, Ltd. on 7-31-96 in an amount equal to partners' capital accounts with principal payments due quarterly beginning 9-15-97:

            612 Corp. received a note for $5,391.76
            515 Capital "           "     $86,186.65
            DSR LLC     "           "     $85,202.65
            Michael A. Messina      "     $88,882.53

     As of the date of this Prospectus, Harvey E. Deutsch and Joel H. Farkas continue to own equity interests in certain limited liability companies or limited partnerships which may in the future convey real estate properties to the Company for development by the Company into finished or semi-finished lots. Such entities include those entities identified in the table presented above. The purchase price to be paid by the Company to such entities in the event of the purchase of real estate properties by the Company from such entities will be largely determined, if not entirely determined and governed by fair market appraisals provided by sources of independent expert appraisal, will be at a price 10% below the fair market value so determined and must be approved by the Company's independent directors.

     Lot Sales to Affiliate. Also since the inception of Gateway LLC, Gateway LLC has sold finished or semi-finished lots to PrideMark Homes, a home construction firm substantially owned by Michael A. Messina, a principal shareholder, director and officer of the Company. As indicated elsewhere in this Prospectus, the prices paid by PrideMark Homes to Gateway LLC and which in the future may be paid to the Company have or will relate to the appraised value of such platted, finished or semi-finished lots as determined by fair market value appraisals provided by independent sources of expert appraisal. The table set forth below summarizes the lot sales transactions made by Gateway LLC to PrideMark Homes which have occurred since the inception of Gateway LLC to December 31, 1996.

                                                              Approximate cost
                                        # of                (including Interests
                                        Lots       Price    & Taxes) to Gateway.
Property Conveyed as of 12-31-96       ------      -----    --------------------
--------------------------------
Country Hills, Filing 6, Phase 1         26     $714,086.55     $505,759.24
Downing Park, Phase 1                    64   $1,537,658.22     $765,147.12
Downing Park, Phase 2                    10     $215,000.00     $220,000.00
Gateway Village, Filing 1, Phase 5       45     $756,388.00     $502,747.35
Gateway Village, Filing 1, Phase 4       41     $726,923.28     $588,304.77
Gateway Village (17 Lots)                17     $212,500.00     $212,500.00
Sterling Hills, Filing 1, Phases 1 & 2   75   $1,995,337.25   $1,737,348.44
Willow Run, Filing 1, Phase 2            28     $700,698.22     $503,596.48
Willow Run, Filing 1, Phase 3            29     $726,292.42     $501,370.97
Willow Run, Filing 2                     55   $1,361,250.00     $811,865.93
Quail Run                               103   $1,165,086.96     $969,585.14


      Competing Development Activities. Michael A. Messina, a director, principal shareholder and officer of the Company and the principal owner of PrideMark, is also the principal owner of Richland Development Company, LLC, ("Richland Development"), a Colorado limited liability company. Richland Development is engaged in the same lot development business as the Company and in the same area. Thus, Richland Development directly competes with the Company; and an expansion of the activities of Richland Development could have a direct impact upon the Company's future lot sales to its present largest customer.

      In 1995, the Company furnished land development services to Richland Development on a fee basis for which the Company was paid $188,475. It is not now anticipated that the Company will furnish any services to Richland Development in the future.

      Harvey E. Deutsch, Joel H. Farkas, and Michael A. Messina also have interest in other parcels of real property in the Denver metro area which may compete with the Company. Norman A. Sheldon and Robert A. Lembke, directors of the Company also engage in land development and investment activities which may be deemed to be in competition with the Company.

Company Headquarters

      As of the date of this Prospectus, the Company's administrative headquarters are located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237. Such commercial space is occupied and utilized by the Company and consists of approximately 4,288 square feet. It is leased in accordance with a written lease existing between Gateway LLC(now assumed by the Company) and 9145
E. Kenyon, LLC, of which Harvey E. Deutsch and Norman A. Sheldon are managers and members. In June 1997, the Company renewed its lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm.

Providing of Certain Legal Services

      Harvey E. Deutsch, Esq. is a shareholder and principal of the law firm of Deutsch, Spillane & Reutzel, P.C. The firm also maintains its offices at the same location as the Company as identified above. Since inception, the firm has provided various legal services to Gateway LLC and will continue to provide various legal services to the Company relating to the development activities of Gateway LLC and the Company, which services will include permitting, zoning matters, negotiations with municipalities and other governmental units, land acquisition, subdivision platting and filings and similar matters. During the past three fiscal years ending on December 31 of each year, Gateway LLC has paid the following legal fees to the firm; $64,600 in 1994; $241,159 in 1995; and $432,636 in 1996. For the nine month period ended September 30, 1997 the Company had paid $178,833 for legal fees and was indebted to the firm for an additional $392,597. Immediately subsequent to the consummation of the Transaction, Harvey
E. Deutsch is expected to devote approximately two-thirds of his business time to the position of President and Chief Executive Officer of the Company and will alter his position with his law firm to that of "of counsel." In all events, Mr. Deutsch's attention to the practice of law is expected to be substantially reduced in the light of his duties to the Company and Mr. Deutsch will then have no further economic interest in the fees paid to the law firm by the Company for services rendered subsequent to the Effective Date. See "MANAGEMENT".

                                  MANAGEMENT


Directors and Executive Officers

      The directors and executive officers of the Company are as follows:


Name and Age                     Positions Held With the Company
------------                     -------------------------------

Harvey E. Deutsch, age 57        Chairman, President and Chief Executive Officer
                                 and Director

Joel H. Farkas, age 36           Director, Vice President-Finance/ Marketing and
                                 Treasurer (Chief Operating Officer)
                                 and Secretary

Michael A. Messina, age 49       Director and Vice President of Development

Robert A. Lembke, age 42         Director

Norman A. Sheldon, age 54        Director


All director terms expire June 30, 1998.

      Harvey E. Deutsch was a founding member of Gateway LLC and has been active in its business operations since its inception in June 1993. After graduating from Southern Methodist University, Mr. Deutsch went on to obtain a law degree from the University of Texas. Additionally, Mr. Deutsch has practiced law for approximately 30 years in Denver, Colorado and has specialized principally in real estate law. His practice experience includes significant real estate property acquisitions, development law, matters relating to financing and leasing transactions, as well as planning, zoning, land use, water, sewer, general utility district law, environmental matters and legal matters relating to municipal and quasi- municipal financing of real property project infrastructures. Mr. Deutsch is presently a principal of Deutsch, Spillane & Reutzel, P.C., Denver, Colorado, a firm specializing in real estate, zoning and land use matters.

      Joel H. Farkas was also a founding member of Gateway LLC and has been active in its business operations since its inception in June, 1993. Mr. Farkas has been engaged in land acquisition, development and finance in Colorado and Arizona since December, 1984, first as an employee of Farkas Group, Inc., a family-owned company from 1984 to 1990 and then individually from 1990 to the present. Mr. Farkas holds a Bachelor of Science degree from the University of California, Los Angeles.

      Michael A. Messina was also a founding member and has been a member of Gateway LLC since its inception in June 1993. Mr. Messina is a Manager and controlling member of PrideMark Home Building Group, LLC and Richland Development Company, LLC (collectively "Richland Homes"), which he founded in 1987. PrideMark is a Denver Metropolitan area home builder and the largest purchaser of developed lots from the Company in its operations to date. Richland Development Company, LLC is engaged in the same property acquisitions and lot development business and in the same areas as the Company. In addition to this general management responsibilities for those companies, Mr. Messina's focus and principal activities have related to land acquisition and residential dwelling product development. Mr. Messina began his career in 1966 with Perl-Mack Companies, a contracting firm which constructed commercial and residential projects in the greater Denver, Colorado area. Over the course of his career, Mr. Messina has developed and built over 5,000 residential dwellings and several commercial and multi-family projects.

      Robert A. Lembke was engaged in the private practice of law in the Denver, Colorado area from 1979 to 1997. Since 1997 he has been primarily engaged in the management of his personal investments in real properties, securities and other investments. Mr. Lembke's legal practice was concentrated in the areas of business and real estate transactions and taxation. He received a Bachelor of Science degree from the University of Colorado in 1975, a Juris Doctor degree from the University of Denver in 1979 and a Masters of Law degree in taxation from the University of Denver in 1985. Mr. Lembke has been licensed to practice law in Colorado since 1979. He has also been licensed as a Certified Public Accountant in Colorado since 1979 and as a Real Estate Broker since 1987.

      Norman A. Sheldon has been the President and owner of Sheldon & Associates of Denver, Colorado since 1985. That firm is engaged in making and managing investments in retail and commercial real properties, securities and other investments. Prior to 1985 Mr. Sheldon had over 15 years experience in the real estate industry and was primarily involved in the areas of acquisition of real property for development or investment.

Committees of the Board of Directors

      The Board of Directors of the Company established an Audit Committee constituting of Joel H. Farkas, and Robert A. Lembke and Norman A. Sheldon, the independent directors. The Audit Committee will make recommendations for selection of the Company's independent auditors, review the annual audit reports of the Company and review audit and any non-audit fees paid to the Company's independent auditors. See "EXPERTS". As indicated in the Prospectus section captioned "RISK FACTORS", the Company has reserved 375,000 shares of its Common Stock for possible issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to this offering. Such Plan, if adopted, will be administered by the Compensation and Stock Committee consisting of Joel
H. Farkas, Robert A. Lembke and Norman A. Sheldon. This committee will also oversee and make recommendations with respect to the compensation of the Executive Officers and managerial and staff personnel of the Company. An Executive Committee consisting of Messrs. Deutsch, Farkas and Messina has been organized by the Board of Directors to act between meetings of the Board.

Executive Compensation

      The compensation paid or accrued to the three directors and executive officers of the Company by Gateway LLC during the year ended December 31, 1996 and the nine months ended September 30, 1997 is set forth in the table below. None of this compensation was paid or accrued to the directors for their services as such. All of this compensation was paid or accrued as annual compensation and there was no long term compensation paid or accrued to any of the officers.


Name and                  Period                Salary           Payment of Prior           Other
Principal Position                                                Years Salaries         Compensation
------------------    ---------------    --------------------  ---------------------  ----------------------
                                         Paid       Accrued    Paid        Accrued    Paid        Accrued
                                         ---------  ---------  ----------  ---------  ----------  ----------
Harvey E. Deutsch     Year Ended 1996    $10,000    $110,000   $230,000    -0-        $8,000      -0-
President and
Chief Executive       9 Months ended
Officer               Sept. 30, 1997     $5,000     $85,000    -0-         -0-        $43,192     -0-

Joel H. Farkas,       Year Ended 1996    -0-        $108,000   $216,000    -0-        $234,268(1) -0-
Vice-President-
Finance and Chief     9 Months ended
Financial Officer     Sept. 30, 1997     -0-        $81,000    -0-         -0-        $195,027(1) -0-

Michael A.            Year Ended 1996    -0-        $108,000   $26,212     -0-        $22,000     -0-
Messina, Vice-
President of          9 Months ended
Development           Sept. 30, 1997     -0-        $81,000    -0-         -0-        $36,352     -0-


(1) Pursuant to a consulting agreement with the Company dated January 15, 1996, Mr. Farkas receives additional compensation for acquisition and financial services in the amount of 1% of the loan amounts on financing obtained by him on behalf of the Company. The Company and Mr. Farkas have agreed to terminate the consulting agreement on the Effective Date.

     The table set forth below reflects the compensation to be paid to Harvey E. Deutsch in his capacity as President and Chief Executive Officer and to Joel H. Farkas as Vice President and Chief Operating Officer and Michael A. Messina as Vice President-Development. Other than Messrs. Deutsch, Messina and Farkas, no other executive officer of the Company will receive compensation in an amount of $100,000 or more during the fiscal year ending December 31, 1998. Mr. Deutsch will devote not less than two-thirds of his time to his duties with the Company.

                           Summary Compensation Table
                           --------------------------

                                                                Annual
                                                             Compensation
Name and Principal Position                                   - Salary
---------------------------                                  ------------

Harvey E. Deutsch                                             $120,000

Joel H. Farkas                                                 108,000

Michael A. Messina                                             108,000


Employment Agreements

      The Company, as of the Effective Date, will assume and be bound by employment agreements which have been entered into by the Company and each of Messrs. Deutsch, Farkas and Messina. The employment agreements are all on similar terms, except for salary rates as indicated above, and each provide: (a) annual salaries at the respective rates specified in the table above; (b) for an initial term through December 31, 2000; (c) for an automatic extension for an additional one year term after the initial term unless terminated by either party; (d) for health and disability insurance coverage at the Company's expense; (e) for an automobile expense allowance of $750 per month; (f) for key person insurance at Company expense in the face amount of $1,500,000 payable to the Company; (g) for payment of an annual premium of $25,000 on additional life insurance payable to a beneficiary designated by each officer; (h) for payment of six-months salary in the event the agreement is terminated by the Company for the disability of the officer; (i) for payment of three years of salary to the decedent's estate in the event of death during the term of the agreement, or termination of the agreement without cause (as defined in the agreement) by the Company; (j) for the employee to devote the time required to carry out his duties to the Company; (k) the recognition by the Company that each employee has other business interests which will require portions of the employee's time and some of which may compete with the Company; (l) for reimbursement of accountable out-of-pocket expenses incurred in the performance of their duties; and (m) for incentive compensation as may be determined by the Board of Director's including, stock options, a retirement plan or bonuses. The determination of any incentive compensation including bonuses is totally within the discretion of the Board of Directors.

      The employment agreements provide that on the Effective Date (also the date the Company assumes the agreements), the Company will assume any unpaid amounts due to the three officers thereunder. As of September 30, 1997, this unpaid liability aggregated $573,000 which will be paid from proceeds of this offering. See "USE OF PROCEEDS".

Director Compensation

      The independent directors may be entitled to receive director fees for their attendance at regular and special meetings of the Board of Directors of the Company or committees thereof. The amount of such fees have not yet been determined, but are not expected to exceed $750 per meeting attended. They may also be compensated for any services rendered to the Company outside their normal duties as directors. All directors will be reimbursed for their cash expenses, including travel expenses, incurred in the performance of their services. The directors may also participate in any stock incentive or stock option programs developed by the Company. The Company will also endeavor to provide health insurance to the independ ent directors.

Key Personnel

     Jeffrey K. Prager, is in charge of all financial reporting for the Company. Mr. Prager has been a full time employee of the Company since June, 1995. He was a part time employee of the Company from its inception in June, 1994 through May, 1995. From August, 1983 to June, 1995, Mr. Prager operated a public accounting firm which provided a full range of financial services for clients engaged in small to medium size businesses. Mr. Prager is a Certified Public Accountant and has held such designation since 1975. In addition to providing traditional accounting services, Mr. Prager's firm also provided economic analysis, real estate analysis, business planning and financing. Mr. Prager served as corporate Controller for the Alpert Corporation during the period May, 1978 to November, 1991. During such time, the Alpert Corporation was one of the largest privately owned home builders in the greater Denver, Colorado metropolitan area. Mr. Prager graduated with a degree in economics from the University of Colorado and did post-graduate work in accounting.

     Mark R. Traver, is the Director of Development, which includes forward planning, platting, engineering design, and overseeing field construction which position he has held since April of 1997. Mr. Traver has been in the land development industry since 1983, and began as a field superintendent for Talley Corporation and eventually became Vice President of Land Development before being transferred to Florida in the same capacity for Good Property Company in 1986. Mr. Traver graduated from Iowa State University with a degree in Landscape Architecture. From 1992 to 1993 he worked for Richardson, Nagy, Martin-Architects and Planners in Newport Beach, California as Project Director for Master Planning and Community Development. From 1994 to 1997 he worked as Director of Development for Continental Homes.

     Geoffrey J. Phillips, is the manager of Gateway American Properties Brokerage, LLC. (a Colorado limited liability company in which Messrs. Deutsch, Farkas and Messina each own a 17.5% membership interest). Mr. Phillips has been the broker for Gateway American Properties Brokerage, LLC since its inception in September, 1994 and is also employed with Gateway LLC. He as been involved in the residential/commercial real estate profession for 25 years and has spent ten years managing his own real estate company. Mr. Phillips graduated with a B.A. in economics from the University of Wisconsin. Mr. Phillips is responsible for all the marketing of developed and undeveloped parcels for Gateway LLC. Mr. Phillips maintains a continuing relationship with the builder communities and coordinates the completion and delivery of lots to the end purchaser.

Indemnification

     Under the Articles of Incorporation of the Company, officers and directors of the Company, and former officers and directors, are entitled to indemnification from the Company to the full extent permitted by law. The Company's bylaws and the Colorado Business Corporation Act generally provide for such indemnification for claims arising out of the acts or omissions of Company directors and officers (and certain other persons) in their capacity as such and undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and further specify the circum stances under which such indemnification shall be available. The Company also has entered into an Indemnification Agreement with Messrs. Deutsch, Farkas and Messina pursuant to which the Company has agreed to indemnify these individuals from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Notes. Insofar as such provisions of the Articles of Incorporation or Bylaws of the Company, the Colorado Business Corporation Act or the Indemnification Agreement purport to protect any director or officer of the Company from liability to the Company and its holders of Common Stock and arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of such directors' or officers' duties of office, the Company has been informed that, in the opinion of the Commission, such indemnification provisions violate public policy as expressed in the Act and are therefore unenforceable.

Conflicts of Interests and Competition

     As discussed in "PROSPECTUS SUMMARY", "RISK FACTORS", "BUSINESS", "CERTAIN TRANSACTIONS", and "MANAGEMENT", Messrs. Deutsch, Farkas, and Messina, the officers and three of the directors of the Company, are involved in several situations which involve possible conflicts of interests between themselves and the Company. They all have interests in entities which have conveyed and may convey real property to the Company. For the 33 month period beginning January 1, 1995, 68% of the finished and semi-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Mr. Messina. It is anticipated that the Company will continue to sell between one-third and one-half of its platted, finished and semi-finished lots to PrideMark during the next year. In addition, PrideMark Homes began direct competition with the Company in 1992, when it began developing, platting and acquiring lots to serve its own homebuilding needs.

     Robert A. Lembke and Norman A. Sheldon, directors of the Company, have investments and business interests in the real estate business in the Colorado area. Mr. Lembke is presently involved in one entity engaged in developing and selling lots to residential home builders, although it is not in an area which directly competes with the Company. They hold interests in entities which may convey real property to the Company.

     Mr. Farkas has provided loan acquisition and financial consulting services to Gateway LLC for which he has received a consulting fee equal to 1% of loans acquired through his services.

     The Company has and intends to continue to obtain legal services from a law firm in which Mr. Deutsch is a shareholder and principal.

     In recognition of the potential conflicts of interest, the Company has; (a) reached an understanding with Messrs. Deutsch, Farkas and Messina that any real estate purchased from them will be purchased at 10% below fair market value, based upon independent expert appraisals and each such purchase must be approved by the Company's two independent directors; (b) developed a property marketing program designed to decrease the Company's dependence on PrideMark for lot sales; (c) reached an agreement with Mr. Farkas to terminate his consulting agreement on the Effective Date; and (d) reached an understanding with Mr. Deutsch that he will have no further economic interest in any legal fees paid to his firm for legal services performed after the Effective Date.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Effective Date and as adjusted to reflect: (i) the completion of the Transaction involving the requisition of Gateway LLC; and (ii) the sale of the Common Stock offered hereby (assuming no exercise of the Over-Allotment Option) by (a) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director of the Company, (c) each executive officer of the Company as identified in this Prospectus, and (d) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such Shares subject to community property laws where applicable. The business address of each individual listed below is the same as the address of the Company's principal executive offices in Denver, Colorado.

                        Shares  Owned           Percentage of           Percentage  of
                        Beneficial as of the    Beneficial Ownership    Beneficial Ownership
                        Effective Date (1)      before Offering(1)      after Offering(1)
                        --------------------    --------------------    --------------------

Harvey E. Deutsch(2)           493,594               20.98%                12.81%

Joel H. Farkas(3)              493,594               20.98%                12.81%

Michael A. Messina             835,312               35.51%                21.68%

Officers & Directors         1,825,500               77.61%                47.39%
as a group (5 persons)
(1)

-------------

(1) The 1,822,500 shares owned by Messrs. Deutsch, Farkas and Messina along with 202,500 shares owned by other members of Gateway LLC are deposited under a Voting Trust Agreement described below. Under that Agreement, any two of these three individuals can vote the entire 2,025,000 deposited shares or 77.47% of the shares outstanding prior to the Offering and 52.57% afterwards.

(2) Of these Shares 330,075 are owned by family members or trusts for the benefit of family members of Mr. Deutsch. Mr. Deutsch exercises voting control over such Shares, as well as shared voting control with Messrs. Farkas and Messina over 202,500 additional Shares owned by other members of Gateway LLC, by virtue of the Voting Trust Agreement described in note 1 above and below.

(3) Of these Shares 149,344 are owned by a trust for the benefit of family members of Mr. Farkas. Mr. Farkas exercised voting control over such Shares, as well as shared voting control with Messrs. Deutsch and Messina over 202,500 additional Shares owned by other members of Gateway LLC, by virtue of the Voting Trust Agreement described in Note 1 above and below.

      Messrs. Deutsch, Farkas and Messina have entered into a Voting Trust Agreement pursuant to which, on and after the Effective Date, the shares of Common Stock of the Company beneficially owned by them and members of their respective families or family trusts will be voted by them as voting trustees serving pursuant to such Agreement. Under the terms of the Voting Trust Agreement, Messrs. Deutsch, Farkas and Messina have shared voting control (in proportion to the percentage of Shares owned by each of them and their respective family members and family trusts) over a total of 2,025,000 Shares which includes 202,500 Shares owned by other members of Gateway LLC. The Voting Trust Agreement has a term of ten years, and is renewable for an additional ten year period. During its term, the Voting Trust Agreement can be terminated only by agreement of the voting trustees. By virtue of its terms, the existence of such Voting Trust Agreement is not expected to diminish the voting control of the Company vested in Messrs. Deutsch, Farkas and Messina.

      Messrs. Deutsch, Farkas and Messina, their family members and the trusts for the benefit of their family members, as well as the other members of Gateway LLC, also have entered into a Cross Purchase Agreement providing for the sale and purchase of the Company's Common Stock among such persons and their representatives.

                                 UNDERWRITING

     There are no underwriting arrangements with respect to the sales to be made by the Selling Stockholders. It is anticipated that any such sales will be made in the over-the-counter market under orders placed by each Selling Shareholder with the selling registered broker-dealer.

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value. As of December 1, 1997 the Company had outstanding 327,000 shares of Common Stock held by 39 holders of record. Upon consummation of this offering, there will be 3,852,000 shares of Common Stock outstanding and if the Over-Allotment Option is utilized to its full extent, there will be 4,077,000 shares of Common Stock outstanding.

Common Stock

      Holders of shares of the Common Stock are entitled to one vote per Share on all matters to be voted upon by the stockholders. Cumulative voting is not permitted in the election of directors. In summary, cumulative voting permits the holders of voting securities to cumulate the vote attributable to such securities by multiplying the number of Shares held times the number of candidates standing for election to a corporation's board of directors and then allocating the resulting number of votes among one or more of such candidates. The absence of cumulative voting and the number of Shares beneficially owned by the present directors and officers of the Company will vest voting control of the Company in such persons. See "PRINCIPAL SHAREHOLDERS". The holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "DIVIDEND POLICY".

      In the event of liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Shares of Common Stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the shares of Common Stock sold in this offering will be fully paid and non-assessable.

Warrants

      General. The Warrants offered hereby will be issued in registered form pursuant to the terms of a warrant agreement (the "Warrant Agreement"), dated as of the Effective Date, between the Company and American Securities Transfer & Trust, Inc., as warrant agent (the "Warrant Agent"). An aggregate of 3,000,000 Warrants (up to 3,450,000 Warrants if the Over-Allotment option is exercised in full) will be issued pursuant to the Warrant Agreement.

      The following statements and summaries of certain provisions of the Warrant Agreement are subject to the more detailed provisions of the Warrant Agreement, copies of which may be examined at the principal offices of the Warrant Agent and a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      Right to Purchase Shares of Common Stock. Each Warrant will entitle the registered holder to purchase from the Company one share of Common Stock at an exercise price of $4.50 per Share during the period commencing on the date of this Prospectus and ending on the fifth anniversary of such date.

      Exercise. Each holder of a Warrant may exercise such Warrant by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to the Warrant Agent. No Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company is required to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this obligation, there can be no assurance that it will be able to do so. See "RISK FAC TORS".

      The exercise price will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the office upon exercise of any Warrants and the number of Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassifications, reorganizations, consolidations, merger, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock. No adjustment in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassification of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporations, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have ben entitled upon such reorganization, reclassification, consolidation, merger or sale.

      Other Rights. In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holder of the Warrants at the time of such exercise an amount in cash equal to the same fraction of the current market value of a share of Common Stock of the Company.

      Warrant holders do not have voting or any other rights of shareholders of the Company and are not entitles to dividends, if any.

      Redemption of Warrants. If the closing price of the Common Stock shall have equaled or exceeded $6.40 per Share for a period of 30 consecutive trading days at any time after the date of this Prospectus, the Company may redeem the Warrants by paying holders $.35 per Warrant, provided that notice of such redemption is mailed within ten days after the end of such period and prescribes a redemp tion date at least 30 days thereafter. Warrant holders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date.

      Modification of the Warrant Agreement. The Warrant Agreement contains provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect, or to make any other provision in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrant holders.

Transfer Agent and Registrar and Warrant Agent

      The Transfer Agent and Registrar and Warrant Agent for the Common Stock is American Securities Transfer & Trust, Inc., Denver, Colorado.

Shares Eligible for Future Sale

      Prior to this offering, there has been no public market for the Common Stock or the Warrants. Sales of substantial amounts of shares of Common Stock in the public market could adversely affect market prices of the Shares and make it more difficult for the Company to sell equity securities in the future at a time and price it deems appropriate. See "RISK FACTORS".

      Upon completion of the offering, there will be 3,852,000 shares of Common Stock outstanding excluding an aggregate of 4,125,000 shares issuable upon exercise of; (i) the Warrants (3,000,000 Shares); (ii) the Over-Allotment Option and the Warrants issuable thereunder (675,000 shares); (iii) the Founders' Warrants (300,000 shares); (iv) the Representative's Warrants (450,000 shares); and (v) shares possibly issuable under the Stock Option Plan which may be adopted by the Company (a maximum of 375,000 Shares). Of these shares, the 1,500,000 shares sold in this offering, the 3,000,000 shares underlying the Warrants, and the maximum of 675,000 shares issuable upon full exercise of the Over-Allotment Option and the exercise of the Warrants issuable thereunder, will be freely tradeable without restriction or further registration under the Act, except for any such shares purchased by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 under the Act. As defined in Rule 144, an affiliate of the issuer is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such issuer, and generally includes members of the Board of Directors and senior management. Additionally, the 300,000 shares underlying the Founders' Warrants and the 327,000 shares of the Company's Common Stock issued prior to the Transaction, will also be registered under the Act. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The remaining 300,000 outstanding shares and the 300,000 Shares issuable upon full exercise of the Founders' Warrants, while registered under the Act, are subject to "lockup provisions" existing between the holders thereof and the Representative which preclude their sale into the market without the Representatives prior consent for 15 months from the Effective Date.

      Of the 2,352,000 shares of Common Stock outstanding on the Effective Date, the 2,025,000 Shares issued in the Transaction for the membership interests in Gateway LLC, the 450,000 Shares issuable upon full exercise of the Representative's Warrants, and the maximum of 375,000 Shares possibly issuable upon any Stock Option Plan adopted by the Company are or will be "Restricted Securities" as defined in Rule 144 under the Act ("Rule 144") (collectively the "Restricted shares") and may not be sold without registration under the Act unless pursuant to an applicable exemption therefrom. The 2,025,000 shares issued in the Transaction are also subject to the "lock-up provisions" for the 15 months from the Effective Date. The Company has granted certain registration rights with respect to the shares of Common stock underlying the
Representative's Warrants. In addition, the Company expects to register under the Act at any appropriate time, the Shares reserved for issuance under any Stock Option Plan adopted.

      In general, Rule 144 allows a stockholder who has beneficially owned Restricted Shares for at least one year to sell a number of Restricted Shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 38,520 Shares after giving effect to this offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information about the Company. A stockholder who is not an "affiliate" of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned his Shares for at least two years (as computed under Rule 144) is entitled to sell such Shares under Rule 144 without regard to the volume and manner of sale limitations described above.

                             SELLING STOCKHOLDERS

      The Selling Stockholders may from time to time sell or otherwise dispose of such shares of Common Stock on their own behalf at market prices then prevailing or otherwise at prices then available. None of these shares are being sold in the offering which is being underwritten by the Underwriter, and the Company will not receive any of the proceeds from the sale of these Selling Stockholders Shares. The Company is paying all of the expenses of registration of the Selling Stockholders Shares. Brokers' commissions, taxes and other selling expenses are to be borne by the Selling Stockholders and are not expected to exceed normal selling expenses. Sales of the Selling Stockholders Shares will be subject to the prospectus delivery requirements and other requirements of the Securities Act.

      The Selling Stockholders may not sell 27,000 of their shares for 90 days from the date of this Prospectus and the remaining 600,000 shares may not be sold for 15 months from the date of this Prospectus without the Representative's consent. Information with respect to the Selling Stockholders Shares and Founders Warrants held by each is set forth below and assumes all the shares are sold.


                                                            Number of Founders
Name of Investor              Number of Shares Held (1)     Warrants Held (1)
----------------              -------------------------     -----------------

Robert B. Abel                       2,459                         2,459
Anna S. Beeler Olthouse              6,000                         6,000
Anna S. Olthouse & Larry J. West       614                           614
Aime G. & Arietta N. Begin             614                           614
Kenneth Benedict and
Wanda Benedict, JTWROS               1,229                         1,229
James A. & Barbara A. Bird             737                           737
Bizz Mark, Inc.                        614                           614
James E. Brassfield                  5,532                         5,532
Ben Boren                            5,531                         5,531
Robert M. Brodbeck                     922                           922
Marilyn S. Brown                     2,459                         2,459
Cynthia C. Butler                    1,500                         1,500
Lawrence Castle                      1,500                         1,500
Kent B. Connally                     6,074                         6,074
Corporate Communication
Network, Inc.                       12,000                        12,000
Randall J. Coyne                     9,221                         9,221
Marshall D. Davis, Esq.             15,291                        15,291
Robert R. DeMaris                      461                           461
Paul DeMaris                           461                           461
Donna Dryman & Joe Stumbo,
as Trustees of the Alfred
G. DeMaris, Sr. Trust FBO
Alfred G. DeMaris, Jr.                 461                           461
Elmer L. & Judith A. Eagle           2,459                         2,459
Geraldine C. Elliot (Cocciardi)        614                           614
Richard L. Fisher                      614                           614
S & G Partnership                    6,147                         6,147
General Acceptance Corp.             7,377                         7,377
Granite Laurel, Inc. S.A.           16,993                        16,993

                               Number of Founders
Name of Investor              Number of Shares Held (1)     Warrants Held (1)
----------------              -------------------------     -----------------
Kristen Graves                         615                           615
Karron Graves                          615                           615
Kia Graves                             614                           614
John P. Graves, Jr.                    922                           922
Gail M. Graves                         922                           922
Pamela J. Grier                      1,229                         1,229
Ralph H. Grills, Jr.                 6,147                         6,147
Barry J. Higgins                     3,000                         3,000
Sibert M. & Sharon L. Hill           3,000                         3,000
Russell & Joyce M. Holzman             614                           614
William T. Kirtley                   9,221                         9,221
William T. Kirtley, P.A.
Profit Sharing Plan
William T. Kirtley, Trustee          3,000                         3,000
Ellen Lane                           1,844                         1,884
Joseph R. & Pauline A. Lariviere       614                           614
Maurice L. Lariviere                 9,221                         9,221
Gabriel Lotan                        3,000                         3,000
Howard J. & Carmela V. Manetti      17,208                        17,208
James T. McDonough                  63,876                        36,876
Clark Morton                           614                           614
Mari Morton                          1,844                         1,844
Margaret Mountain                   12,291                        12,291
Sam Newton                          15,000                        15,000
Robert M. Nieder                     2,250                         2,250
Allyson Palmer                       4,500                         4,500
George D. Phillips                   1,844                         1,844
Leonard A. Pluss                     7,500                         7,500
The Prager Irrevocable Trust         3,750                         3,750
William Lee Pryor III                3,689                         3,689
ROMED                                3,000                         3,000
G. Lawrence & Carolyn M. Schmidt     4,844                         4,844
Willard D. Sheffield                 1,844                         1,844
Norman Sheldon                       3,000                         3,000
Theresa Shulman                      5,533                         5,533
Carroll V. SoRelle                   5,533                         5,533
Sheldon & Judith Spector             3,000                         3,000
Mervin F. Stelter                    1,229                         1,229
Terry L. Stewart                       614                           614
Dianne Van Etten                       461                           461
H. E. "Bud" & Camille A. Van Orden   3,000                         3,000
Veggo Larsen Hanifen Imhoff IRA      4,500                         4,500
M. Rean Wegley                         614                           614
Jerry P. Youmans                     3,000                         3,000
                                     -----                         -----
TOTAL                              327,000                       300,000

(1) Assumes that all shares offered are sold by the Selling Stockholders.

There are no current or future plans, proposals, arrangements or understandings of the Representative or known to the Representative with respect to modifying, shortening or waiving any of the described "lock-up provisions".

      Information with respect to any position, office or other material relationship which any Selling Stockholder has had with the Company or any of its predecessors or affiliates is as follows: (a) James T. McDonough was an officer and director of Apollo and Gateway American-Florida and the holder of 19.5% of the outstanding stock of Gateway American-Florida; (b) William T. Kirtley was an officer and director of Apollo and Gateway American-Florida; (c) Randall J. Coyne, Robert B. Abel and W. Lee Pryor III were directors of Apollo;
(d) Granite Laurel, Inc. S.A. and Howard J. and Carmella Manelli each old over 5% of the outstanding stock of Gateway American-Florida; and (e) Norman Sheldon is a director of the Company.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Common Stock and Warrants offered hereby are being passed upon for the Company by William T. Kirtley, P.A., Sarasota, Florida and Gilbert L. McSwain, Esq., Denver, Colorado. Certain legal matters will be passed upon for the Underwriters by David A. Carter, P.A., Boca Raton, Florida,

                                    EXPERTS

      The consolidated financial statements of Gateway LLC as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, and the balance sheet of Gateway American Properties Corporation (a Colorado Corporation), included in this Registration Statement have been audited by Gelfond Hochstadt Pangburn & Co., independent certified public accountants, Denver, Colorado, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

      The financial statements of Gateway American Properties Corporation (a Florida Corporation) as of December 31, 1995 and 1996, and for the period from January 12, 1995 (date of inception) to December 31, 1995, and for the year ended December 31, 1996, included in this Registration Statement have been audited by Beatty & Company, P.A., independent certified public accountants, Sarasota, Florida, as stated in their report appearing herein, and are included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

      The Company has filed with the Commission the Registration Statement under the Securities Act of 1933 with respect to the Securities, among other securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest
Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person to the Company at the following address or telephone number, a copy of any of the information that is incorporated by reference in this Prospectus: 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas, telephone (303)843-9742.

                   GATEWAY AMERICAN PROPERTIES CORPORATION,
                            a Colorado Corporation
                         INDEX TO FINANCIAL STATEMENTS



GATEWAY AMERICAN PROPERTIES, LLC,
                                                                           Page
      Independent Auditors' Report..........................................F-3
      Consolidated Balance Sheets...........................................F-4
      Consolidated Statements of Income.....................................F-5
      Consolidated Statements of Members' Equity............................F-6
      Consolidated Statements of Cash Flows.................................F-7
      Notes to Consolidated Financial Statements............................F-9


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Colorado Corporation)

      Independent Auditors' Report.........................................F-24
      Balance Sheet........................................................F-25
      Note to Balance Sheet................................................F-26


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Florida Corporation)

      Report of Independent Certified Public Accountant....................F-28
      Balance Sheet........................................................F-30
      Statement of Operations..............................................F-31
      Statement of Shareholder's Equity....................................F-32
      Statement of Cash Flows..............................................F-33
      Notes to Financial Statements........................................F-34

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
      GATEWAY AMERICAN PROPERTIES CORPORATION (Colorado)
      GATEWAY AMERICAN PROPERTIES, LLC and
      GATEWAY AMERICAN PROPERTIES CORPORATION (Florida)
            Introduction...................................................F-38
            Pro forma Condensed Balance Sheet..............................F-39
            Pro forma Condensed Statements of Operations...................F-40
            Notes to Pro forma Condensed Financial Statements..............F-42

                       GATEWAY AMERICAN PROPERTIES, LLC
                    (A COLORADO LIMITED LIABILITY COMPANY)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
           NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


Board of Directors
Gateway American Properties, LLC
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, and the related consolidated statements of income, members' equity and cash flows for each of the years in the two year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, the results of their operations, and their cash flows for each of the years in the two year period ended December 31, 1996, in conformity with generally accepted accounting principles.

GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
September 22, 1997

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                    December 31,  September 30,
                                                       1996            1997
                                                    -----------   ------------
                                                                   (Unaudited)
Cash                                                $   133,523   $    19,290
Restricted cash                                         534,729
Accounts receivable                                      69,709        58,750
Accounts receivable, related party                       84,650       570,527
Deposits                                                 62,700        72,500
Land under development                               16,081,225    21,543,952
Due from metro and
 general improvement districts (Note 2):
  Related parties                                     1,415,593     1,432,060
  Other                                                 161,038       161,638
Loan fees, net of amortization of $520,408 and
  $657,366 in 1996 and 1997, respectively               364,420       227,462
Deferred offering costs                                                80,595
Other assets                                             28,819        34,279
                                                    -----------   -----------
   Total assets                                     $18,936,406   $24,201,053
                                                    ===========   ===========

                         LIABILITIES AND MEMBERS' EQUITY

Liabilities:
  Accounts payable                                  $   860,650   $   923,633
  Accounts payable, related parties (Note 5)          1,011,754       802,516
  Property taxes payable                                 77,563        58,200
  Customer deposits (Note 4)                            236,000       338,500
  Notes payable (Note 3):
   Private placements                                 5,500,000     4,000,000
   Banks                                              4,858,817    12,225,169
   Related parties                                    1,047,433     2,500,219
   Other                                              4,782,945     2,395,269
                                                    -----------   -----------
  Total notes payable                                16,189,195    21,120,657
                                                    -----------   -----------
   Total liabilities                                 18,375,162    23,243,506
                                                    -----------   -----------

Commitments and contingencies (Notes 2, 4, 5, and 6)

Minority interest                                       156,946       111,403

Members' equity                                         404,298       846,144
                                                    -----------   -----------
   Total liabilities and members' equity            $18,936,406   $24,201,053
                                                    ===========   ===========

                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                        CONSOLIDATED STATEMENTS OF INCOME


                                   Year ended            Nine months ended
                                   December 31,             September 30,
                               1995           1996       1996          1997
                          ---------------------------------------------------
                                                      (Unaudited)   (Unaudited)
Sales:
  Related party (Note 5)   $2,800,535     $ 7,901,928  $4,531,383   $4,485,601
  Other                     1,574,824       2,598,678   2,304,962    2,260,944
                           ----------      ----------  ----------    ---------
                            4,375,359      10,500,606   6,836,345    6,746,545
Cost of sales (Note 5)      3,747,285       9,549,080   6,077,747    5,353,431
                           ----------      ----------  ----------    ---------
                              628,074         951,526     758,598    1,393,114

General and
 administrative expenses      589,905         791,522     534,402      791,076
                           ----------      ----------  ----------    ---------
Operating income               38,169         160,004     224,196      602,038

Interest income (expense)      10,728           1,450     (33,480)      (3,357)
                           ----------      ----------  ----------    ---------
Income before
 minority interest             48,897         161,454     190,716      598,681

Minority interest in
 income of
 consolidated
 joint ventures                39,149          52,010      19,299       75,335
                           ----------      ----------  ----------    ---------

Net income                 $    9,748     $   109,444  $  171,417    $ 523,346
                           ==========      ==========  ==========    =========


                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
                NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                                                                      Total
                              Member         Member     Accumulated  members'
                           contributions  distributions  earnings     equity
                           -------------  ------------- -----------  --------


Balance, January 1, 1995     $296,074    $(113,792)     $67,158     $249,440

Contributions from members    30,500                                  30,500

Net income                                                9,748        9,748
                             -------      --------      -------      -------

Balance, December 31, 1995   326,574      (113,792)      76,906      289,688

Contributions from members     5,166                                   5,166

Net income                                              109,444      109,444
                             -------      --------      -------      -------

Balance, December 31, 1996   331,740      (113,792)     186,350      404,298

Distributions to members
(unaudited)                                (81,500)                  (81,500)

Net income for the nine
months ended September 30,
1997 (unaudited)                                        523,346      523,346
                             -------      --------      -------      -------

Balance, September 30,
1997 (unaudited)            $331,740     $(195,292)    $709,696     $846,144
                             =======      ========      =======      =======

                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        Years ended          Nine months ended
                                       December 31,             September 30,
                                     1995         1996       1996         1997
                                 ------------------------------------------------
                                                          (Unaudited) (Unaudited)
Cash flows from operating activities:

Net income                         $  9,748     $109,444   $ 171,417    $523,346
                                 ----------   ----------  ----------  ----------
Adjustments to reconcile
  net income to net cash
  used in operating activities:
   Depreciation                       4,551        6,496       4,872       3,836
   Amortization                     232,618      266,909     196,649     127,662
   Minority interest in income
    of consolidated joint ventures   39,149       52,010      19,299      75,335
   Changes in operating assets
    and liabilities:
     Restricted cash              1,979,079     (181,304)    203,879     534,729
     Accounts receivable           (258,123)     125,941     (49,487)   (474,918)
     Deposits                                    (62,700)    (50,000)     (9,800)
     Land under development      (6,341,433)  (3,896,108) (2,982,980) (5,462,727)
     Due from metro and general
       improvement districts       (503,806)  (1,072,825)   (766,615)    (17,067)
     Loan fees                     (210,354)    (370,491)   (357,379)
     Other assets                   (27,693)     108,339     108,039
     Accounts payable               866,859      611,820    (468,028)   (146,255)
     Property taxes payable          81,873      (27,437)    (71,347)    (19,363)
     Customer deposits               86,313      (73,333)    (49,999)    102,500
                                 ----------   ----------  ----------  ----------
Net cash flows used
 in operating activities         (4,041,219)  (4,403,239) (4,091,680) (4,762,722)
                                 ----------   ----------  ----------  ----------

Cash flows from investing activities:

  Distributions to minority
   interest                         (12,040)     (59,667)    (34,667)   (120,878)
                                 ----------   ----------  ----------  ----------
Net cash flows
 used in investing activities       (12,040)     (59,667)    (34,667)   (120,878)
                                 ----------   ----------  ----------  ----------

Cash flows from financing activities:

  Deferred offering costs                                                (80,595)
  Issuance of notes payable       6,599,343   19,456,461  17,121,666  12,804,180
  Payments of notes payable      (2,781,389) (14,867,850)(12,759,026) (7,872,718)
  Contributions from members         30,500        5,166         175
  Distributions to members                                               (81,500)
                                 ----------   ----------  ----------  ----------
Net cash flows provided
  by financing activities         3,848,454    4,593,777   4,362,815   4,769,367
                                 ----------   ----------  ----------  ----------

Net increase (decrease) in cash    (204,805)     130,871     236,468    (114,233)
Cash beginning                      207,457        2,652       2,652     133,523
                                 ----------   ----------  ----------  ----------

Cash ending                        $  2,652     $133,523   $ 239,120    $19,290
                                 ==========   ==========  ==========  ==========

                                   (Continued)

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                      Years ended           Nine months ended
                                      December 31,            September 30,
                                    1995         1996       1996         1997
                                 -----------------------------------------------
                                                          (Unaudited)(Unaudited)

Supplemental disclosure of
 cash flows information:

  Cash paid during the
    period for interest         $ 1,062,285  $ 2,261,129 $ 1,753,000 $ 1,665,000
                                 ==========   ==========  ==========  ==========

Disclosure of noncash
 financing activities:
  During 1996, the Company
   assumed  indebtedness of
   members  totaling  $433,212
   related to development costs
   they had incurred  which has
   been included as costs of
   land under development (Note 5).


                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies:

  a. Capitalization and organization of the limited liability company:

     Gateway American  Properties LLC (Gateway LLC or the Company) was formed in
      June 1994 for the purpose of acquiring, zoning, platting, and developing real property for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders. Land under development is concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. The builders may construct single family detached homes or multifamily attached town homes. The Company also plans to purchase other real estate; complete the annexation, zoning, platting and infrastructure; and sell the properties in bulk as platted, or as separate finished lots. The Company may also engage in the development of commercial properties.

     As more fully described in the accompanying notes, a substantial portion of the land acquisition and sales transactions is with related parties.

     Effective  December 1994, the Company  acquired a 50% ownership in the Land
      Investors Acquisition Fund (LIAF), a Colorado limited liability company formed in March 1994. The 50% membership interest in LIAF was acquired from the Company's three principal members, one of whom is also a 93% owner of Richland Development Company, LLC (RDC) and PrideMark, a significant customer of the Company. The Company paid an amount equal to 50% of the net historical book value of LIAF. Since the Company's principal members have exercised significant control over LIAF, the accounts of LIAF have been consolidated with accounts of the Company since the inception of LIAF.

     Effective May 31, 1995, the Company acquired the remaining 50% interest in LIAF for $235,000, consisting of cash and notes payable, from unrelated third parties. The acquisition has been accounted for as a purchase and the assets and liabilities have been recorded at fair value which approximated historical costs.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  a. Capitalization and organization of the limited liability company
     (continued):

     During 1995, the Company formed Rampart Townhomes at Roxborough, LLC in which the Company retained a 61.66% interest. In addition, during 1995 the Company formed Townhomes at Quail Run, LLC in which the Company retained a 75% interest. Both LLC's have been consolidated in the accompanying financial statements and the results of their operations have been included in the financial statements since acquisition. Both entities are in the business of developing land for sale to homebuilders.

     Effective July 31, 1996,  the Company  acquired a 100% interest in Sterling
      Hills, Ltd. for $645,869 of which $354,546 was paid to related parties, $63,782 was paid to a party related to the underwriter of the Company's private placements and the remaining amount was paid to unrelated third parties. Sterling Hills, Ltd. was merged into Gateway American Properties, LLC as of July 31, 1996. The results of its operations have been included in the financial statements since acquisition.

     During 1996, the Company formed a new  subsidiary,  Willow Run  Properties,
      LLC, in which the Company owns 99.999%, with the remaining .001% owned by a member of the Company.

     All significant intercompany accounts and transactions have been eliminated.

  b. Limited Liability Company (LLC):

     An LLC is an unincorporated association of one or more persons whose members have limited personal liability for the obligations or debts of the entity. For federal income tax purposes, the Company is classified as a partnership.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  c. Revenue and cost recognition:

     Revenue and profit are recognized at the time a sale is closed, ownership is transferred to the buyer, and the Company is not obligated to perform significant activities subsequent to the closing date. Capitalized costs are charged to cost of sales upon closing. Consideration received by the Company for sales is generally cash.

     During development, all direct material and labor costs and those indirect costs related to acquisition and development are capitalized. Costs incurred in connection with completed lots are expensed as incurred. Provisions for estimated losses on uncompleted development projects are recorded in the period in which such losses are determined. All customer deposits are recorded as liabilities until the sale is completed.

  d. Cash equivalents:

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

  e. Restricted cash:

     Restricted cash  represents  funds held in escrow  accounts with a bank for certain designated purposes in connection with the Company's issuance of 12% secured promissory notes with a balance of $5,500,000 at December 31, 1996 ($4,000,000 at September 30, 1997 (unaudited)) (see Note 3). These escrow accounts include funds designated for acquisition of the properties, development of the lots, and payment of interest on the note. Additionally, all proceeds from sales of finished lots are deposited in the escrow account to be used for development of additional lots unless and until funds held in the escrow account are considered sufficient to cover development costs for all lots pledged as collateral on the note. At September 30, 1997, all restricted cash had been disbursed in accordance with the terms of the promissory notes (unaudited).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  f. Due from metro and general improvement districts:

     Amounts due from metro and general  improvement  districts consist of costs incurred by the Company on behalf of certain districts in order to begin the construction of necessary infrastructure items while the districts are being established and the houses in the corresponding areas are being sold. Although the Company has not incurred any losses from the districts, the collectibility of such advances is dependent on the related districts' ability to successfully raise sufficient funds in order to complete the construction of the infrastructure and reimburse the costs of the Company which may take up to nine years. Management anticipates that all advances will be collected from the metro general improvement districts: however, any advances determined to be uncollectible will be charged to operations.

     As of December 31, 1996 and September 30, 1997 (unaudited), included in due from metro and general improvement districts on the accompanying balance sheets are $1,415,593 and $1,432,060, respectively, from metro districts of which three members of the Company comprise the board of directors (see
      Note 2).

  g. Land under development:

     Land under development  represents inventory consisting principally of lots which the Company is zoning, platting, and readying for housing construction. Inventories are stated at the lower of cost or net realizable value. On a quarterly and annual basis, the Company assesses costs allocated to each parcel of land to evaluate net realizable values. Costs of inventory include all land acquisition costs, studies, site development, surveys, direct costs of land development, and indirect costs including financing and other carrying costs incurred during the period of development. Development costs are allocated to specific parcels of land.

     The Company is developing several projects which it is selling pursuant to specific performance contracts and option contracts with related and unrelated parties. Most contracts provide for price escalations based on the date of closing. These projects are in various stages of development and will require additional costs before the projects will be completed and be available for sale. The Company seeks to maintain purchase option contracts for real estate properties covering a four to seven year supply of lots, based upon current lot absorption information. In certain instances, management believes it may take up to nine years to totally complete development of certain major projects. At September 30, 1997 (unaudited) platted lots totaled approximately $10,475,000 and lots under development totaled approximately $11,069,000.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  h. Capitalization of interest:

     The Company capitalizes interest on land under development during the period of development and includes such costs as cost of sales when the related real estate is sold. During the years ended December 31, 1995 and 1996, the Company incurred and capitalized interest of $1,062,285 and $2,261,129, respectively, of which $3,320 and $63,540 was incurred to related parties.

     During the nine month periods ended September 30, 1996 and 1997, the Company incurred and capitalized interest of approximately $1,753,000 and $1,665,000, respectively, of which $47,637 and $103,884 was incurred to related parties (unaudited). At September 30, 1997 land under development included net capitalized interest of $1,386,154 (unaudited).

  i. Loan fees:

     Loan fees relating to the private placement notes payable are capitalized and amortized over the life of the respective loans.

  j. Income taxes:

     No provision for income taxes has been provided since the members report their distributive shares of income and deductions of the limited liability company in their personal capacities, pursuant to election under Subchapter K of the Internal Revenue Code.

  k. Fair value of financial instruments:

     The Company's financial instruments consist of cash, accounts receivable, due from general improvement districts, accounts payable and notes payable. The carrying value of cash and accounts receivable approximates fair value due to their short-term nature. Amounts due to non-related parties, including accounts payable and notes payable approximate fair value due to their short-term nature and recently negotiated interest rates, many of which are floating rates.

     Notes payable related parties as shown in Note 3, are interest bearing and due at various dates through September 30, 1999.

     Amounts due from general improvement districts are recorded at the amounts receivable at the balance sheet date; however, the amounts will be paid to the Company as development infrastructure is completed and billed to homeowners, which may be over a period of years. As discussed in Note 2, a portion of these receivables bear interest at 8% payable semi-annually and the balance of the receivables are non interest bearing. Due to the indefinite timetable for repayment of these receivables it is not practicable to estimate their fair value.

     Other receivables from and payables to related parties are recorded at the amounts due at the balance sheet date, and arise from related party transactions discussed in Note 5. These receivables and payables are all non interest bearing and are due on demand. However, fair value of these amounts is not practicable to estimate because the underlying transactions were not carried out on an arm's-length basis.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  l. Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  m. Reclassifications:

     Certain  amounts  reported  in the  1995  financial  statements  have  been
      reclassified  to  conform  to   classifications   in  the  1996  financial
      statements.

  n. Interim financial statements (unaudited):

     The financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited. However, in the opinion of the Company's management, the interim financial statements contain all adjustments, including normal recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations, and cash flows.

2. Due from metro and general improvement districts:

     Included in "Due from metro and general improvement districts" are limited tax bonds which the Company received in 1995 from a metro district as payment for costs incurred by the Company on behalf of the metro district for the construction of certain infrastructure items. The bonds bear interest at 8% which is payable on a semiannual basis. The bonds will mature at a rate of $5,000 per year beginning December 1, 1996, with the remaining amount of $320,330 due on December 1, 2005. As of December 31, 1996 and September 30, 1997 (unaudited), the Company had $337,768 recorded in due from metro and general improvement districts on the accompanying balance sheets related to this metro district.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

3. Notes payable:

     The Company has notes payable as follows:
                                                 December 31,     September 30,
                                                    1996              1997
                                                 -----------      ------------
                                                                   (Unaudited)
     Notes payable, private placement, due
      September 30, 1999, payments in eight
      equal installments of $500,000 beginning
      December 31, 1997, and each three months
      thereafter, interest at 12% payable
      monthly, collateralized by deed of trust
      on various  parcels of real  property
      and guaranteed by certain members of
      the Company                               $ 4,000,000      $ 4,000,000

     Notes payable, private placement, due
      April 30, 1997, payments in two equal
      installments of $1,500,000 on April 30,
      1996 and 1997,  interest at 12% payable
      monthly, collateralized by deed of trust
      on various  parcels of real property and
      guaranteed by certain members of the
      Company                                     1,500,000

     Notes payable, bank, due from February 5,
      1998 through  March 1, 1999, interest
      at 1% to 2% above prime rate with either
      quarterly  payments or due at maturity,
      collateralized by deeds of trust on
      various parcels of real property            1,724,037        9,656,830

                       GATEWAY AMERICAN PROPERTIES, LLC
                    (A COLORADO LIMITED LIABILITY COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
           NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):


                                                 December 31,     September 30,
                                                    1996              1997
                                                 -----------      ------------
                                                                   (Unaudited)
      Notes payable, bank, due from January 1,
       1998 through June 30, 1998, interest
       at 1.5% above prime, payable monthly,
       collateralized by deeds of trust on
       various parcels of real property           2,156,476        2,478,339

      Notes payable,  bank, under a line of
       credit, due March 19, 1998,  interest
       at 1.5% above prime, collateralized
       by deeds of trust on various parcels
       of real property                              78,500           90,000

      Notes payable, bank, due from March 29,
       1997 through June 1, 1997, interest at
       12% (or 4% over bank rate, whichever
       is greater), payable monthly,
       collateralized by various parcels
       of real property and guaranteed by
       certain members of the Company               899,804

      Notes payable, related parties, due
       from June 15, 1998 through September 30,
       1999, interest at 6% to 10% payable
       monthly or quarterly, uncollateralized       897,433          683,930

      Note payable, related party, due from
       January 1, 1998 through January 1, 1999,
       interest at .75% above prime payable
       monthly, collateralized by deed of trust
       on various parcels of real property          150,000        1,816,289

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):
                                                 December 31,     September 30,
                                                    1996             1997
                                                 -----------      ------------
                                                                  (Unaudited)

     Notes payable, other, due November 1,
      1997 through March 9, 2004, interest
      at 8% to 15%, payable monthly or
      quarterly,  collateralized by deeds
      of trust on various parcels of real
      property                                    2,864,449        2,184,574

     Notes payable, other, due through
      June 15, 1998, interest at 8.5% to 15%,
      payable quarterly or deferred until
      maturity, uncollateralized                  1,918,496          210,695
                                                 ----------      -----------

                                                $16,189,195      $21,120,657
                                                ===========      ===========

     Notes payable, private placements provide financing for land acquisition and development projects. The terms of the private placements require the Company to maintain certain loan to collateral value ratios and cash reserves (see Note 1). Notes payable, related parties, are payable to members, their related companies, and affiliates.

     Aggregate  maturities  for notes payable  outstanding at September 30, 1997
      (unaudited) are as follows:

                 1997                           $  2,752,310
                 1998                             13,239,296
                 1999                              3,389,539
                 2000                                      0
                 2001                                      0
                 Thereafter                        1,739,512
                                                ------------

                 Total notes payable            $ 21,120,657
                                                ============

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

4. Option contracts:

     The Company has entered into option contracts with unrelated entities to sell properties which it is developing into lots available for sale to homebuilders. At December 31, 1996, the Company has committed to sell 119 remaining lots to these parties upon completion of development activity for a total sales price of $2,971,250 (451 lots at a total sales price of $11,682,800 at September 30, 1997 (unaudited)). These option contracts generally include escalation clauses at various rates. Based on costs incurred through December 31, 1996 (and September 30, 1997 (unaudited)), and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these option contracts. Sales to one of these entities in 1996 comprised approximately 16% of total sales.

     At December  31,  1996,  the Company has  received  $236,000  ($338,500  at
      September 30, 1997, (unaudited)) as option deposits to be applied against the lots available for sale.

     In June 1997, the Company received $100,000 under an installment land contract to sell a 10% undivided interest in a land parcel. Under the agreement, the Company may be required to repurchase the parcel at its fair market value over the next four years, with agreed upon minimum appreciation. Consequently, the amount received is recorded as a liability and the minimum appreciation (or increase in fair market value, if greater) will accrete over four years (unaudited).

5. Related party transactions:

  a. Related party land purchases:

     During 1996, the Company and its subsidiaries  purchased unimproved land at a cost of approximately $1,995,000 from affiliated entities. Upon purchase, the cost of the land is included in land under development. During 1995, the Company purchased unimproved land from affiliates with a cost of approximately $2,220,000. During the nine months ended September 30, 1997, the Company acquired no additional land from affiliated entities (unaudited).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  b. Related party lot sales:

     During 1995 and 1996,  the  Company sold  improved  lots  to  an  affiliate which is owned by a member and manager of the Company for cash of $2,800,535 and $7,809,928 ($5,132,208 and $3,960,111 for the nine months periods ended September 30, 1996 and 1997 (unaudited), respectively). At December 31, 1996, pursuant to specific performance contracts, the Company has committed to sell 556 lots to the affiliate upon completion of the development process for $11,488,350 (79 lots for $2,084,200 at September 30, 1997 (unaudited)). During the nine months ended September 30, 1997 (unaudited), the affiliate released the Company from the majority of the specific performance contracts. The improved lots underlying these contracts were subsequently included in option contracts with unrelated third parties (Note 4). The option contracts generally include escalation clauses at various rates. Based on costs incurred through September 30, 1997, and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these contracts. In 1996, an additional $92,000 ($525,490 during the nine months ended September 30, 1997 (unaudited)) of lot sales were made to an entity which is one-third owned by a member of the Company. The Company has commitments to sell this entity 15 lots for $397,500 at September 30, 1997 (unaudited).

  c. Indemnification agreement:

     During 1995, the Company entered into an indemnification agreement whereby the Company indemnifies the three principal members from any liability or expense incurred by the members under loans obtained for the benefit of the Company for which the members provided personal guarantees.

  d. Legal fees:

     Three  members of the Company are  attorneys  in a law firm which  provided significant legal services to the Company, primarily pertaining to zoning, platting and other related services in connection with developing real estate. Approximately $680,000 of related party legal fees were incurred by the Company in 1995, $470,000 in 1996, $399,744 (unaudited) and $137,862 (unaudited) for the nine months ended September 30, 1996 and 1997, respectively. At December 31, 1996, there were outstanding legal bills due the law firm of $433,568 ($392,597 at September 30, 1997 (unaudited)).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  d. Legal fees (continued):

     The Company has agreements with the law firm for legal fees related to specific projects to be developed by the Company. These fees are contingent on the completion of zoning and platting of some or all the parcels involved. The fees incurred for such contingent legal work is approximately $164,000 at December 31, 1996 ($185,000 at September 30, 1997 (unaudited)). However, these fees have not been billed by the law firm and are not recorded in these financial statements.

  e. Office lease:

     The Company is leasing its office space under a noncancellable operating lease expiring September 30, 1997, from an entity controlled by a member of the Company. Rent expense under the lease for 1995 and 1996 was $43,364 and $45,852 ($30,836 and $ 54,683 for the nine months ended September 30, 1996 and 1997 (unaudited)), respectively. The future minimum rental commitment under this lease at December 31, 1996 is $27,972, all of which is due in 1997.

     In June 1997, the Company renewed the lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm (unaudited).

     Minimum future rental commitments under this lease at September 30, 1997 are as follows (unaudited):

              Three months ended December 31, 1997       $   17,319
              Year ended December 31, 1998                   70,029
              Year ended December 31, 1999                   73,041
              Year ended December 31, 2000                   56,475

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  f. Other related party transactions:

     During 1995, the Company entered into employment agreements with three members of the Company to pay them aggregate annual compensation of $336,000 per year beginning July 1, 1994. In 1996, compensation to the three members totaled $1,052,591, of which $293,379 was paid to or on behalf of the members, $433,212 was paid through the assumption by the Company of indebtedness of the managers related to development costs they had incurred on behalf of the Company, and $326,000 has been accrued at December 31, 1996. During the nine months ended September 30, 1996 and 1997, compensation to the three members was $417,400 and $533,822, (unaudited) respectively; $578,000 remains unpaid at September 30, 1997 (unaudited). In addition, $183,500 was paid in 1996 as consulting fees to entities controlled by the members.

     During the nine months ended September 30, 1996 and 1997, consulting fees paid to affiliates were $55,500 and $28,904 (unaudited), respectively.

6. Proposed public offering:

     In January 1997, the Company was party to an agreement whereby the Company would acquire a controlling interest in Gateway American Properties Corporation (GAPC) (a reverse acquisition). According to the agreement, the members of the Company are to contribute their ownership interest in the Company to GAPC in return for 2,025,000 shares of GAPC common stock, out of a total outstanding common stock of 2,352,000 shares. The exchange is to be effective contemporaneous with the closing of a proposed public offering. The 327,000 shares of common stock not owned by the members of the Company will be registered contemporaneous with the shares offered in the proposed public offering.

     The proposed offering will sell 1,500,000 shares of common stock of GAPC to the public at $4.00 per share and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, GAPC has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase for $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three-year period commencing on the date of the offering.

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)

                               SEPTEMBER 30,1997

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
Gateway American Properties Corporation
Denver, Colorado


We have audited the balance sheet of Gateway American Properties Corporation as of September 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gateway American Properties Corporation as of September 30, 1997, in conformity with generally accepted accounting principles.


GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
November 19, 1997

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)

                                  BALANCE SHEET

                               SEPTEMBER 30, 1997


                                     ASSETS

Assets                                                     $               100
                                                           ===================



                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities                                                $              NONE
                                                           ===================

Shareholders' equity:
 Common stock, $0.01 par value;
   authorized 20,000,000 shares;
   Issued and outstanding 100 shares                                         1
 Additional paid-in capital                                                 99
                                                           -------------------

 Total liabilities and shareholders' equity                $               100
                                                           ===================

                           See note to balance sheet.

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)

                              NOTE TO BALANCE SHEET

                               SEPTEMBER 30, 1997

1.    Organization and nature of business:

      Gateway American Properties Corporation (the "Company") was incorporated in March 1997 for the purpose of acquiring all of the assets of Gateway American Properties Corporation - Florida (GAPC-F), in exchange for 327,000 shares of the Company's common stock. In addition, the Company is party to an agreement whereby the Company is to acquire Gateway American Properties, LLC (Gateway LLC) subsequent to its acquisition of GAPC-F, and contemporaneous with the closing of a proposed public offering of the Company's stock. According to the agreement, the members of Gateway LLC are to contribute their ownership interest in Gateway LLC in return for 2,025,000 shares of the Company's common stock.

      Gateway LLC was formed in June 1994 for the purpose of acquiring, zoning, platting, and developing real estate for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders.

      GAPC-F is a development stage company incorporated in Florida which has not had any significant operations.

      The Company has entered into a letter of intent with an underwriter  for a public offering of its stock, whereby the Company will sell 1,500,000 shares of common stock to the public at $4.00 per share, and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, the Company has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase of $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three period commencing on the date of the offering.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                            Interim Financial Report
                                September 30,1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Gateway American Properties Corporation

      We have audited the accompanying balance sheet of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from January 12, 1995 (date of inception) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's continued operations are dependent upon the receipt of additional capital and the success of future operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                        Beatty & Company, P.A.
                                        Certified Public Accountants
                                        Sarasota, Florida

March 27,  1997  (except for Notes 5, 6, and 7, as to which the date is July 14,
1997)

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS

                                       As of December 31      As of September 30
                                       1995         1996        1996      1997
                                       ----         ----        ----      ----
                                                          (Unaudited)(Unaudited)

Current Assets:
         Cash & Equivalents           $  76,715    $20,433  $  30,670  $  1,560
                                      ---------    -------  ---------  --------
Other Assets:
         Deferred Offering Costs      $ 403,848    $31,210  $ 406,963  $ 58,134
         Deposits                        30,000          0     30,000         0
         Organization Costs (Net)           282        211        228       158
                                      ---------    -------  ---------  --------
         Total Other Assets           $ 434,130    $31,421  $ 437,191   $58,292
                                      ---------    -------  ---------  --------
         Total Assets                 $ 510,845    $51,854  $ 467,861   $59,852
                                      =========    =======  =========  ========

                       LIABILITIES & SHAREHOLDERS EQUITY


Current Liabilities:
          Accounts Payable             $ 28,318   $ 33,548  $ 31,229   $ 55,891
          Accrued Liabilities             1,625      2,250       625      4,875
                                       --------   --------  --------   --------
          Total Liabilities            $ 29,943    $35,798  $ 31,924   $ 60,766
                                       --------   --------  --------   --------

Shareholders' Equity:
          Common Stock, $.01 par value,
           10,000,000 shares authorized
           436,000 shares issued &
           outstanding                  $ 4,360    $ 4,360   $ 4,360    $ 4,360
          Purchase Warrants               4,000      4,000     4,000      4,000
          Additional Paid-In Capital    646,538    646,538   646,538    646,538
          Accumulated Development Stage
           Deficit                     (173,996)  (638,842) (218,961)  (655,812)
                                       --------   --------  --------   --------
          Total Shareholders' Equity   $480,902    $16,056  $435,937      $(914)
                                       --------   --------  --------   --------
          Total Liabilities &
           Shareholders' Equity        $510,845   $ 51,854  $467,861   $ 59,852
                                       ========   ========  ========   ========

   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Operations


                                        For the                                                   For the
                                        Period from                 For the        For the        Period from
                                             Inception    For the        Nine Months    Nine Months    Inception
                                             Through      Year Ended     Ended          Ended          Through
                                             12-31-95     12-31-96       9-30-96        9-30-97        9-30-97
                                             --------     ---------     ---------       ---------      ---------
                                                                       (Unaudited)     (Unaudited)    (Unaudited)
Development Stage Revenues:
    Investment income                       $  11,476    $   1,888       $  1,491         $     95      $  13,459
                                            ---------    ---------       --------         --------      ---------
Expenses Incurred During Development Stage:
    Costs of Withdrawn Public Offering      $       0    $ 406,963       $      0         $      0      $ 406,963
    General & Administrative Expenses          61,314       23,250         20,929            7,242         91,806
    Office Expenses                            48,996       10,705          8,461            7,605         67,306
    Legal & Professional                       18,686       20,376         13,732            2,165         41,227
   Travel & Related Costs                      33,684        4,812          3,000                0         38,496
   Other Miscellaneous Expenses                22,792          628            334               53         23,473
                                            ---------    ---------       --------         --------      ---------
   Total Expenses                           $ 185,472    $ 466,734       $ 46,456         $ 17,065      $ 669,271
                                            ---------    ---------       --------         --------      ---------
Deficit Accumulated During Development
   Stage                                    $(173,996)   $(464,846)      $(44,965)        $(16,970)     $(655,812)
                                            =========    =========       ========         ========      =========

Earnings (Loss) Per Share                   $   (0.48)   $   (1.07)      $  (0.10)        $  (0.04)     $   (1.60)
                                            =========    =========       ========         ========      =========
Number of shares outstanding for purposes
   of computing net loss per share            361,673      436,000        436,000          436,000        408,972
                                            =========    =========       ========         ========      =========


   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                        Statement of Shareholders' Equity
               For the Period from Inception to December 31, 1995,
                      for the Year Ended December 31, 1996,
          and for the Nine Months Ended September 30, 1997 (Unaudited)

                                        Common            Stock         Additional      Development     Total
                                         Stock           Purchase        Paid-in           Stage     Shareholders'
                                     $.01 Par Value      Warrants        Capital          Deficit       Equity
                                     --------------    -----------     -----------      -----------   ------------

Sale of 287,346 shares of $.01
par value Common Stock and
251,346 Stock Purchase Warrants
for $384,998 less offering costs
of $59,722                             $ 2,873         $ 2,513           $319,890                       325,276

Sale of 22,654 shares of $.01
par value Common Stock and
22,654 Stock Purchase Warrants
for $26,000                                227             227             25,546                       26,000

Sale of 126,000 shares of $.01
par value Common Stock and
126,000 Stock Purchase Warrants
for $315,000 less offering costs
of $11,378                               1,260           1,260            301,102                      303,622

Development Stage Deficit
from inception through
December 31, 1995                                                                      (173,996)      (173,996)

                                     --------------    -----------     ----------      -------       ---------
Totals - December 31, 1995             $ 4,360         $ 4,000           $646,538     $(173,996)     $ 480,902

Development Stage Deficit
accumulated from January 1, 1996
throughDecember 31, 1996                                                               (464,846)      (464,846)
                                     --------------    -----------     ----------      -------       ---------

Totals -December 31, 1996              $ 4,360         $ 4,000           $646,538     $(638,842)      $ 16,056

Development Stage Deficit
accumulated from January 1, 1997
through September 30, 1997 (Unaudited)                                                  (16,970)       (16,970)
                                     --------------    -----------     ----------       -------       --------

Totals-September 30, 1997 (Unaudited)  $ 4,360         $ 4,000           $646,538     $(655,812)          $914
                                       =========      =========         =========     =========      =========



   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                    For the                                                       For the
                                                  Period from                       For the        For the      Period from
                                                   Inception        For the       Nine Months    Nine Months     Inception
                                                    Through        Year Ended        Ended          Ended         Through
                                                    12-31-95        12-31-96        9-30-96        9-30-97        9-30-97
                                                  -----------      ----------      ----------     ----------   ------------

Cash Flows From (Used In) Financing Activities:
    Sale of Common Stock & Purchase Warrants        $ 725,998      $       0      $       0      $       0      $  725,998
    Less Offering Costs for Private Placements        (71,100)             0              0              0         (71,100)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From  (Used In)Financing Activities  $ 654,898      $       0      $       0      $       0      $  654,898
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In) Investing Activities:
   Deferred Offering Costs                          $(403,848)     $ 372,638      $  (3,115)     $ (26,924)     $  (58,134)
   Deposits                                           (30,000)        30,000              0              0               0
   Organization Costs                                    (352)             0              0              0            (352)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) investing Activities  $(434,200)     $ 402,638      $  (3,115)     $ (26,924)     $  (58,486)
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In ) Operating Activities:
   Development Stage Earnings (Deficit)             $(173,996)     $(464,846)     $ (44,965)     $ (16,970)     $ (655,812)
   Adjustments:
    Amortization                                           70             71             54             53             194
    Accounts Payable                                   28,318          5,230          2,981         22,343          55,891
    Accrued Liabilities                                 1,625            625         (1,000)         2,625           4,875
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) Operating Activities  $(143,983)     $(458,920)     $ (42,930)     $   8,051      $ (594,852)
                                                    ---------      ---------      ---------      ---------      ----------

Net Increase (Decrease) In Cash                     $  76,715      $ (56,282)     $ (46,045)     $ (18,873)     $    1,560
Plus Beginning Cash Balance                                 0         76,715         76,715         20,433               0
                                                    ---------      ---------      ---------      ---------      ----------
Ending Cash Balance                                 $  76,715      $  20,433         30,670      $   1,560      $    1,560
                                                    =========      =========      =========      =========      ==========

         The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements




1.   Significant Accounting Policies

     A. Development Stage Operations - The Company has been in the development stage since its inception in late 1994 and subsequent incorporation in January, 1995 as a Florida corporation. The Company's proposed business activity is to acquire one or more other business entities and/or develop business and investment activities satisfactory to its shareholders. Since the Company has not yet commenced full-scale operations and no significant revenues have been realized through December 31, 1996, the financial statements have been reported as those of a development stage company.

     B. Principles of Consolidation - In connection with its formation, the Company merged with an affiliated entity (also a development stage company) effective January 13, 1995. The transaction has been accounted for as a pooling of interests and, accordingly, the financial statements have been consolidated to include the accounts of both companies, after elimination of all significant intercompany balances and transactions.

     C. Income Taxes - The Company's accounting policies for financial statement purposes and income tax reporting purposes may vary due to timing and other differences. Certain operating losses sustained to date may be offset against taxable income of future periods.

     D. Private Offering Costs - Since the Company has successfully completed its initial private offerings of common stock, the related costs (which consist primarily of placement and legal fees) have been offset against the additional paid-in capital as of December 31, 1995 and 1996.

     E. Organization Costs - The costs of organizing the Company, which consist primarily of legal and filing fees incurred in the process of incorporation, have been capitalized and are being amortized over a period of sixty months.

     F. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates and assumptions that affect the amounts reported in the financial statements and the disclosures in the accompanying footnotes. Actual results may differ from such estimates and the differences may be significant.

     G. Reclassifications - Certain amounts reported in the 1995 financial statements have been reclassified to conform to classifications used in the 1996 financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


2.   Related Party Transactions

     A. Legal Matters - An individual who is an officer, director, and shareholder of the Company is also an officer, director, and shareholder of the law firm which was engaged by the Company to handle its incorporation, offerings of securities, and other legal matters. Additionally, the Company intends to further use such professional services with regard to future legal matters. The total of all such related party legal fees (inclusive of expense reimbursements) was $204,441 through December 31, 1995 and $15,802 for the year ended December 31, 1996.

     B. Executive Employment Agreement - Subsequent to the approval of the Company's Compensation Committee, an executive employment agreement was reached with an individual who is an officer, director, and shareholder of the Company. Although the contract requires annual basic compensation of $120,000, plus various benefits, for a two-year period of time beginning upon the successful completion of the Company's anticipated public offering, management intends to replace such contract with an agreement for a one-time payment of $37,500 as specified in the Letter of Intent with the Company's underwriter.

     C. Office Rent Agreement - An informal agreement was entered into to rent furnished office space from a company that is controlled by an individual who is also an officer, director, and shareholder of the Company. The agreement, which has been classified as an operating lease, requires weekly payments of $125 and has no definitive time period.


3.  Shareholders' Equity

A. Common Stock - As of December 31, 1995 and 1996, the Company has issued 436,000 shares of its 10,000,000 authorized shares of common stock with a par value of $.01 per share.

B. Stock Purchase Warrants - The Company has also issued 400,000 stock purchase warrants in connection with the organization of the Company. Terms of the warrants entitle holders to purchase one additional share of the Company's common stock for each warrant at a price of $3.375 per share at any time during the three-year exercise period.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


4. Loss Per Share

     For the periods from inception through December 31, 1995 and 1996, the loss per share is based upon the weighted average number of common shares outstanding. The Company's stock purchase warrants have not been considered to be common stock equivalents in the computation of loss per share because they are anti-dilutive.

5.   Deferred Offering Costs

      As of December 31, 1996, the Company has deferred $31,210 in costs incurred which pertain to its revised proposed public offering. If the offering is successful, those costs will be charged against the proceeds of the offering. In the event the offering is withdrawn (as the initial proposed public offering was during 1996), such costs will be charged to current operations. Such public offering is not expected to proceed further, however, until the outcome of the business combination discussed below in Note 6 is determined.

6.   Subsequent Events

            Subsequent to the date of the financial statements, the Company entered into agreements involving two other companies, both of which are domiciled in the state of Colorado. The agreements, one of which is contingent upon the successful completion of a proposed public offering, would result in all three companies combining, in effect, to become a single business entity. In the event such agreements are successfully concluded, the Company's shareholders will have the right to exchange their common shares and purchase warrants for common shares and warrants in the new publicly traded entity.

7.   Anticipated Business Combination & Use of Cash

      Although the December 31, 1996 cash balance of $20,433 has not been formally restricted, the Company expects to consume the majority of its cash reserves to facilitate its anticipated business combinations as discussed in
Note 6. Therefore, the amount of funds available for use in the Company's proposed business activities (as outlined in Note 1) will be limited to those funds, if any, available subsequent to such expenditures. Continued operations are thus dependent upon the receipt of additional capital and the success of future operations.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


8.   Interim Financial Statements (Unaudited)

The financial statements as of September 30, 1996 and 1997, and for the periods then ended are unaudited. However, it is the opinion of the Company's management that all adjustments necessary for a fair presentation of the financial statements have been appropriately included.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                          AND STATEMENTS OF OPERATIONS



The following unaudited pro forma condensed financial statements give effect to the proposed business combination of Gateway American Properties Corporation (Colorado) (the Registrant), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) on a purchase accounting basis. The pro forma condensed balance sheet assumes that the business combination was effective on September 30, 1997, and combines the audited September 30, 1997 balance sheet of Gateway American Properties Corporation (Colorado) and the unaudited interim September 30, 1997 balance sheets of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida). The pro forma condensed statement of operations for the year ended December 31, 1996, was prepared based upon the historical audited statements of operations of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida) for the year ended December 31, 1996. The pro forma condensed statement of operations for the nine months ended September 30, 1997, was prepared based upon the unaudited interim statements of operations of Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) for the nine months ended September 30, 1997. The pro forma statement of operations for each period was prepared assuming the business combination was effective at the beginning of each period presented.

These pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and notes of Gateway American Properties Corporation (Colorado), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida), all of which are included elsewhere herein. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the business combination been consummated at the beginning of each period presented. Also, because of seasonal and other factors, the results of operations for the nine months ended September 30, 1997, are not necessarily indicative of expected results for the fiscal year ending December 31, 1997.

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                       PRO FORMA CONDENSED BALANCE SHEET
                                  (Unaudited)

                              SEPTEMBER 30, 1997
                                   Gateway                    Gateway
                                  American                    American
                                 Properties    Gateway       Properties  Pro Forma
                                Corporation    American     Corporation Adjustments
                                 (Colorado) Properties LLC   (Florida)    (Note 2)   Pro Forma
                                ----------- -------------- ------------ ----------- ------------
ASSETS:
Cash                             $      100  $    19,290    $    1,560               $    20,950
Accounts receivable                               58,750                                  58,750
Accounts receivable,
  related party                                  570,527                                 570,527
Deposits                                          72,500                                  72,500
Land under development                        21,543,952                              21,543,952
Due from Metro and general
 improvement districts
  Related parties                              1,432,060                               1,432,060
  Other                                          161,638                                 161,638
Loan fees and other assets                       342,336        58,292                   400,628
                                  ---------   ----------     ---------   ----------   ----------
   Total assets                  $      100  $24,201,053    $   59,852  $            $24,261,005
                                  =========   ==========     =========   ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable                            $  923,633    $   60,766                $  984,399
  Accounts payable,
   related parties                               802,516                                 802,516
  Property taxes payable                          58,200                                  58,200
  Customer deposits                              338,500                                 338,500
  Notes payable:
   Private placements                          4,000,000                               4,000,000
   Banks                                      12,225,169                              12,225,169
   Related parties                             2,500,219                               2,500,219
   Other                                       2,395,269                               2,395,269
                                  ---------   ----------    ----------   ----------   ----------
  Total notes payable                         21,120,657                              21,120,657
                                  ---------   ----------    ----------   ----------   ----------
   Total liabilities                          23,243,506        60,766                23,304,272
                                  ---------   ----------    ----------   ----------   ----------

Minority interest                                111,403                                 111,403

Shareholders' equity:
  Preferred stock
  Common stock                   $        1                      4,360  $    19,159(a)    23,520
  Additional paid-in capital             99                    646,538      171,173(a)   817,810
  Common stock
   subscriptions receivable
  Stock purchase warrants                                        4,000                     4,000
  Accumulated deficit                                         (655,812)     655,812(a)
  Members' equity                                846,144                   (846,144)(a)
                                  ---------   ----------    ----------   ----------   ----------
   Shareholders' equity                 100      846,144          (914)                  845,330
                                  ---------   ----------    ----------   ----------   ----------
   Total liabilities and
     shareholders' equity        $      100  $24,201,053   $    59,852  $            $24,261,005
                                  =========   ==========    ==========   ==========   ==========

        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   (Unaudited)

                      NINE MONTHS ENDED SEPTEMBER 30, 1997


                                   Gateway                   Gateway
                                  American                   American
                                 Properties     Gateway     Properties   Pro Forma
                                Corporation     American    Corporation Adjustments
                                 (Colorado) Properties LLC   (Florida)    (Note 2)   Pro Forma
                                ----------- -------------- ------------ ----------- ------------
Sales:
  Related party                              $ 4,485,601                            $4,485,601
  Other                                        2,260,944                             2,260,944
                                               ---------                             ---------
                                               6,746,545                             6,746,545
Cost of sales                                  5,353,431                             5,353,431
                                               ---------                             ---------
                                               1,393,114                             1,393,114

General and
 administrative expenses                         791,076    $   17,065                 808,141
                                               ---------     ---------                --------
Operating income (loss)                          602,038       (17,065)                584,973

Interest (expense) income                         (3,357)           95                  (3,262)
                                              ----------     ---------  ----------   ---------
Income (loss) before
 minority interest                               598,681       (16,970)                581,711

Minority interest in
 income of consolidated
 joint ventures                                   75,335                                75,335
                                              ----------     ---------  ----------   ---------

Income (loss) before
 income taxes                                    523,346       (16,970)                506,376

Provision for income taxes                                             $   202,500(b)  202,500
                                              ----------     ---------  ----------   ---------

Net income (loss)                            $   523,346    $  (16,970)$  (202,500) $  303,876
                                              ==========     =========  ==========   =========

Net income (loss) per
 common share before
 initial public offering                                    $     (.05)             $      .13
                                                             =========               =========

Average shares outstanding                                     327,000   2,025,000   2,352,000
                                                             =========  ==========   =========

Net income (loss) per
 common share after
 initial public offering                                    $     (.05)             $      .08
                                                             =========               =========

Average shares outstanding                                     327,000   3,525,000   3,852,000
                                                             =========   =========   =========

        See notes to unaudited pro forma condensed financial statements.

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

            PRO FORMA CONDENSED STATEMENT OF OPERATIONS (CONTINUED)
                                  (Unaudited)

                         YEAR ENDED DECEMBER 31, 1996



                                   Gateway                   Gateway
                                  American                   American
                                 Properties     Gateway     Properties   Pro Forma
                                Corporation     American    Corporation Adjustments
                                 (Colorado) Properties LLC   (Florida)    (Note 2)   Pro Forma
                                ----------- -------------- ------------ ----------- ------------
Sales:
  Related party                              $ 7,901,928                            $ 7,901,928
  Other                                        2,598,678                              2,598,678
                                              ----------                             ----------
                                              10,500,606                             10,500,606
Cost of sales                                  9,549,080                              9,549,080
                                              ----------                             ----------
                                                 951,526                                951,526

General and
 administrative expenses                         791,522    $  466,734                1,258,256
                                              ----------     ---------               ----------
Operating income (loss)                          160,004      (466,734)                (306,730)

Interest income                                    1,450         1,888                    3,338
                                              ----------     ---------               ----------
Income (loss) before
 minority interest                               161,454      (464,846)                (303,392)

Minority interest in
 income of consolidated
 joint ventures                                   52,010                                 52,010
                                              ----------     ---------               ----------

Income (loss) before
 income taxes                                    109,444      (464,846)                (355,402)

Provisions for income taxes                                             $   31,400(b)    31,400
                                              ----------     ---------   ---------   ----------

Net income (loss)                            $   109,444    $ (464,846) $  (31,400) $  (386,802)
                                              ==========     =========   =========   ==========

Net income (loss) per
 common share before
 initial public offering                                    $    (1.42)             $      (.16)
                                                             =========               ==========

Average shares outstanding                                     327,000   2,025,000(c) 2,352,000
                                                             =========   =========   ==========

Net income (loss) per
 common share after
 initial public offering                                    $    (1.42)             $      (.10)
                                                             =========               ==========

Average shares outstanding                                     327,000   3,525,000(d) 3,852,000
                                                             =========   =========   ==========


        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)


1.   Merger

     Pursuant to the terms of the  Agreement  Providing for Sale and Exchange of
      Capital Stock as amended (the Transaction Agreement), effective October 1, 1997, the shareholders of Gateway American Properties Corporation
      (Florida)   received  327,000  shares  of  Gateway   American   Properties
      Corporation (Colorado) common stock in exchange for the net assets of Gateway American Properties Corporation (Florida). In addition, members of Gateway American Properties, LLC will receive 2,025,000 shares of Gateway American Properties Corporation common stock in exchange for their membership interest which will occur on the effective date of the initial public offering contemplated by this registration statement. Under the terms of the Transaction Agreement, the issuance of 1,500,000 shares of Gateway American Properties Corporation common stock at $4.00 per share to purchasers in the initial public offering in exchange for the offering proceeds is an integral part of the business combination transaction, and the business combination transaction that is to be completed on the effective date or immediately prior to the initial public offering is conditional upon the successful completion of the initial public offering. For financial accounting purposes, the pro forma financial statements assume that the business combination transaction will be accounted for under purchase accounting; for statement of operations purposes, the business combination transaction was effective as of the beginning of each period presented; and for balance sheet purposes, the business combination transaction was effective on September 30, 1997. Because the business combination is a reverse acquisition, the assets and liabilities of Gateway American Properties, LLC will be reflected in the balance sheet subsequent to the merger at historical cost and no goodwill will be recorded. Furthermore, notwithstanding that the initial public offering is an integral part of the business combination transaction, the pro forma financial statements give no effect to the proceeds of the initial public offering except that the net income (loss) per common share after the initial public offering assumes that 1,500,000 common shares will be outstanding in conjunction with the proposed initial public offering.

2. Pro forma adjustments:

  a. For financial accounting purposes, the business combination is assumed to be a reverse acquisition. Since 2,352,000 shares of Gateway American Properties Corporation (Colorado) common stock (par value $.01) will be outstanding, common stock was increased $19,159 and additional paid-in capital was increased by $171,173. This was offset against the elimination of Gateway American Properties, LLC members' equity of $846,144, and the reclassification of Gateway American Properties Corporation (Florida) accumulated deficit into additional paid-in capital.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

          NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

2.   Pro forma adjustments (continued):

     The balance sheet does not give effect to the increase in cash, common stock and additional paid-in capital that would be realized with the proposed initial public offering of 1,500,000 common shares and 3,000,000 warrants. The initial public offering will occur in conjunction with the business combination.

  b. Gateway American Properties, LLC, as a limited liability company, did not pay income taxes. For purposes of determining the pro forma effect of the business combination, income tax expense has been computed as if Gateway American Properties, LLC had been a C corporation. The income tax provision assumes that Gateway American Properties, LLC had adopted SFAS No. 109, Accounting for Income Taxes. The balance sheet effect of adopting SFAS No. 109 would not be material.

  c. The pro forma net income (loss) per common share before initial public offering reflects the additional common shares that will be outstanding after the business combination (see Note 1), but does not give effect to additional common shares that would be issued under the initial public offering.

  d. The pro forma net income (loss) per common share after initial public offering reflects the additional common shares that will be outstanding after the consummation of the business combination (see Note 1) and the proposed initial public offering which will occur in conjunction with the business combination. The calculation does not give any effect to the proceeds that will be received under the initial public offering.

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the Units of the Company to any person in any jurisdiction or in any circumstances in which such offering would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

               Introductory Statement........................ 4
               Prospectus Summary............................ 6
               Risk Factors.................................. 10
               Selected Financial Information................ 18
               Management's Discussion and Anal-
                 ysis of Results of Operations............... 21
               Dilution...................................... 26
               Use of Proceeds............................... 27
               Pro Forma Capitalization...................... 27
               Dividend Policy............................... 27
               Business...................................... 28
               Certain Transactions.......................... 36
               Management.................................... 41
               Principal Shareholders........................ 46
               Underwriting.................................. 47
               Description of Securities..................... 47
               Selling Stockholders.......................... 50
               Legal Matters................................. 51
               Experts....................................... 52
               Additional Information........................ 52
               Index to Financial Statements................ F-1


      Until [________________], 1998, all dealers affecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                         627,000 shares of Common Stock


                           GATEWAY AMERICAN PROPERTIES
                                   CORPORATION

                      ------------------------------------

                                    ALTERNATE
                               P R O S P E C T U S
                                       FOR
                              SELLING STOCKHOLDERS

                      ------------------------------------


                              [_____________], 1998

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers
---------------------------------------------------

      Section 7-3-101.5 of the Colorado Corporation Code contains broad provisions for the mandatory and permissive (at the election of the Company) indemnification of the Company's directors and officers (and certain other persons) for liabilities and claims arising out of the acts of omissions of Company directors and officers (and certain other persons) in their capacity as such if the actions were undertaken in good faith in a manner reasonably believed to be in or not opposed to, the best interests of the Company, and further specifies the circumstances under which such indemnification shall be available.

      As permitted by the cited section of the Colorado Corporation Code, the Company has adopted provisions in its Articles of Incorporation and Bylaws providing for indemnification of directors and officers (and certain other persons) to the extent legally permitted.

      Article XI of the Company's Articles of Incorporation reads:

      "Section 1. Right to Indemnification. The corporation shall indemnify any person who was, is , or is threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or a agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts pain in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances in which the Act permits such indemnification. The corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances which the Act permits such indemnification.

     Section 2. Manner of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act with respect to indemnification of directors. Such determination may be made: (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two (2) or more Directors who were not parties to the action, suit, or proceeding, except that Directors who were parties to the action, suit, or proceeding may participate in the designation of Directors for the committee. If such quorum is not obtainable or such committee cannot be established pursuant to (a) and (b) above, or even if such quorum is obtained or such committee is designated if such quorum or committee so directs, such determination shall be made: (a) by independent legal counsel selected by vote of the Board of Directors or the committee in the manner specified in (a) or (b) above (as the case may be) or, if a quorum cannot be obtained and a committee cannot be established pursuant to (a) and (b) above, by independent legal counsel selected by a majority vote of the full Board. Authorization of indemnification and evaluation as to reasonableness of expenses may be made in the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel (as set forth above), authorization of indemnification and evaluation as to reasonableness of expenses may be made by the body that selected said counsel.

     Section 3. Non-Exclusive Right. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4. Personal Liability. The personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, except that such provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for: any breach of the director's duty of loyalty to the corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the Act; or any transaction from which the director derived an improper personal benefit.

     Section 5. Vote to Amend. A vote of two-thirds (2/3) of each class of stock entitled to vote shall be required to amend this article."

     Article IX of the Company's Bylaws reads:

     "ARTICLE IX. INDEMNIFICATION AND RELATED MATTERS

     Section 1.Indemnification - Third Party Actions. The Corporation shall indemnify any person who was, is, or is threatened to be made a part of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation). Such indemnification shall arise only be reason of the fact that the person is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification shall be against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits indemnification of directors.

     Section 2.Indemnification - Actions Brought in the Right of the Corporation. The Corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification shall be against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits indemnification of directors.

     Section 3.Determination of Entitlement to Indemnification. Any indemnification under Sections IX.1 and IX.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act with respect to indemnification of directors. Such determination shall be made; (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more Directors who were not parties to the action, suit, or proceeding, except that Directors who were parties to the action, suit, or proceeding may participate in the designation of Directors for the committee. If such quorum is not obtainable or such committee cannot be established pursuant to Section IX.3(a) and Section IX.3(b) above, or even if such quorum is obtained or such committee is designated if such quorum or committee so directs, such determination shall be made; (x) by independent legal counsel selected by vote of the Board of Directors or the committee in the manner specified in Section IX.3(a) or Section IX.3(b) above (as the case may be) or, if a quorum cannot be obtained and a committee cannot be established pursuant to
               Section IX.3(a) and Section IX.3(b) above, by independent legal counsel selected by a majority vote of the full Board of Directors, or (y) by the shareholders. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel (as set forth above), authorization of indemnification and evaluation as to reasonableness of expenses may be made by the body that selected said counsel.

     Section 4.Advancement of Expenses. Reasonable expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits such advancement for directors.

     Section 5.Savings Clause. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, fiduciary, or agent and shall inure to the benefit of the hears and legal representatives of such a person.

     Section 6.Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Article IX and the Act.

     Section 7.Disallowed Deductions. With respect to any payment made by the Corporation to any employee or any officer of the Corporation for compensation, bonus, interest, rent, travel, entertainment, or other expenses incurred by such employee or officer that is determined to be excessive, unreasonable, or otherwise unallowable, in whole or in part as a tax deductible expense by any governmental agency, such employee shall have an unconditional obligation to reimburse the Corporation to the full extent of such unallowable expense. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

     The Company is in the process of applying for liability insurance coverage in the face amount of $2,000,000 for its directors and officers for claims and liabilities arising out of their actions taken in those capacities. It is anticipated that this coverage will be in place prior to the Effective Date of the Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the referenced provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission, such indemnification violates public policy as expressed in such Act and is therefore unenforceable."

Item 25.  Other Expenses of Issuance and Distribution
-----------------------------------------------------

Securities and Exchange Commission Registration Fee                   $8,641
NASD Filing Fee                                                       $3,351
Accounting  Fees and Expenses                                        $85,000
Blue Sky Filing Fees and Expenses                                    $10,000
Legal Fees and Expenses                                              $80,000
Printing Fees and Expenses                                           $25,000
Transfer Agent Fees                                                   $7,500
Miscellaneous                                                         $3,633

                                                             TOTAL  $223,125


Item 26.  Recent Sales of Unregistered Securities
-------------------------------------------------

     Information with respect to all securities sold by the Company during the past three years prior to the filing of the Registration Statement and with respect to securities to be sold by the Company contemporaneously with the effectiveness of the Registration Statement, all without registration of any such sales under the Securities Act of 1933, as amended ("Act") is as follows:

     1. (a) On March 21, 1997 the Company sold 10 shares of its $.01 per value Common Stock ("Common Stock");

          (b) No person or entity acted as an underwriter with respect to this transaction. The 10 shares were sold to Harvey E. Deutsch, President and a director of the Company;

          (c) The 10 shares were sold for cash at $1.00 per share or a total of $10.00. There was no underwriting or other discount or commission paid on the sale;

          (d) Mr. Deutsch acquired the 10 shares for investment and not with a view to distribution and as "restricted securities" as that term is defined under the Act. The certificates issued to reflect these 10 shares contains an appropriate legend denoting their status as restricted securities. In this transaction, the Company relied upon the exemption from the Registration Requirements of Section 5 of the Act provided in Section 4(2) thereof as a transaction by an issuer not involving a public offering. Mr. Deutsch will donate these 10 shares back to the Company upon the completion of the transaction described in 3 below;

     2.   (a) On  October  8,  1997  the  Company  issued  327,000 shares of its
          Common Stock and Warrants to purchase 300,000 Shares of its Common Stock ("Founders Warrants") in a transaction involving the corporate statutory merger of Gateway American Properties Corporation, a Florida corporation ("Gateway - Florida") into the Company;

          (b) No person or entity acted as an underwriter with respect to the transaction. The securities were issued to the persons who were the shareholders of Gateway - Florida; namely: Robert B. Abel, Anna S. Beeler Olthouse, Anna S. Olthouse & Larry J. West, Aime G. & Arietta
          N. Begin, Kenneth Benedict and Wanda Benedict, JTWROS, James A. & Barbara A. Bird, Bizz Mark, Inc., James E. Brassfield, Ben Boren, Robert M. Brodbeck, Marilyn S. Brown, Cynthia C. Butler, Lawrence Castle, Kent B. Connally, Corporate Communication Network, Inc., Randall J. Coyne, Marshall D. Davis, Esq., Robert R. DeMaris, Paul DeMaris, Donna Dryman & Joe Stumbo, as Trustees of the Alfred G.
          DeMaris, Sr. Trust FBO Alfred G. DeMaris, Jr., Elmer L. & Judith A. Eagle, Geraldine C. Elliot (Cocciardi), Richard L. Fisher, S & G Partnership, General Acceptance Corp., Granite Laurel, Inc. S.A., Kristen Graves, Karron Graves, Kia Graves, John P. Graves, Jr., Gail
          M. Graves, Pamela J. Grier, Ralph H. Grills, Jr., Barry J. Higgins, Sibert M. & Sharon L. Hill, Russell & Joyce M. Holzman, William T. Kirtley, William T. Kirtley, P.A. Profit Sharing Plan William T. Kirtley, Trustee,Ellen Lane, Joseph R. & Pauline A. Lariviere, Maurice
          L. Lariviere, Gabriel Lotan, Howard J. & Carmela V. Manetti, James T. McDonough, Clark Morton, Mari Morton, Margaret Mountain, Sam Newton, Robert M. Nieder, Allyson Palmer, George D. Phillips, Leonard A. Pluss, The Prager Irrevocable Trust, William Lee Pryor III, ROMED, G.

          Lawrence & Carolyn M. Schmidt, Willard D. Sheffield, Norman Sheldon, Theresa Shulman, Carroll V. SoRelle, Sheldon & Judith Spector, Mervin
          F. Stelter, Terry L. Stewart,  Dianne Van Etten, H. E. "Bud" & Camille
          A. Van Orden, Veggo Larsen Hanifen Imhoff IRA, M. Rean Wegley, and Jerry P. Youmans,

          (c) These securities were issued in consideration for the assets of Gateway - Florida acquired in the merger by the Company (the assets are reflected in the Financial Statements of Gateway - Florida included in the Registration Statement). The securities were issued pursuant to the Agreement, Plan and Articles of Merger filed as
          Exhibit 10(d) to the Registration Statement, and in certain respects, subject to the provisions of the Amended and Restated Agreement Providing for Sale and Exchange of Capital Stock between and among Gateway - Florida, the Company, Gateway American Properties LLC, a Colorado limited liability company ("Gateway") and the holders of Membership Interests in Gateway which is filed with the Registration Statement as Exhibit 10(e). The assets acquired by the Company for which these shares were issued were valued, for corporate law purposes, at $406,963 which was the identifiable cash cost that Gateway-American Florida incurred in the transaction to be completed under Exhibit (10)(e);

          (d) These securities were acquired by the recipients for investment and not with a view to distribution and as restricted securities. The investors were all experienced sophisticated investors and they had access to the information relative to the Company. The 327,000 shares of Common Stock issued in the transaction and the 300,000 shares of Common Stock underlying the Warrants are included in the Registration Statement; but are subject to certain "lock-up" provisions prohibiting their sale, without the prior consent of the Representative of the Underwriters for 90 days from the "Effective Date" of the Registration Statement in the case of Date Shares and 15 months from the Effective Date for the balance of the shares. The certificates issued to represent these shares have a legend denoting these "lock-up" provisions. These securities were issued by the Company in reliance upon the exemption from the registration requirements of Section 5 of the Act provided in Section 4(2) thereof as a transaction by an issuer not involving a public offering.

     3. (a) Immediately prior to the effectiveness of the Registration Statement, the Company will issue an aggregate of 2,025,000 shares of its Common Stock in a transaction involving the requisition of 100% of the outstanding Membership Interests in Gateway American Properties, LLC, a Colorado limited liability company ("Gateway");

          (b) No person or entity will act as an underwriter with respect to this Transaction. The securities will be issued to the Company's three officers and directors (including their immediate family members and/or trusts for the benefit of such persons) and four other holders of Membership Interests in Gateway, all of whom are employees of Gateway and/or the Company; namely: Harvey E. Deutsch, Paula K. Deutsch, Steven H. Deutsch, Robert A. Lembke, Joel H. Farkas, and Theodore Z. Gelt, Trustees, Stacia F. Deutsch Trust; Robert A. Lembke,

          Joel H. Farkas, and Theodore Z. Gelt, Trustees, Steven H. Deutsch Trust; Robert A. Lembke, Joel H. Farkas and Theodore Z. Gelt, Trustees, Karen G. Deutsch Trust; Michael A. Messina, Joel H. Farkas, Harvey E. Deutsch, Robert Lembke and Theodore Z. Gelt, Trustees The Kenyon Trust; Jeffrey Kenneth Prager, John M. Spillane, Jack E. Reutzel, and James J. Weigel.

          (c) These securities will be issued in consideration for the Membership Interests of Gateway pursuant to the provisions of the Amended and Restated Agreement for the Sale and Exchange of Capital Stock between and among Gateway-Florida, The Company, Gateway and the Holders of Membership Interests in Gateway which is filed with the Registration Statement as EXHIBIT 10(c);

          (d) These securities will be acquired by the recipients for investment and not with a view to distribution and as restricted securities. The recipients are all sophisticated investors and have access to information concerning the Company. The certificates issued to represent these securities will contain an appropriate legend denoting their status as restricted securities and a stock transfer order on these will be placed with the Company's Transfer Agent. These securities were issued by the Company in reliance upon the exemption from the registration requirements of Section 5 of the Act provided in
          Section 4(2) thereof as a transaction by an issuer not involving a public offering.

     4. (a) On September 12, 1996, Gateway LLC, a predecessor and as of the Effective Date of the Registration Statement a subsidiary of the Company, completed a private placement of $4 million in principal amount of 12% Secured Promissory Note ("Note"), due September 30, 1999 with principal payments of $500,000 each due on December 31, 1997 and each three months thereafter, with interest at 12% payable monthly, and collateralized by deed of trust on various parcels of real property and guaranteed by Messrs. Deutsch, Farkas and Messina, officers and directors of the Company;

          (b) Phillips & Tober, Inc. of Denver, Colorado acted as placement agent or underwriter in the placement of the Note. Interests in the Note were sold to: Alexander A. and Mary J. Arinielio, Joe W. Clark, Richard E. Collier, Sandra Collier for Evan and Kelly Collier, ROEL Family Partners, Arthur Dykstra, Patricia Dykstra, William C. Eade, Elfine Plumbing & Heating PSP, First Trust - Faraci (formerly C.L. Phillips), Mary & Joel Gesink, Colorado Imaging Associates, P.S. EPSP (Goodman), Martin & Renee Gross (TIC), First Trust Corp. for Allen J. Hankinson, Stanley L. Hannah, MD, PC Retirement Plan, William R. Hartmuller and SBS Enterprises, Denver Nephrologists, P.C., Ray M. Jenkins and Colorado Orthopedic Clinic, P.C., Edwin E. Koepke Trust, Merry N. Lester, Hill Farm Partners, LP, McFerren Garvey Company, Sam Mersfelder, Albert Miller, DDS, Donald E. Miller, Rocky Mtn. Radiologists, Michael H. Ross, Frank A. Scott, Litamae Sher, SoRelle Family Partnership, Ltd., Robert Striker, Kenneth E. Weaver, Edward Vagnino, Gordon E. Von Stroh, Westwood Dental Group, Charline B. White, Dallas Yeargain, Goldie Zerobrick (III), Kenneth C. Manfre, and Henry R. and Suzanne C. Robinson.

          (c) The total proceeds from the Note was $4,000,000 and Gateway, LLC paid commissions and expenses to Phillips & Tober, Inc. of $ for its services;

          (d) The interests in the Note were acquired by the recipients for investment and not with a view to distribution and constituted restricted securities. The investors in the Note were experienced, sophisticated investors and the had access to information about
          Gateway LLC. These securities were issued by the Gateway LLC in reliance upon the exemption from the registration requirements of
          Section 5 of the Act provided in Section 4(2) thereof as a transaction by an issuer not involving a public offering.

Item 27.  Exhibits
------------------

The following are filed as revised or  additional  Exhibits to the  Registration
Statement:

(23)(d)(2)Updated Consent of Accountants - Gelfond Hochstadt Pangburn & Co.

(23)(d)(3)Updated Consent of Accountants - Beatty & Co.

Item 28.  Undertakings
----------------------

1.        The undersigned Registrant hereby undertakes;

          (a) to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement including any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, reflecting any facts or events arising after the Effective Date (or most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and including any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement;

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering: and;

          (d) the Registrant will at the closing specified in the underwriting agreement deliver to the underwriter certificates and warrants in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser of the offered securities.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Bylaws of Registrant and the Florida General Corporation Act set forth in Item 24 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     3. To file a Post-Effective Amendment to the Registration Statement if the "lock-up provisions" applicable to the shares registered for sale by Selling Shareholders are waived the Representative for 10% or more of these shares; or add a sticker to the Prospectus if these provisions are waived for more than 5% but less than 10% of these shares.

                                   SIGNATURES



      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reason to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment 2 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on February 2, 1998.

                                          GATEWAY AMERICAN PROPERTIES
                                          CORPORATION, a Colorado corporation


                                       By /s/ Harvey E. Deutsch
                                              ----------------------------------
                                              Harvey E. Deutsch, President
                                              and Chief Executive Officer

                                       By /s/ Joel H. Farkas
                                              ----------------------------------
                                              Joel H. Farkas, Vice-President
                                              - Finance/Marketing, Treasurer and
                                              Chief Operating and Accounting
                                              Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                    DATE
---------                          -----                    ----


/s/ Harvey E. Deutsch              Director                 February 2, 1998
    ----------------------------
    Harvey E. Deutsch

/s/ Joel H. Farkas                 Director                 February 2, 1998
    ----------------------------
    Joel H. Farkas

/s/ Michael A. Messina             Director                 February 2, 1998
    ----------------------------
    Michael A. Messina

/s/ Robert A. Lembke               Director                 February 2, 1998
    ----------------------------
    Robert A. Lembke

/s/ Norman A. Sheldon              Director                 February 2, 1998
    ----------------------------
    Norman A. Sheldon

                                                Registration No. 333-37991
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                           --------------------------
                                    EXHIBITS

                                       TO

                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                  Contains Exhibits (23)(d)(2) and (23)(d)(3)



                    GATEWAY AMERICAN PROPERTIES CORPORATION
                   -----------------------------------------
                  (Name of registrant as specified in charter)